UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ford Motor Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice of 2021 Virtual Annual Meeting
of Shareholders and Proxy Statement

Thursday, May 13, 2021 at 8:30 a.m., Eastern Daylight Saving Time
Virtual Annual Meeting of Shareholders
Online Meeting Only — No Physical Meeting Location

Ford Motor Company One American Road Dearborn, Michigan 48126-2798

Dear Shareholders:

It is my pleasure to inform you that our 2021 Annual Meeting of Shareholders will be conducted online on Thursday, May 13, 2021, starting at 8:30 a.m. EDT. The virtual nature of the meeting will continue to enable increased shareholder accessibility, while improving meeting efficiency and reducing costs. Shareholders will be able to listen, submit questions, and vote from any remote location with Internet connectivity. Information on how to participate in this year's virtual meeting can be found on page 105.

Throughout Ford's nearly 118-year history, we have faced many challenges and crises, but COVID-19 was unique in the way that it upended and threatened the lives of people around the world. But in the face of adversity, our Ford family responded to a global emergency as we have done many times in the past, by finding significant ways to help. No other company and no other workforce did what we did, and that is a source of immense gratification and pride.

In spite of these challenges, we accomplished a lot, including the launches of some of our most important products. Our core mission of developing vehicles, technologies, and services that improve people's lives has never been more important. And, as humanity continues to face enormous challenges, we believe Ford has the values, the people, and the will to make a positive impact. As always, our Board of Directors, leadership team, and extended family of employees are determined to continue earning your confidence as we aspire to become the world's most trusted company.

Thank you for your support of our efforts.

April 1, 2021

/s/ William Clay Ford, Jr.

William Clay Ford, Jr.
Chairman of the Board

Notice of Virtual Annual Meeting of
Shareholders of Ford Motor Company

Thursday, May 13, 2021
8:30 a.m., Eastern Daylight Saving Time

This year's virtual annual meeting will begin promptly at 8:30 a.m., Eastern Daylight Saving Time. If you plan to participate in the virtual meeting, please see the instructions on page 105 of the Proxy Statement. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has Internet connectivity. There will be no physical location for shareholders to attend. Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/FORD2021.

ITEMS OF BUSINESS:

1.
The election of the 14 director nominees named in the Proxy Statement.

2.
The ratification of the selection of PricewaterhouseCoopers LLP as Ford's independent registered public accounting firm for 2021.

3.
A non-binding shareholder advisory vote to approve the compensation of the Named Executives.

4.
Consideration of the shareholder proposal set forth in the Proxy Statement.

If you were a shareholder at the close of business on March 17, 2021, you are eligible to vote at this year's annual meeting.

Please read these materials so that you will know which items of business we intend to cover during the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or online as to how you would like your shares voted. This will allow your shares to be voted as you instruct even if you cannot participate in the meeting. Instructions on how to vote your shares by telephone or online are on the proxy card enclosed with the Proxy Statement.

Please see Other Items and the Questions and Answers section beginning on page 101 for important information about the proxy materials, voting, the virtual annual meeting, Company documents, communications, and the deadline to submit shareholder proposals for the 2022 Annual Meeting of Shareholders.

Shareholders are being notified of the Proxy Statement and the form of proxy beginning April 1, 2021.

April 1, 2021

Dearborn, Michigan

/s/ Jonathan E. Osgood

Jonathan E. Osgood
Secretary

We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or online voting. See our Questions and Answers beginning on page 102 for information about the virtual meeting and voting by telephone or online and how to revoke a proxy.

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS	2021 Proxy Statement	i

ii	TABLE OF CONTENTS	2021 Proxy Statement

Proxy Summary

This summary highlights information contained in this Proxy Statement. It does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting. Please see the Questions and Answers section beginning on page 102 for important information about proxy materials, voting, the virtual annual meeting, Company documents, and communications.

The Board of Directors is soliciting proxies to be used at the annual meeting of shareholders. This Proxy Statement and the enclosed proxy are being made available to shareholders beginning April 1, 2021.

TIME OF VIRTUAL ANNUAL MEETING

Thursday, May 13, 2021
8:30 a.m., Eastern Daylight Saving Time

We will hold a virtual annual meeting of shareholders. Shareholders may participate online by logging onto www.virtualshareholdermeeting.com/FORD2021. There will not be a physical meeting location.	Corporate Website: www.corporate.ford.com Annual Report: www.shareholder.ford.com

MEETING AGENDA

VOTING MATTERS	Board Recommendations	Pages

Election of the 14 Director Nominees Named in the Proxy Statement	FOR	28-37
Ratification of Independent Registered Public Accounting Firm	FOR	38-39
Approval of the Compensation of the Named Executives	FOR	40-97
Shareholder Proposal — Give Each Share an Equal Vote	AGAINST	98-100

CORPORATE GOVERNANCE HIGHLIGHTS

•
Lead Independent Director

•
Independent Board Committees — Audit, Compensation, and Nominating and Governance

•
Committee Charters

•
Independent Directors Meet Regularly Without Management and Non-Independent Directors

•
Regular Board and Committee Self-Evaluation Process

•
Separate Chairman of the Board and CEO

•
Confidential Voting

•
Shareholders Have the Right to Call Special Meetings
•
Shareholders May Take Action by Written Consent

•
Strong Codes of Ethics

•
Annual Election of All Directors

•
Majority Vote Standard — No Supermajority Voting Requirement

•
Board Meetings in 2020: 18

•
Standing Board Committees — Meetings in 2020: Audit: 9, Compensation: 11, Finance: 4, Nominating and Governance: 4, Sustainability and Innovation: 4

•
64% of the Director Nominees are Independent

PROXY SUMMARY	2021 Proxy Statement	1

DIRECTOR NOMINEES

OF OUR 14 BOARD NOMINEES 4 ARE WOMEN 2 IDENTIFY THEMSELVES AS MEMBERS OF MINORITY GROUPS	AGE DIRECTOR SINCE PRINCIPAL OCCUPATION	QUALIFICATIONS	COMMITTEES	OTHER BOARDS

Kimberly A. Casiano Independent	63 2003 President, Kimberly Casiano & Associates, San Juan, Puerto Rico		Audit Nominating & Governance Sustainability & Innovation	Mutual of America

Anthony F. Earley, Jr. Lead Independent Director	71 2009 Retired Executive Chairman of the Board of Directors, PG&E Corporation		Compensation (Chair) Nominating & Governance Sustainability & Innovation	Southern Company

Alexandra Ford English	33 New Nominee A Director of Corporate Strategy, Ford Motor Company

James D. Farley, Jr.	58 2020 President and Chief Executive Officer, Ford Motor Company

Henry Ford III	40 New Nominee A Director of Investor Relations, Ford Motor Company

William Clay Ford, Jr.	63 1988 Executive Chairman and Chairman of the Board of Directors, Ford Motor Company		Finance (Chair) Sustainability & Innovation

William W. Helman IV Independent	62 2011 General Partner, Greylock Partners		Finance Nominating & Governance Sustainability & Innovation (Chair)	Vornado Realty Trust

Jon M. Huntsman, Jr.*	61 2020 Former Chairman, Atlantic Council and Former Chairman, Huntsman Cancer Foundation		Compensation Nominating & Governance Sustainability & Innovation	Chevron Corporation

William E. Kennard Independent	64 2015 Chairman, Velocitas Partners LLC		Finance Nominating & Governance (Chair) Sustainability & Innovation	AT&T Inc. MetLife, Inc.

Beth E. Mooney Independent	66 July 2019 Retired Chairman and Chief Executive Officer, KeyCorp		Audit Nominating & Governance	AT&T Inc. KeyCorp

John L. Thornton Independent	67 1996 Executive Chairman, Barrick Gold Corporation		Compensation Finance Nominating & Governance	Barrick Gold Corporation

John B. Veihmeyer Independent	65 2017 Retired Chairman and Chief Executive Officer, KPMG, LLP and retired Chairman of KPMG International		Audit (Chair) Nominating & Governance	Zanite Acquisition Corp.

Lynn M. Vojvodich Independent	53 2017 Former Executive Vice President & Chief Marketing Officer, Salesforce		Audit Nominating & Governance Sustainability & Innovation	Booking Holdings Inc. Dell Technologies

John S. Weinberg Independent	64 2016 Co-Chief Executive Officer and Co-Chairman of the Board of Directors, Evercore Partners Inc.		Compensation Finance Nominating & Governance Sustainability & Innovation	Evercore Partners Inc.

*
We are in discussions with Gov. Huntsman regarding expanding his role advising on policy-related matters and government relations. In connection with entering into this expanded role, the Board may determine that Gov. Huntsman will cease to be an independent director under the rules of the New York Stock Exchange. If Gov. Huntsman takes on this expanded role, he would remain on the Board and on the Sustainability and Innovation Committee, but he would step down from the Compensation and the Nominating and Governance Committees. We believe that Gov. Huntsman's vast government experience, as a governor, ambassador and trade representative; his public company experience, as a board member and senior executive; and his knowledge of our company make him a critical member of our Board. If Gov. Huntsman is determined to be no longer independent, 64% of our director nominees would be independent. Our Audit, Compensation, and Nominating and Governance Committees would remain fully independent.

2	PROXY SUMMARY	2021 Proxy Statement

2020 — A YEAR OF TRANSITION AND RESILIENCY

The year 2020 was a year like no other as the COVID-19 pandemic brought unexpected challenges to our people, our customers, our business, and our partners, creating a global health crisis and causing a temporary shutdown of the automotive industry. For Ford, it was also a year of transition and resiliency. Through these challenging times, we proved our spirit and adaptability: we promoted the health and safety of our employees and communities without losing sight of the importance of strong operating execution.

As events associated with the pandemic unfolded, management took decisive action to respond to the disruption:

•
Promoting the safety and welfare of the Company's global workforce by imposing travel restrictions, work-from-home requirements for non-place dependent employees, and safety and preventative measures at the Company's factories and facilities;

•
Focusing on helping the communities in which the Company's employees, customers, and business partners live, including by launching "Project Apollo" to develop, produce, and donate millions of pieces of medical and personal protective equipment to nonprofits, Ford dealers, state and local officials, schools, and first responders in all 50 U.S. states; and

•
Implementing an effective and safe manufacturing restart.

Management also took measures to bolster the Company's ongoing liquidity and financial stability through financing activities, cash preservation initiatives, capital expense reductions, and cost control measures, including deferring payment of a portion of the salaries of certain corporate officers, including our Named Executives (see p. 57), from May through October, when the Company successfully repaid more than $7 billion of its Automotive debt. These actions helped preserve and advance the Company's long-term performance and positioned the Company to achieve better results in 2020 than the Company had forecast after the onset of the COVID-19 pandemic. Although the unpredictable consequences of the COVID-19 pandemic had an adverse effect on our 2020 performance, we ended 2020 with $30.8 billion in cash and a total of $46.9 billion in liquidity, both significantly higher than year-end 2019.

In order to recognize the extraordinary efforts of employees, as well as strategic and operational performance in the face of the global COVID 19 pandemic, in February 2021, the Compensation Committee approved a Pandemic Response Award for Incentive Bonus Plan-eligible employees, which was paid in cash to employees other than corporate officers and paid in the form of Time Based Units with a one-year cliff vest for corporate officers, including Named Executives. See Compensation Discussion & Analysis — Pandemic Response Award on pp. 66-69.

Amid our response to the global COVID-19 pandemic, the Company was planning and successfully executing a leadership transition. On August 4, 2020, the Company announced the election of James D. Farley, Jr., as President and Chief Executive Officer of the Company, effective October 1, 2020. Quickly following his accession to President and Chief Executive Officer, Mr. Farley unveiled The Plan: Ford's strategy to speed our transformation, improve execution, and drive growth. Under The Plan, we will turn our business around by modernizing how we operate, simplifying our processes, building on our strengths, exploring new opportunities, caring for each other and our customers, and leading the electrification revolution in areas of strength. Please refer to page 42 for more information about The Plan.

PROXY SUMMARY	2021 Proxy Statement	3

1 Performance

- $1.3 billion net loss
- $2.8 billion Company Adjusted EBIT*
- $0.7 billion Company Adjusted Free Cash Flow*
- Launched Project Apollo to develop, produce, and donate medical and personal protective equipment in areas of need
- Ended 2020 with $30.8 billion in cash and a total of $46.9 billion in liquidity
- Better 2020 results than the Company had forecast after the onset of the COVID-19 pandemic

2 Compensation Determination

- Continued alignment of the interests of our executives with those of our shareholders through performance-based compensation with a significant portion tied to the Company's performance
- 2020 Performance Unit grant has a three-year performance period with key financial metrics measured in years 1 and 2 and a 3-year relative TSR modifier (+/-25%)
- Incentive Bonus Plan tied to achievement of financial and quality metrics
- Consistent application of our Compensation Philosophy, Strategy, and Guiding Principles

3 Risk and Governance

- Appropriate mix of base salary, annual bonus opportunities, and long-term equity compensation, with performance-based equity compensation opportunities
- Rigorous clawback and recovery provisions addressing events such as restatement of financials due to misconduct, violation of non-compete provisions, or ethical or criminal violations
- Stock ownership guidelines that align executive and shareholder interests
- Hedging and pledging policies applicable to Company officers

4 NEO Compensation

- Incentive Bonus Plan paid out at 23% of target based on performance against metrics
- A discretionary grant of time-based units was granted to recognize operational and strategic performance in the face of the COVID-19 pandemic
- 2018 Performance Unit grants paid out at 17% of target based on performance against metrics
- 2020 Performance Units have three-year performance period — payout in 2023
- NEO pay levels are commensurate with 2020 performance and overall business results — reinforcing Ford's pay-for-performance compensation philosophy

5 2020 Say-on-Pay

- 2020 Say-on-Pay vote received 84.2% support
- Met with institutional investors throughout 2020 to receive feedback on various topics, including executive compensation practices

6 Say-on-Pay Approval

- Pay is commensurate with business performance
- Pay practices are aligned with shareholder interests
- Pay is tied to robust risk and governance features

*	See pages 69-72 of Ford's Annual Report on Form 10-K for the year ended December 31, 2020 for definitions and reconciliations to GAAP.

4	PROXY SUMMARY	2021 Proxy Statement

*	See pages 69-72 of Ford's Annual Report on Form 10-K for the year ended December 31, 2020 for definitions and reconciliations to GAAP.

CREATING VALUE

Set forth below are some of our 2020 achievements against certain elements of The Plan. We will continue to execute on The Plan as we strive to deliver superior shareholder returns through focused automotive, electrification, and high-growth mobility initiatives.

The Plan: Care for Each Other

•
As part of our "Project Apollo" initiative to address social needs created by the global pandemic, and in partnership with the United Auto Workers (UAW) in the U.S., we produced tens of millions of pieces of vital medical and personal protective equipment in 2020, including nearly 100 million face masks, 20 million face shields, 50,000 patient ventilators, 1.6 million washable isolation gowns, and, in collaboration with 3M, more than 32,000 powered air-purifying respirators

•
Additionally, together with our philanthropic arm, Ford Motor Company Fund ("Ford Fund"), we distributed more than 55 million face masks to nonprofits, Ford dealers, state and local officials, schools, and first responders in all 50 states during the last five months of 2020 — as part of our commitment to donate 120 million masks to at-risk communities by mid-2021

•
Ford Fund invested more than $3 million to assist nonprofits and community organizations in their efforts to address hunger, housing, access to mobility, and other urgent needs related to COVID-19, including more than $1.1 million raised by employees and others through the global COVID-19 Donation Match program

•
We leveraged our ask/listen/observe framework to understand employee sentiment; when we surveyed our employees during 2020 after the onset of the pandemic, 91% of the respondents, which were primarily salaried employees, indicated that Ford's response to the pandemic helped them do what is best for their health and family

•
We conducted a comprehensive audit to guide our Diversity, Equity, and Inclusion initiatives in the U.S. with plans for a global rollout in 2021 to accelerate our improvement of the employee experience and cultivate a culture of belonging

•
We created a COVID-19 return-to-work playbook for manufacturing and non-manufacturing locations that aligns with recommendations from the World Health Organization, the Centers for Disease Control, and country and local health departments, and shared the Playbook publicly as a learning resource for other organizations

•
We distributed 200,000 Return to Work care kits globally

•
We paused social media advertising spend to help encourage social platforms to stop the spread of hate speech and misinformation

PROXY SUMMARY	2021 Proxy Statement	5

•
Bill Ford was named Automotive News' 2020 Industry Leader of the Year for his role in leading the Detroit 3's response to the pandemic and spearheading Ford's efforts to manufacture personal protective equipment

The Plan: Create Must Have Products and Services

•
We successfully launched three new vehicles that exemplify the new direction of Ford: the all-electric Mustang Mach-E, the redesigned F-150, and the Bronco Sport

•
Ford was America's best-selling commercial vehicle brand for the 11th consecutive year

•
Ford Explorer was America's best-selling mid-size SUV

•
Our full-year 2020 F-Series sales totaled 787,422 vehicles, marking its 44th year in a row as America's best-selling pickup and the 39th as America's No. 1-selling vehicle

•
Mustang was America's best-selling sports car for the sixth consecutive year

•
FordPass membership increased by nearly 50% to more than nine million globally, offering differentiated customer experiences

The Plan: Turn Around Operations; Compete like a Challenger

•
We completed the first phase of our European business restructuring, producing improved operating performance

•
We completed the sale of the São Bernardo do Campo Plant in Brazil and committed to a plan to exit manufacturing operations in Brazil as part of the restructuring of our South American operations

The Plan: Lead the Electrification Revolution in Areas of Strength

•
We invested approximately $7 billion in electrification from 2016 through 2020

•
Ford was the first company to announce plans for an all-electric van, E-Transit, and an all-electric pickup, F-150

•
The Company broke ground on the Ford Rouge Electric Vehicle Center to house a production line for the 2022 all-electric F-150

•
FordPass app connected Mach-E owners to the largest public charging network in North America, with 16,000 charging stations and growing

6	PROXY SUMMARY	2021 Proxy Statement

Underlying our compensation programs is an emphasis on sound governance practices. These practices include:

WE DO

Perform annual say-on-pay advisory vote for shareholders
Pay for performance
Use appropriate peer group when establishing compensation
Balance short- and long-term incentives
Align executive compensation with stockholder returns through long-term incentives
Cap individual payouts in incentive plans
Include clawback provisions in our incentive grants (see Risk Assessment Regarding Compensation Policies and Practices on pp. 16-17)
Maintain robust stock ownership goals for Named Executives

Prohibit officers from hedging their exposure to Ford common stock and limit officers' pledging of Ford common stock (see Risk Assessment Regarding Compensation Policies and Practices on pp. 16-17)
Condition grants of long-term incentive awards on non-compete and non-disclosure restrictions
Mitigate undue risk taking in compensation programs
Retain a fully independent external compensation consultant whose independence is reviewed annually by the Compensation Committee (see Compensation Committee Operations on pp. 17-18)
Include a double-trigger change in control provision for equity grants

PROXY SUMMARY	2021 Proxy Statement	7

WE DO NOT

Provide evergreen employment contracts
Pay out dividend equivalents on equity awards during vesting periods or performance periods
Maintain individual change in control agreements for Named Executives (other than the provisions included in Mr. Farley's employment agreement discussed on p. 59 and footnote 7 on p. 92)

Reprice options
Allow officers to hedge their exposure to Ford common stock

Element	BASE SALARY	ANNUAL CASH INCENTIVE AWARDS	LONG-TERM INCENTIVE AWARDS	BENEFITS AND PERQUISITES	RETIREMENT PLANS

Purpose	Base Level of Compensation	Incentive to Drive Near-Term Performance	Incentive to Drive Long- Term Performance and Stock Price Growth	Enhance Productivity and Development	Income Certainty and Security

Target	Fixed $	Fixed % of Salary	Fixed $ Value Equity Opportunity	Variable	% of Salary

Form of Delivery	Cash	Cash	Performance Units,* Time-Based Units* and Stock Options	Various	Cash

Company Performance/ Award	NA	0-200%	Performance Units 0-200%	NA	NA

*
A Performance Unit is an award of the right to earn up to a certain number of shares of common stock, Restricted Stock Units, or cash, or a combination of cash and shares of common stock or Restricted Stock Units, based on performance against specified goals established by the Compensation Committee under the Long-Term Incentive Plan. A Time-Based Unit represents the right to receive a share of common stock, or cash equivalent to the value of a share of common stock, when the restriction period ends, under the Long-Term Incentive Plan, as determined by the Compensation Committee.

8	PROXY SUMMARY	2021 Proxy Statement

Our compensation practices have been consistently supported by shareholders, as evidenced by recent Say-on-Pay results.

We regularly meet with investors to discuss and receive feedback on various topics, including long-term strategy; financial and operating performance; risk management; environmental, social, and governance practices; and executive compensation practices. Based on these interactions, we believe investors were generally satisfied with our compensation programs in 2020 and we are pleased that investors support our compensation philosophy, policies, and programs.

•
Named Executives' compensation is tied to our 2020 and 2018-2020 performance periods

•
Reacted swiftly and appropriately to the uncertainties and challenges presented by the COVID-19 pandemic, including by deferring each Named Executives' base salary until the Company had repaid at least $7 billion of its Automotive debt

•
Provided appropriate and reasonable compensation for Named Executives' performance in 2020 despite unprecedented challenges from COVID-19

•
80% of our Named Executives' target compensation is performance-based (with the exception of Tim Stone who resigned and separated from the Company in October 2020)
•
Our Global Compensation and Benefits Philosophy, Strategy, and Guiding Principles include a pay equity objective

•
We maintain a policy that prohibits the hedging of exposure to Ford common stock by officers and limits the pledging of Ford common stock by officers

•
Executive stock ownership goals continue to align the interests of executives with shareholders

•
Executive pay practices are tied to robust risk and control features

PROXY SUMMARY	2021 Proxy Statement	9

10	PROXY SUMMARY	2021 Proxy Statement

Corporate Governance

Corporate Governance Principles

The Nominating and Governance Committee developed and recommended to the Board a set of corporate governance principles, which the Board adopted. Ford's Corporate Governance Principles may be found on its website at www.corporate.ford.com. These principles include: a limitation on the number of boards on which a director may serve, qualifications for directors (including a requirement that directors be prepared to resign from the Board in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities), director orientation and continuing education, and a requirement that the Board and each of its Committees perform an annual self-evaluation. Shareholders may obtain a printed copy of the Company's Corporate Governance Principles by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.

Our Governance Practices

Ford has a long history of operating under sound corporate governance practices, which is a critical element of creating the world's most trusted company. These practices include the following:

Annual Election of All Directors.
Majority Vote Standard. Each director must be elected by a majority of votes cast.
Independent Board. 64% of the Director Nominees are independent.
Lead Independent Director. Ensures management is adequately addressing the matters identified by the Board.
Independent Board Committees. Each of the Audit, Compensation, and Nominating and Governance Committees is comprised entirely of independent directors.
Committee Charters. Each standing committee operates under a written charter that has been approved by the Board and is reviewed annually.
Independent Directors Meet Regularly Without Management and Non-Independent Directors.
Regular Board and Committee Self-Evaluation Process. The Board and each committee evaluates its performance each year.

Mandatory Deferral of Compensation for Directors. In 2020, approximately 68% of annual director fees were mandatorily deferred into Ford restricted stock units, which strongly links the interests of the Board with those of shareholders.
Separate Chairman of the Board and CEO. The Board of Directors has chosen to separate the roles of CEO and Chairman of the Board of Directors.
Confidential Voting at Annual Meeting.
Special Meetings. Shareholders have the right to call a special meeting.
Shareholders May Take Action by Written Consent.

Strong Codes of Ethics. Ford is committed to operating its business with the highest level of integrity and has adopted codes of ethics that apply to all directors and senior financial personnel, and a code of conduct that applies to all employees.
Hedging and Pledging Policies. Officers are prohibited from hedging their exposure to, and limited in pledging, Ford common stock (see p. 17).

CORPORATE GOVERNANCE	2021 Proxy Statement	11

Leadership Structure

Ford determines the most suitable leadership structure from time to time. At present, the Board of Directors has chosen to separate the roles of CEO and Chairman of the Board of Directors. James D. Farley, Jr., is our President and CEO, and William Clay Ford, Jr., is Chairman of the Board of Directors as well as our Executive Chairman. We believe this structure is optimal for Ford at this time because it allows Mr. Farley to focus on leading the organization while allowing Mr. Ford to focus on leading the Board of Directors. Furthermore, the Board has appointed Anthony F. Earley, Jr., as our Lead Independent Director. We believe having a Lead Independent Director is an important governance practice given that the Chairman of the Board, Mr. Ford, is not an independent director under our Corporate Governance Principles. The duties of the Lead Independent Director include:

•
chairing the executive sessions of our independent directors;

•
advising on the selection of Board Committee Chairs; and

•
working with Mr. Ford and Mr. Farley to ensure management is adequately addressing the matters identified by the Board.

This structure optimizes the roles of CEO, Chairman, and Lead Independent Director and provides Ford with sound corporate governance in the management of its business.

Board Meetings, Composition, and Committees

COMPOSITION OF BOARD OF DIRECTORS / NOMINEES

The Nominating and Governance Committee recommends the nominees for all directorships. The Committee also reviews and makes recommendations to the Board on matters such as the size and composition of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. Between annual shareholder meetings, the Board may elect directors to the Board to serve until the next annual meeting. In 2018, we implemented a more robust peer and Board and Committee self-assessment process. In 2020, we engaged an outside party to communicate with each director concerning Board dynamics and effectiveness and provide feedback to the Board on areas of strengths, weaknesses, and opportunities for improvement. We also instituted an evaluation process whereby every five years each director's skills and qualifications are analyzed as to whether such skills and qualifications remain relevant in light of changing business conditions.

For many years we have maintained a mandatory retirement age of 72 for directors. In 2019, the Board adopted a policy for new independent directors whereby it is expected that an independent director may serve up to 15 one-year terms, unless unique circumstances warrant additional terms. We will continue to maintain the mandatory retirement age of 72 so that for new independent directors it is expected that they will not be re-nominated when they reach the earlier of having served for 15 terms or age 72, absent a waiver from the Board for unique circumstances.

In October 2020, the Committee recommended that the size of the Board be increased to 14 and re-elected Jon M. Huntsman, Jr., to the Board. Gov. Huntsman previously served on the Board from 2012-2017, when he resigned to serve as the U.S. Ambassador to Russia. Edsel B. Ford II is not standing for re-election this year having reached our mandatory retirement age. John C. Lechleiter is also not standing for re-election this year due to personal reasons and not due to any disagreement on any matter relating to the Company's operations, policies, or practices. In March 2021, the Committee recommended that the size of the Board remain at 14 at the time of the 2021 Annual Meeting and nominated Alexandra Ford English and Henry Ford III to stand for election at the 2021 Annual Meeting.

The Board believes that, with the addition of its new nominees, it will have an appropriate mix of short- and medium-tenured directors as well as long-tenured directors which provide a balance that enables the Board to benefit from fresh insights and historical perspectives during its deliberations and inform Board succession planning.

12	CORPORATE GOVERNANCE	2021 Proxy Statement

In addition, having a Ford family member, William Clay Ford, Jr., as our Executive Chairman brings a unique and historical long-term perspective to Board deliberations. Our new nominees, Alexandra Ford English and Henry Ford III, will provide fresh perspectives and valuable insights while continuing the Ford family's nearly 118 years of active involvement with and stewardship of the Company. Alexandra Ford English is the daughter of William Clay Ford, Jr. and Henry Ford III is the son of our retiring director Edsel B. Ford II. William Clay Ford, Jr. and Edsel B. Ford II are first cousins.

The Board proposes to you a slate of nominees for election to the Board at the annual meeting. You may propose nominees (other than self-nominations) for consideration by the Committee by submitting the names, qualifications, and other supporting information to: Secretary, Ford Motor Company, One American Road, Dearborn, MI 48126. Properly submitted recommendations must be received no later than December 2, 2021, to be considered by the Committee for inclusion in the following year's nominations for election to the Board. Your properly submitted candidates are evaluated in the same manner as those candidates recommended by other sources. All candidates are considered in light of the needs of the Board with due consideration given to the qualifications described on p. 28 under Election of Directors.

EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS

Non-employee directors ordinarily meet in executive session without management present at most regularly scheduled Board meetings and may meet at other times at the discretion of the Lead Independent Director or at the request of any non-employee director. Additionally, all of the independent directors meet periodically (at least annually) without management or non-independent directors present.

BOARD COMMITTEES

Only independent directors serve on the Audit, Compensation, and Nominating and Governance Committees, in accordance with the independence standards of the New York Stock Exchange LLC ("NYSE") Listed Company and Securities and Exchange Commission ("SEC") rules and the Company's Corporate Governance Principles. Under these standards members of the Audit Committee also satisfy the heightened SEC independence standards for audit committees and the members of the Compensation Committee satisfy the additional NYSE independence standards for compensation committees. Each member of the Audit Committee also meets the financial literacy requirements of the NYSE Listed Company rules. The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company's expense.

The Company has published on its website (www.corporate.ford.com) the charter of each of the Audit, Compensation, Finance, Nominating and Governance, and Sustainability and Innovation Committees of the Board. Printed copies of each of the committee charters are available by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.

BOARD COMMITTEE FUNCTIONS

Audit Committee: Selects the independent registered public accounting firm, subject to shareholder ratification, and determines the compensation of the independent registered public accounting firm.

At least annually, reviews a report by the independent registered public accounting firm describing: internal quality control procedures, any issues raised by an internal or peer quality control review, any issues raised by a governmental or professional authority investigation in the past five years and any steps taken to deal with such issues, and (to assess the independence of the independent registered public accounting firm) all relationships between the independent registered public accounting firm and the Company.

Consults with the independent registered public accounting firm, reviews and approves the scope of their audit, and reviews their independence and performance. Also, annually approves categories of services to be performed by the independent registered public accounting firm and reviews and, if appropriate, approves in advance any new proposed engagement greater than $250,000.

Reviews internal controls, accounting practices, and financial reporting, including the results of the annual audit and the review of the interim financial statements with management and the independent registered public accounting firm.

Reviews activities, organization structure, and qualifications of the General Auditor's Office, and participates in the appointment, dismissal, evaluation, and determination of the compensation of the General Auditor.

Discusses earnings releases and guidance provided to the public and rating agencies.

Reviews, at least annually, policies with respect to risk assessment and risk management.

Exercises reasonable oversight with respect to the implementation and effectiveness of the Company's compliance and ethics program, including being knowledgeable about the content and operation of the compliance and ethics program.

Reviews, with the Office of the General Counsel, any legal or regulatory matter that could have a significant impact on the financial statements.

CORPORATE GOVERNANCE	2021 Proxy Statement	13

As appropriate, obtains advice and assistance from outside legal, accounting, or other advisors.

Prepares an annual report of the Audit Committee to be included in the Company's proxy statement.

Reviews our cyber security practices periodically, at least twice each year.

Assesses annually the adequacy of the Audit Committee Charter.

Reports to the Board of Directors about these matters.

Compensation Committee: Establishes and reviews the overall executive compensation philosophy and strategy of the Company.

Reviews and discusses key people-related business strategies, including leadership succession planning, culture, diversity and inclusion, and talent development programs.

Reviews and approves Company goals and objectives related to the Executive Chairman, the President and CEO, and other executive officers' compensation, including annual performance objectives.

Evaluates the performance of the Executive Chairman, the President and CEO, and other executive officers in light of established goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options, Performance Units, other stock-based awards, other incentive awards, and other benefits, direct and indirect, of the Executive Chairman, the President and CEO, and other executive officers.

Conducts a risk assessment of the Company's compensation policies and practices.

Considers and makes recommendations on Ford's executive compensation plans and programs.

Reviews the Compensation Discussion and Analysis to be included in the Company's proxy statement.

Prepares an annual report of the Compensation Committee to be included in the Company's proxy statement.

Assesses the independence of the Committee's consultant. Assesses annually the adequacy of the Compensation Committee Charter.

Reports to the Board of Directors about these matters.

Finance Committee: Reviews all aspects of the Company's policies and practices that relate to the management of the Company's financial affairs, consistent with law and specific instructions given by the Board of Directors.

Reviews capital allocation priorities, policies, and guidelines, including the Company's cash flow, minimum cash requirements, and liquidity targets.

Reviews the Company's capital appropriations financial performance against targets by conducting interim reviews and an annual review of previously approved capital programs and periodic review of acquisitions and new business investments.

Reviews with management, at least annually, the annual report from the Treasurer of the Company's cash and funding plans and other Treasury matters.

Reviews the strategy and performance of the Company's pension and other retirement and savings plans.

Performs such other functions and exercises such other powers as may be delegated to it by the Board of Directors from time to time.

Reviews, at least annually, policies with respect to financial risk assessment and financial risk management.

Assesses annually the adequacy of the Finance Committee Charter.

Reports to the Board of Directors about these matters.

Nominating and Governance Committee: Reviews and makes recommendations on: (i) the nominations or election of directors and (ii) the size, diversity, composition, and compensation of the Board.

Establishes criteria for selecting new directors and the evaluation of the Board, including whether current members and candidates possess skills and qualifications that support the Company's strategy.

Develops and recommends to the Board corporate governance principles and guidelines.

Reviews the charter and composition of each committee of the Board and makes recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees, or the elimination of committees.

Considers the adequacy of the By-Laws and the Restated Certificate of Incorporation of the Company and recommends to the Board, as appropriate, that the Board: (i) adopt amendments to the By-Laws and (ii) propose, for consideration by the shareholders, amendments to the Restated Certificate of Incorporation.

Considers shareholder suggestions for director nominees (other than self-nominations). See Composition of Board of Directors/Nominees on pp. 12-13.

Assesses annually the adequacy of the Nominating and Governance Committee Charter.

Reports to the Board of Directors about these matters.

14	CORPORATE GOVERNANCE	2021 Proxy Statement

Sustainability and Innovation Committee: Evaluates and advises on the Company's pursuit of innovative practices and technologies that improve environmental and social sustainability, enrich our customers' experiences, and increase shareholder value.

Discusses and advises on the innovation strategies and practices used to develop and commercialize technologies.

Annually reviews the Company's Sustainability Report Summary and initiatives related to innovation.

Assesses annually the adequacy of the Sustainability and Innovation Committee Charter.

Reports to the Board of Directors about these matters.

Board's Role in Risk Management

The oversight responsibility of the Board and its committees is supported by Company management and the risk management processes that are currently in place. Ford has extensive and effective risk management processes, relating specifically to compliance, reporting, operating, and strategic risks.

Compliance Risk encompasses matters such as legal and regulatory compliance (e.g., Foreign Corrupt Practices Act, environmental, OSHA/safety, etc.).

Reporting Risk covers Sarbanes-Oxley compliance, disclosure controls and procedures, and accounting compliance.

Operating Risk addresses the myriad of matters related to the operation of a complex company such as Ford (e.g., quality, supply chain, sales and service, financing and liquidity, product development and engineering, labor, etc.).

Strategic Risk encompasses somewhat broader and longer-term matters, including, but not limited to, technology development, environmental and social sustainability, capital allocation, management development, retention and compensation, competitive developments, and geopolitical developments.

We believe that key success factors in the risk management at Ford include a strong risk analysis tone set by the Board and senior management, which is shown through their commitment to effective top-down and bottom-up communication (including communication between management and the Board and Committees), and active cross-functional participation among the Business Units and Functional Skill Teams. We have institutionalized a regular Operations Flash and Special Attention Review process where the senior leadership of the Company reviews the status of the business, the risks and opportunities presented to the business (in the areas of compliance, reporting, operating, and strategic risks), and, utilizing the principles of design thinking and critical thinking, develops specific plans to address those risks and opportunities.

The Enterprise Risk Management process adopted by the Company identifies the top 12 critical enterprise risks identified through a survey process of senior management and the Board of Directors. Once identified, each of the top 12 risks is assigned an executive risk owner who is responsible to oversee risk assessment, develop mitigation plans, and provide regular updates. The process includes that Business Units and Skill Teams will follow the same process for local risk identification and management. Risks at all levels are shared and aligned for a top-down and bottom-up view and management of risk. The Audit Committee and Board annually review the process to update the list of critical risks and monitor risk movement and emerging trends.

As noted above, the full Board of Directors has overall responsibility for the oversight of risk management at Ford and oversees operating risk management with reviews at each of its regular Board meetings. The Board of Directors has delegated responsibility for the oversight of specific areas of risk management to certain committees of the Board, with each Board committee reporting to the full Board following each committee meeting. The Audit Committee assists the Board of Directors in overseeing compliance and reporting risk. The Sustainability and Innovation Committee assists the Board of Directors in overseeing environmental and social sustainability risks, while the Compensation Committee assists the Board of Directors in overseeing risks related to compensation and people-related business strategies, including leadership succession and culture, diversity, and inclusion. The Board and the appropriate committees also periodically review other policies related to personnel matters, including those related to sexual harassment and anti-retaliation policies related to whistleblowers. The Board, the Sustainability and Innovation Committee, the Compensation Committee, and the Finance Committee all play a role in overseeing strategic risk management.

The scope and severity of risks presented by cyber threats have increased dramatically, and constant vigilance is required to protect against intrusions. We take cyber threats very seriously and regularly audit our cyber security capabilities. These audits are a useful tool for ensuring that we maintain a robust cyber security program to protect our investors, customers,

CORPORATE GOVERNANCE	2021 Proxy Statement	15

employees, and intellectual property. The Audit Committee reviews our cyber security practices regularly with report outs to the Board as appropriate.

We also maintain an industry-leading cyber security insurance program with many of the world's largest and most respected insurance companies. Additionally, we are a founding member of the Board of the Automotive Information Sharing and Analysis Center. Our current seat on that board ensures that we preserve relationships that help to protect ourselves against both enterprise and in-vehicle security risks.

Please refer to our Integrated Sustainability and Financial Report (www.shareholder.ford.com) for additional information about how we identify and address environmental and social sustainability risks.

OVERSIGHT OF RISK MANAGEMENT
	COMPLIANCE & REPORTING	OPERATING & STRATEGIC

FORD BOARD Oversight	Audit Committee	Sustainability & Innovation Committee Compensation Committee Finance Committee

FORD MANAGEMENT Day-to-Day	Compliance Reviews Sarbanes-Oxley Compliance Internal Controls Disclosure Committee	Business Units & Skill Teams Operations Flash Special Attention Review Product, Strategy, and People Forums

AUDIT COMMITTEE FINANCIAL EXPERT AND AUDITOR ROTATION

The Charter of the Audit Committee provides that a member of the Audit Committee generally may not serve on the audit committee of more than two other public companies. The Board has designated John B. Veihmeyer as an Audit Committee financial expert. Mr. Veihmeyer meets the independence standards for audit committee members under the NYSE Listed Company and SEC rules. Mr. Veihmeyer is also the chair of the Audit Committee. The lead partner of the Company's independent registered public accounting firm is rotated at least every five years.

RISK ASSESSMENT REGARDING COMPENSATION POLICIES AND PRACTICES

In 2020, we conducted an annual assessment of our compensation policies and practices, including our executive compensation programs, to evaluate the potential risks associated with these policies and practices. We reviewed and discussed the findings of the assessment with the Compensation Committee and concluded that our compensation programs are designed with an appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In conducting this review, we considered the following attributes of our programs:

•
mix of base salary, annual bonus opportunities, and long-term equity compensation, with performance-based equity compensation opportunities for officers;

•
alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and incentivize performance results;

•
inclusion of non-financial metrics, such as quality, and other quantitative and qualitative performance factors in determining actual compensation payouts;

•
capped payout levels for both the Incentive Bonus Plan and performance-based stock awards for Named Executives — the Compensation Committee has negative discretion over incentive program payouts;

•
use of Time-Based Units that vest ratably over three years and Performance Units that have a three-year performance period that measures performance against financial metrics and relative Total Shareholder Return ("TSR");

•
generally providing senior executives with long-term equity-based compensation on an annual basis — we believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business;

•
double-trigger change in control provisions for equity grants; and

•
stock ownership goals that align the interests of executive officers with those of our shareholders — this discourages executive officers from focusing on

16	CORPORATE GOVERNANCE	2021 Proxy Statement

short-term results without regard to longer-term consequences.

Recoupment Policy. The Committee maintains a policy of recoupment of compensation in certain circumstances. The purpose of this policy is to help ensure executives act in the best interests of the Company. The policy requires any Company officer to repay or return cash bonuses and equity awards in the event: (i) the Company issues a material restatement of its financial statements, and the restatement was caused by such officer's intentional misconduct; (ii) such officer was found to be in violation of non-compete provisions of any plan or agreement; or (iii) such officer has committed ethical or criminal violations. The Committee will consider all relevant factors and exercise business judgment in determining any appropriate amounts to recoup up to 100% of any awards.

Our Compensation Committee considered compensation risk implications during its deliberations on the design of our executive compensation programs with the goal of appropriately balancing short-term incentives and long-term performance.

Hedging and Pledging Policies. The Committee maintains the following policy related to hedging exposure to common stock:

  Certain forms of hedging or monetization transactions, such as forward sale contracts, allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow an officer to continue to own Ford common stock, but without the full risks and rewards of ownership. When that occurs, the officer may no longer have the same incentives or objectives as the Company's other shareholders. Consequently, officers are prohibited from engaging in hedging their exposure to directly or indirectly owned Ford common stock, whether obtained through compensation, open-market purchases, or otherwise. For purposes of this policy, "hedging" includes the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Ford common stock. Any hedges of Ford common stock in existence at the time a person becomes subject to this policy are grandfathered, but are prohibited from being renewed or extended.

In addition, the Committee maintains the following policy related to the pledging of common stock:

  Pledges of Ford common stock by an officer can result in the sale of shares without the consent of the officer if the obligation secured by the shares is in default, and if this occurs during a blackout period it could result in an insider trading violation by that officer. Pledges of Ford common stock in a brokerage margin account (where shares are pledged to secure a loan to buy other securities) present significant insider trading risk because the shares can be sold automatically with a decline in the stock price. In addition, the reputation of the Company, as well as officers' personal reputations, can be adversely affected if Ford common stock is sold pursuant to a defaulted obligation. Consequently, officers are prohibited from engaging in pledging directly or indirectly owned Ford common stock to secure obligations of a brokerage margin account as described above. Officers may pledge shares of Ford common stock other than in brokerage margin accounts as long as the following conditions are met: (i) only shares that exceed applicable stock ownership guidelines may be pledged and (ii) any such pledge receives the prior approval of the Chief Executive Officer and Office of the General Counsel. Any pledges of Ford common stock in existence at the time a person becomes subject to this policy are grandfathered, but are prohibited from being renewed or extended, unless such renewal or extension complies with this policy.

Regarding directors, the 2014 Stock Plan for Non-Employee Directors prohibits the hedging and pledging of common stock received pursuant to that plan.

COMPENSATION COMMITTEE OPERATIONS

The Compensation Committee establishes and reviews our executive compensation philosophy and strategy and oversees our various executive compensation programs. The Committee is responsible for evaluating the performance of and determining the compensation for our Executive Chairman, the President and CEO, and other executive officers and approving the compensation structure for senior management, including officers. The Committee is currently comprised of five directors who are considered independent under the NYSE Listed Company rules and our Corporate Governance Principles. The Committee's membership is determined by our Board of Directors. The Committee operates under a written charter adopted by our Board of Directors. The Committee annually reviews the charter. A copy of the charter may be found on our website at www.corporate.ford.com.

CORPORATE GOVERNANCE	2021 Proxy Statement	17

The Committee makes decisions regarding the compensation of our executive officers, including the Named Executives. The Committee has delegated authority, within prescribed share limits, to a Long-Term Incentive Compensation Award Committee (comprised of our Chairman and our President and CEO) to approve grants of options, Performance Units, Time-Based Units, and other stock-based awards, and to the Annual Incentive Compensation Award Committee (also comprised of our Chairman and our President and CEO) to determine bonuses for other employees. The Committee also delegated authority to the Office of the Chairman and Chief Executive (also comprised of our Chairman and our President and CEO) to determine the compensation of non-executive officers. The Committee regularly reviews such determinations.

The Board of Directors makes decisions relating to non-employee director compensation. Any proposed changes are reviewed in advance and recommended to the Board by the Nominating and Governance Committee (see Director Compensation in 2020 on pp. 36-37).

The Compensation Committee considers recommendations from the Chairman, the President and CEO, and the Chief People and Employee Experience Officer in developing compensation plans and evaluating performance of other executive officers. The Committee's consultant also provides advice and analysis on the structure and level of executive compensation. Final decisions on any major element of compensation, however, as well as total compensation for executive officers, are made by the Compensation Committee.

As in prior years, in 2020, the Committee engaged Semler Brossy Consulting Group, LLC, an independent compensation consulting firm, to advise the Committee on executive compensation and benefits matters. Semler Brossy is retained directly by the Committee, which has the sole authority to review and approve the budget of the independent consultant. Semler Brossy does not advise our management and receives no other compensation from us. The same Semler Brossy principal attended ten of the eleven Committee meetings in 2020.

The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of any other services to the Company by Semler Brossy; (ii) the amount of fees the Company paid to Semler Brossy as a percentage of the firm's total revenue; (iii) Semler Brossy's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy or the individual compensation advisor employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisor with any member of the Committee; and (vi) any stock of the Company owned by Semler Brossy or the individual compensation advisor employed by the firm. The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisor employed by Semler Brossy as compensation consultant to the Committee has not created any conflict of interest.

In addition, the Committee reviewed survey data provided by the Willis Towers Watson Executive Compensation Database (see Competitive Survey on pp. 52-53). Willis Towers Watson does not make recommendations to, nor does it assist, the Committee in determining compensation of executive officers. Willis Towers Watson is retained by Ford management, not the Committee.

Committee meetings typically occur prior to the meetings of the full Board of Directors. Incentive Bonus targets and awards, Performance Unit grants, Time-Based Units, stock options, if any, and cash awards typically are decided at the February or March Committee meeting (see Timing of Equity Awards on pp. 54-55). Officer salaries are reviewed in February or March each year.

See the Compensation Discussion and Analysis on pp. 42-78 for more detail on the factors considered by the Committee in making executive compensation decisions. The Committee reviews our talent and executive development program with senior management. These reviews are conducted periodically and focus on executive development and succession planning throughout the organization, at the Leadership Level 1 officer level and above.

Our policy, approved by the Compensation Committee, to limit outside board participation by our officers, is:

•
no more than 15% of all officers should be on unaffiliated for-profit boards at any given point in time; and

•
no officer should be a member of more than one unaffiliated for-profit board.

18	CORPORATE GOVERNANCE	2021 Proxy Statement

Independence of Directors and Relevant Facts and Circumstances

DIRECTOR INDEPENDENCE

A majority of the directors must be independent directors under applicable SEC and NYSE Listed Company rules. These rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted the following standards in determining whether or not a director has a material relationship with the Company. These standards are contained in Ford's Corporate Governance Principles and may be found at the Company's website, www.corporate.ford.com.

•
Employee or Former Employee.  No director who is an employee or a former employee of the Company can be independent until three years after termination of such employment.

•
Independent Auditor Affiliation.  No director who is, or in the past three years has been, affiliated with or employed by the Company's present or former independent auditor can be independent until three years after the end of the affiliation, employment, or auditing relationship.

•
Interlocking Directorship.  No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

•
Additional Compensation.  No director can be independent if he or she is receiving, or in the last three years has received, more than $100,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
Immediate Family Members.  Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

Other Relationships.  The following commercial, charitable, and educational relationships will not be considered to be material relationships that would impair a director's independence:

  (i)
  Sales and Purchases of Products/Services. If within the preceding three years a Ford director was an executive officer or employee of another company (or an immediate family member of the director was an executive officer of such company) that did business with Ford and either: (a) the annual sales to Ford were less than the greater of $1 million or two percent of the total annual revenues of such company, or (b) the annual purchases from Ford were less than the greater of $1 million or two percent of the total annual revenues of Ford, in each case for any of the three most recently completed fiscal years.

  (ii)
  Indebtedness. If within the preceding three years a Ford director was an executive officer of another company which was indebted to Ford, or to which Ford was indebted, and either: (a) the total amount of such other company's indebtedness to Ford was less than two percent of the total consolidated assets of Ford, or (b) the total amount of Ford's indebtedness to such other company was less than two percent of the total consolidated assets of such other company, in each case for any of the three most recently completed fiscal years.

  (iii)
  Charitable Contributions. If within the preceding three years a Ford director served as an executive officer, director, or trustee of a charitable or educational organization, and Ford's discretionary contributions to the organization were less than the greater of $1 million or two percent of that organization's total annual discretionary receipts for any of the three most recently completed fiscal years. (Any matching of charitable contributions will not be included in the amount of Ford's contributions for this purpose.)

Based on these independence standards and all of the relevant facts and circumstances, the Board determined that none of the following directors had any material relationship with the Company and, thus, are independent: Kimberly A. Casiano, Anthony F. Earley, Jr., William W. Helman IV, Jon M. Huntsman, Jr., William E. Kennard, John C. Lechleiter, Beth E. Mooney, John L. Thornton, John B. Veihmeyer, Lynn M. Vojvodich, and John S. Weinberg. Additionally, the Board

CORPORATE GOVERNANCE	2021 Proxy Statement	19

determined that each of Kimberly A. Casiano, Beth E. Mooney, John B. Veihmeyer, and Lynn M. Vojvodich is independent under the heightened SEC independence standards for audit committees and that each of Anthony F. Earley, Jr., Jon M. Huntsman, Jr., John C. Lechleiter, John L. Thornton, and John S. Weinberg is independent under the additional NYSE independence standards for compensation committees. Additionally, the Board determined that Stephen G. Butler, who did not stand for election at the 2020 Annual Meeting, had no material relationship with the Company during the time of his service and, thus, was independent, and that he was independent under the heightened SEC independence standards for audit committees.

We are in discussions with Gov. Huntsman regarding expanding his role advising on policy-related matters and government relations. In connection with entering into this expanded role, the Board may determine that Gov. Huntsman will cease to be an independent director under the rules of the New York Stock Exchange. If Gov. Huntsman takes on this expanded role, he would remain on the Board and on the Sustainability and Innovation Committee, but he would step down from the Compensation and the Nominating and Governance Committees. We believe that Gov. Huntsman's vast government experience, as a governor, ambassador and trade representative; his public company experience, as a board member and senior executive; and his knowledge of our company make him a critical member of our Board. If Gov. Huntsman is determined to be no longer independent, 64% of our director nominees would be independent. Our Audit, Compensation and Nominating and Governance Committees would remain fully independent.

DISCLOSURE OF RELEVANT FACTS AND CIRCUMSTANCES

With respect to the independent directors listed above, the Board considered the following relevant facts and circumstances in making the independence determinations:

From time to time during the past three years, Ford purchased goods and services from, sold goods and services to, or financing arrangements were provided by, various companies with which certain directors were or are affiliated either as a member of such company's board of directors or, in the case of Ms. Mooney and Messrs. Thornton and Weinberg, as an officer of such a company or, in the case of Gov. Huntsman, where an immediate family member serves as an officer of such a company. In addition to Ms. Mooney, Gov. Huntsman, and Messrs. Thornton and Weinberg, these directors included Messrs. Earley, Kennard, and Veihmeyer, and Ms. Vojvodich. The Company also made donations to certain institutions with which certain directors are affiliated. These included Messrs. Earley, Thornton, and Veihmeyer, Dr. Lechleiter, and Mss. Casiano and Mooney. In addition, the Company made a charitable donation on behalf of the Board in lieu of holiday gifts. None of the relationships described above was material under the independence standards contained in our Corporate Governance Principles.

Codes of Ethics

The Company has published on its website (www.corporate.ford.com) its code of conduct handbook, which applies to all officers and employees, a code of ethics for directors, and a code of ethics for the Company's chief executive officer as well as senior financial and accounting personnel. Any waiver of, or amendments to, the codes of ethics for directors or executive officers, including the chief executive officer, the chief financial officer, and the principal accounting officer, must be approved by the Nominating and Governance Committee, and any such waivers or amendments will be disclosed promptly by the Company by posting such waivers or amendments to its website. Both the Audit Committee and the Nominating and Governance Committee review management's monitoring of compliance with the Company's Code of Conduct. Printed copies of each of the codes of ethics referred to above are also available by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.

20	CORPORATE GOVERNANCE	2021 Proxy Statement

Communications with the Board and Annual Meeting Attendance

The Board has established a process by which you may send communications to the Board as a whole, the non-employee Directors as a group, or the Lead Independent Director. You may send communications to our Directors, including any concerns regarding Ford's accounting, internal controls, auditing, or other matters, to the following address: Board of Directors (or Lead Independent Director or non-employee Directors as a group, as appropriate), Ford Motor Company, P.O. Box 685, Dearborn, MI 48126-0685. You may submit your concern anonymously or confidentially. You may also indicate whether you are a shareholder, customer, supplier, or other interested party.

Communications relating to the Company's accounting, internal controls, or auditing matters will be relayed to the Audit Committee. Communications relating to governance will be relayed to the Nominating and Governance Committee. All other communications will be referred to other areas of the Company for handling as appropriate under the facts and circumstances outlined in the communications. Responses will be sent to those that include a return address, as appropriate.

You can also find a description of the manner in which you can send communications to the Board on the Company's website (www.corporate.ford.com).

All members of the Board are expected to participate in the annual meeting, unless unusual circumstances would prevent such participation. Last year, of the thirteen then current members of the Board, thirteen attended the virtual annual meeting.

Beneficial Stock Ownership

FIVE PERCENT BENEFICIAL OWNERS OF COMMON STOCK

Pursuant to SEC filings, the Company was notified that as of December 31, 2020, the entities included in the table below had more than a 5% ownership interest of Ford common stock, or owned securities convertible into more than 5% ownership of Ford common stock, or owned a combination of Ford common stock and securities convertible into Ford common stock that could result in more than 5% ownership of Ford common stock.

Name of Beneficial Owner	Address of Beneficial Owner	Ford Common Stock	Percent of Outstanding Ford Common Stock

State Street Corporation and certain of its affiliates*	State Street Financial Center One Lincoln Street Boston, MA 02111	347,337,522	8.89%

The Vanguard Group and certain of its affiliates	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	288,820,844	7.39%

BlackRock, Inc. and certain of its affiliates	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	271,606,151	7.0%

*
State Street Bank and Trust Company is the trustee for Ford common stock in the Ford defined contribution plans master trust, which beneficially owns 4.3% of the common stock of Ford. In this capacity, State Street Bank and Trust Company has voting power over the shares in certain circumstances.

CORPORATE GOVERNANCE	2021 Proxy Statement	21

FIVE PERCENT BENEFICIAL OWNERS OF CLASS B STOCK

As of February 1, 2021, the persons included in the table below beneficially owned more than 5% of the outstanding Class B Stock.

Name of Beneficial Owner	Address of Beneficial Owner	Ford Class B Stock	Percent of Outstanding Ford Class B Stock

Lynn F. Alandt*	Ford Estates, 2000 Brush, Detroit, MI 48226	10,086,236	14.24%
David P. Larsen, as trustee of various trusts**	Ford Estates, 2000 Brush, Detroit, MI 48226	11,328,959	15.99%
Voting Trust***	Ford Estates, 2000 Brush, Detroit, MI 48226	70,778,212	99.90%
*
Includes shares beneficially owned in either an individual or fiduciary capacity as sole trustee or as a co-trustee.

**
Represents beneficial ownership of shares held in a fiduciary capacity as sole trustee or as a co-trustee, including 15,824 shares that are also beneficially owned by Henry Ford III and included in the amount shown in the following table for Henry Ford III. Mr. Larsen disclaims beneficial ownership of these shares.

***
These shares of Class B Stock are held in a voting trust of which Edsel B. Ford II, William Clay Ford, Jr., Benson Ford, Jr., and Alfred B. Ford are the trustees. The trust is of perpetual duration until terminated by the vote of shares representing over 50% of the participants and requires the trustees to vote the shares as directed by a plurality.

BENEFICIAL STOCK OWNERSHIP

The following table shows how much Ford stock each current director, nominee, and Named Executive beneficially owned as of February 1, 2021. No director, nominee, or executive officer, including Named Executives, beneficially owned more than 0.10% of Ford's total outstanding common stock nor did any such person beneficially own more than 0.01% of Ford common stock units as of February 1, 2021. Executive officers held options exercisable on or within 60 days after February 1, 2021 to buy 2,497,736 shares of Ford common stock.

Name	Ford Common Stock [1,2]	Ford Common Stock Units [3]

Kimberly A. Casiano*	153,950	159,751
Anthony F. Earley, Jr.*	208,544	71,885
James D. Farley, Jr.*	1,886,212	0
Ashwani ("Kumar") Galhotra	639,630	0
James P. Hackett	1,184,437	0
William W. Helman IV*	162,029	42,641
Jon M. Huntsman, Jr.*	6,927	0
William E. Kennard*	132,481	0
John T. Lawler	632,711	65

Name	Ford Common Stock [1,2]	Ford Common Stock Units [3]

John C. Lechleiter**	336,994	5,760
Beth E. Mooney*	50,538	0
Tim Stone	702,007	0
Hau Thai-Tang	1,379,942	100
John L. Thornton*	245,398	330,397
John B. Veihmeyer*	108,107	0
Lynn M. Vojvodich*	98,941	0
John S. Weinberg*	155,391	0

Name	Ford Common Stock [1,2]	Ford Common Stock Units [3]	Ford Class B Stock	Percent of Outstanding Ford Class B Stock

Alexandra Ford English*	10,944	0	105,810	0.15%
Edsel B. Ford II**	1,347,906	174,720	4,837,573	6.83%
Henry Ford III*	435,155	0	1,235,369	1.74%
William Clay Ford, Jr.*	4,353,279	201,552	15,721,009	22.19%

All Directors and Executive Officers as a group
22 persons beneficially owned 0.34% of Ford common stock or securities convertible into Ford common stock as of February 1, 2021

*
Indicates Director Nominees

**
Edsel B. Ford II and John C. Lechleiter are not standing for re-election at the 2021 Annual Meeting.

22	CORPORATE GOVERNANCE	2021 Proxy Statement

1
For executive officers, included in the amounts for "All Directors and Executive Officers as a group" are Restricted Stock Units issued under our Long-Term Incentive Plans ("LTI Plans") as long-term incentive grants in 2020 and prior years for retention and other incentive purposes.

  In addition, amounts shown include Restricted Stock Units issued under the LTI Plans as follows: 510,362 units for Mr. Farley; 451,981 units for William Clay Ford, Jr.; 291,253 units for Mr. Galhotra; 570,460 units for Mr. Hackett; 392,545 for Mr. Lawler; 482,914 for Mr. Stone; and 612,774 for Mr. Thai-Tang.

  In addition, amounts shown include Restricted Stock Units issued under the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company ("2014 Plan") as follows: 145,787 units for Ms. Casiano; 141,988 units for Mr. Earley; 6,927 units for Gov. Huntsman; 132,481 units for Mr. Kennard; 216,994 units for Dr. Lechleiter; 50,538 units for Ms. Mooney; 108,107 units for Mr. Veihmeyer; 98,941 units for Ms. Vojvodich; and 155,391 units for Mr. Weinberg.

  Included in the stock ownership shown in the table above: Edsel B. Ford II has disclaimed beneficial ownership of 393,285 shares of common stock and 969,317 shares of Class B Stock that are either held directly by his immediate family or by charitable funds which he controls. William Clay Ford, Jr., has disclaimed beneficial ownership of 719,553 shares of Class B Stock that are either held directly by members of his immediate family or indirectly by members of his immediate family in trusts in which Mr. Ford has no interest, including 76,033 shares of Class B Stock that are also beneficially owned by Alexandra Ford English and included in the amounts shown in the table above for each of William Clay Ford, Jr. and Alexandra Ford English. Present directors and executive officers as a group have disclaimed beneficial ownership of a total of 393,285 shares of common stock and 1,688,870 shares of Class B Stock. Alexandra Ford English has disclaimed beneficial ownership of 29,777 shares of Class B Stock that are held indirectly by members of her immediate family in trusts in which Ms. English has no interest. Henry Ford III has disclaimed beneficial ownership of 7,100 shares of common stock and 51,692 shares of Class B Stock that are held indirectly by members of his immediate family in trusts in which Mr. Ford III has no interest.

  No director or executive officer had pledged shares of common stock as security or hedged their exposure to common stock.

2
Also, on February 1, 2021 (or within 60 days after that date), the Named Executives listed below have rights to acquire shares of common stock through the exercise of stock options under Ford's stock option plans (which amounts are included in the "Ford Common Stock" column), as follows:

Person	Number of Shares

James D. Farley, Jr.	272,017
John T. Lawler	82,366
William Clay Ford, Jr.	1,642,300
Hau Thai-Tang	154,710

Person	Number of Shares

Kumar Galhotra	103,792
James P. Hackett	0
Tim Stone	0

3
In general, these are common stock units credited under a deferred compensation plan and payable in cash and in the cases of William Clay Ford, Jr., John T. Lawler, and Hau Thai-Tang, include stock units under a benefit equalization plan.

CORPORATE GOVERNANCE	2021 Proxy Statement	23

Delinquent Section 16(a) Reports

Based on Company records and other information, Ford believes that all SEC filing requirements applicable to its directors and executive officers were complied with for 2020 and prior years.

Certain Relationships and Related Party Transactions

POLICY AND PROCEDURE FOR REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Business transactions between Ford and its officers or directors, including companies in which a director or officer (or an immediate family member) has a substantial ownership interest or a company where such director or officer (or an immediate family member) serves as an executive officer ("related party transactions") are not prohibited. In fact, certain related party transactions can be beneficial to the Company and its shareholders.

It is important, however, to ensure that any related party transactions are beneficial to the Company. Accordingly, any related party transaction, regardless of amount, is submitted to the Nominating and Governance Committee in advance for review and approval. All existing related party transactions are reviewed at least annually by the Nominating and Governance Committee. The Office of the General Counsel reviews all such related party transactions, existing or proposed, prior to submission to the Nominating and Governance Committee, and our General Counsel opines on the appropriateness of each related party transaction. The Nominating and Governance Committee may, at its discretion, consult with outside legal counsel.

Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

The Nominating and Governance Committee's approval of a related party transaction may encompass a series of subsequent transactions contemplated by the original approval, i.e., transactions contemplated by an ongoing business relationship occurring over a period of time. Examples include transactions in the normal course of business between the Company and a dealership owned by a director or an executive officer (or an immediate family member thereof), transactions in the normal course of business between the Company and financial institutions with which a director or officer may be associated, and the ongoing issuances of purchase orders or releases against a blanket purchase order made in the normal course of business by the Company to a business with which a director or officer may be associated. In such instances, any such approval shall require that the Company make all decisions with respect to such ongoing business relationship in accordance with existing policies and procedures applicable to non-related party transactions (e.g., Company purchasing policies governing awards of business to suppliers, etc.).

In all cases, a director or officer with an interest in a related party transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.

RELATED PARTY TRANSACTIONS

In February 2002, Ford entered into a Stadium Naming and License Agreement with The Detroit Lions, Inc. (the "Lions"), pursuant to which we acquired for $50 million, paid by us in 2002, the naming rights to a new domed stadium located in downtown Detroit at which the Lions began playing their home games during the 2002 National Football League season. We named the stadium "Ford Field." The term of the naming rights agreement is 25 years, which commenced with the 2002 National Football League season. Benefits to Ford under the naming rights agreement include exclusive exterior entrance signage and predominant interior promotional signage. Beginning in 2005, the Company also agreed to provide to the Lions, at no cost, eight new model year Ford, Lincoln or Mercury brand vehicles manufactured by Ford in North America for use by the management and staff of Ford Field and the Lions and to replace such vehicles in each second successive year, for the remainder of the naming rights agreement. The cost incurred during 2020 was $66,670. William Clay Ford, Jr., and his family own a minority equity interest in the Lions and Mr. Ford is a director and officer of the Lions.

In 2014, Ford entered into a Sponsorship Agreement with a wholly owned subsidiary of the Lions to be the exclusive title sponsor of an NCAA sanctioned, men's college football "Bowl" game to be played in each of the 2014-2016 seasons at Ford Field. We named the Bowl the "Quick Lane Bowl" for our Quick Lane Tire &

24	CORPORATE GOVERNANCE	2021 Proxy Statement

Auto Center brand and acquired several broadcast television messages, event signage, and other advertising in exchange for a sponsorship fee. In 2016, the Company extended its sponsorship of the Quick Lane Bowl for another three years to cover the 2017-2019 seasons. In 2020, the Company extended its sponsorship through 2022. The cost incurred in 2020 was $715,000. Due to the COVID-19 pandemic, the Quick Lane Bowl did not occur in 2020, and, in 2021, the Company extended its sponsorship of the Quick Lane Bowl through 2023 as follows: 2021: $0 (2020 payment applies toward 2021); 2022: $736,500; 2023: $758,600.

Paul Alandt, Lynn F. Alandt's husband, is a minority owner of two Ford franchised dealerships and a Lincoln franchised dealership. In 2020, Ford charged the dealerships about $164.8 million for products and services in the ordinary course of business. In turn, Ford paid the dealerships about $33.1 million for services in the ordinary course of business. Also in 2020, Ford Motor Credit Company LLC, a wholly owned entity of Ford, provided about $281.8 million of financing to dealerships owned by Mr. Alandt and paid about $1.5 million to them in the ordinary course of business. The dealerships paid Ford Credit about $288.5 million in the ordinary course of business. Additionally, in 2020, Ford Credit purchased retail installment sales contracts and Red Carpet Leases from the dealerships in amounts of about $20.2 million and $117.9 million, respectively.

In March 2001, Marketing Associates, LLC (dba OneMagnify), an entity in which Edsel B. Ford II and his family, including Henry Ford III, have a controlling equity interest, acquired all of the assets of the Marketing Associates Division of Lason Systems, Inc. Before the acquisition, the Marketing Associates Division of Lason Systems, Inc. provided various marketing and related services to the Company and this continued following the acquisition. In 2020, the Company paid Marketing Associates, LLC approximately $40.2 million for marketing and related services provided in the ordinary course of business.

In April 2016, the Company approved an investment of up to $10 million in Fontinalis Capital Partners II, a venture capital fund that invests in next-generation mobility start-up entities. As of March 1, 2021, we have invested $9.4 million. Our investment has yielded several benefits, including: (i) increased early exposure to possible mobility investments; (ii) the ability to invest directly in an entity whether or not the investment fund invests in the entity; and (iii) increased exposure to venture capital mobility expertise. As of January 1, 2021, William Clay Ford, Jr. had a 7.6% interest and Lynn F. Alandt had a 4% interest in the investment fund.

During 2020, our new nominee Henry Ford III, son of Edsel B. Ford II, was employed by the Company as a Director of Investor Relations. Henry Ford III received 2020 compensation of approximately $233,464 consisting primarily of salary, bonus, and stock awards.

During 2020, our new nominee Alexandra Ford English, daughter of William Clay Ford, Jr., was employed by the Company as a Director of Corporate Strategy. Ms. English received 2020 compensation of approximately $344,121, consisting primarily of salary, bonus, and stock awards.

During 2020, the Company employed the husband of Catherine O'Callaghan, Controller, as a Manager in our Customer Experience Team. He received 2020 compensation of approximately $430,398, consisting primarily of salary, bonus, and stock awards.

Pursuant to SEC filings, the Company was notified that as of December 31, 2020, State Street Corporation, and its affiliate State Street Bank and Trust Company, State Street Financial Center, One Lincoln Street, Boston, MA 02111, and certain of its affiliates, owned approximately 8.89% of our common stock. During 2020, the Company paid State Street Corporation and its affiliates approximately $4.3 million in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2020, BlackRock, Inc., 55 East 52nd Street, New York, NY 10022, and certain of its affiliates, owned approximately 7.0% of the Company's common stock. During 2020, the Company paid BlackRock, Inc. approximately $8.4 million in the ordinary course of business.

CORPORATE GOVERNANCE	2021 Proxy Statement	25

The following chart shows the process for identification and disclosure of related party transactions.

Stakeholder Engagement

Ford has a philosophy of direct, open, transparent, and frequent engagement with our stakeholders. Throughout each year, management meets with institutional investors to discuss various matters, including long-term strategy; financial and operating performance; risk management; environmental, social, and governance practices; and executive compensation practices. We find these meetings to be informative, regularly review lessons learned from them, and incorporate stakeholder suggestions, as appropriate, into our policy considerations, Proxy Statement, and communications strategy. As the COVID-19 pandemic forced cancellation of many in-person events, we expanded our engagement through virtual events. Highlights from 2020 include:

•
Met with shareholders representing 51% of our institutional equity investor base and fixed-income investors holding approximately 25% of our unsecured debt outstanding, and with potential holders of our equity and debt

•
Conducted twenty-three conferences and nine virtual events

•
Held quarterly webcast earnings calls

•
Participated in product-launch fireside chats and non-deal roadshows

•
Completed a broad range of phone calls, emails, and other industry events

26	CORPORATE GOVERNANCE	2021 Proxy Statement

Government Relations Activities

Ford believes that engagement with governmental officials and agencies plays a key role in shaping regulations and legislation that govern our business now and into the future. In keeping with our vision to be the world's most trusted company, and in an effort to be transparent about the principles that govern our participation in the political process, in 2019, we began posting disclosures concerning our political and lobbying activities on our corporate website. Our 2020 U.S. Political Engagement Report is available at: www.corporate.ford.com.

We encourage you to read the report to gain an understanding of our policies and processes regarding political and lobbying activity. Our disclosures include memberships that Ford holds in certain trade associations, any Section 527 and 501(c)(4) contributions, Ford Political Action Committee contributions, and our governance of such contributions. The site also contains various links to our federal disclosure reports. CPA-Zicklin, an independent index that rates corporate disclosures relative to political and lobbying activities, has rated our disclosure with an overall score of 87.1 for 2020 — placing Ford's transparency efforts near the top of that index. We believe you will find the disclosure educational and informative.

Environmental, Social, and Governance

For Ford, the commitment to create a better world is as strong as ever. We apply our global reach and resources to have a positive impact, provide trusted mobility solutions, and drive human progress. For more than 20 years, we have detailed our performance and progress on sustainability and corporate responsibility in our annual Sustainability Report. In 2021, we introduced our Integrated Sustainability and Financial Report (www.shareholder.ford.com) to create a more complete picture of our progress for investors and shareholders. Some highlights in our 2020-2021 Integrated Sustainability and Financial Report are:

Affirmed our commitment to deliver carbon neutrality by setting approved science-based targets for our vehicles and manufacturing facilities	Conducted a comprehensive Diversity, Equity and Inclusion (DEI) employee audit and publicly disclosed U.S. employee diversity performance data
Achieved CDP's highest "A rating" for climate change and water security	Highlighted gender diversity through inclusion in the Bloomberg Gender Equality Index for the third consecutive year
Announced that we will be increasing our investment in electrification to $22 billion through 2025	Received World Environment Center Gold Medal Award — For achievement in Sustainable Development
Began partnership with Copper Mark — furthering our social and environment commitment to responsible sourcing	Reduced our absolute operational water use by 70% since 2000
Reported to the new automotive manufacturing sector Corporate Human Rights Benchmark (CHRB)	Publicly disclosed our EEO-I Report, signed the UN's Women's Empowerment Principles, and published both our Human Rights and Environment Policy and our Supplier Code of Conduct

CORPORATE GOVERNANCE	2021 Proxy Statement	27

Proposal 1. Election of Directors

IDENTIFICATION OF DIRECTORS

The Charter of the Nominating and Governance Committee provides that the Committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates as directors. The Committee identifies candidates through a variety of means, including search firms, recommendations from members of the Committee and the Board, including the Executive Chairman and the President and CEO, and suggestions from Company management. The Committee has the sole authority to retain and terminate any search firm to be used to assist it in identifying and evaluating candidates to serve as directors of the Company. The Company on behalf of the Committee has paid fees to third-party firms to assist the Committee in the identification and evaluation of potential Board members.

Fourteen directors will be elected at this year's annual meeting. Twelve nominees currently serve as directors and two nominees would be new members of the Board. If elected, each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected. Edsel B. Ford II, having reached our mandatory retirement age of 72, will not stand for re-election at the 2021 Annual Meeting. In addition, John C. Lechleiter will not stand for re-election at the 2021 Annual Meeting due to personal reasons.

Our newest director is Jon M. Huntsman, Jr. Gov. Huntsman was identified and proposed to the Committee by the Chairman of the Board. Gov. Huntsman previously served on the Board from 2012 to 2017, when he resigned to become U.S. Ambassador to Russia. When Gov. Huntsman's government service concluded, upon recommendation of the Committee, the Board elected Gov. Huntsman on October 14, 2020, with immediate effect.

Our new nominees, Alexandra Ford English and Henry Ford III, were identified and proposed to the Committee by the Chairman of the Board. Ms. English and Mr. Ford III were interviewed by several members of the Committee, including the Chair of the Committee. Upon recommendation of the Committee, on March 11, 2021, the Board nominated Ms. English and Mr. Ford III to stand for election at the 2021 Annual Meeting. William Clay Ford, Jr., and Edsel B. Ford II recused themselves from the Board's deliberations concerning the election of Ms. English and Mr. Ford III.

We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

QUALIFICATIONS CONSIDERED FOR NOMINEES

Because Ford is a large and complex company, the Nominating and Governance Committee considers numerous qualifications when considering candidates for the Board. In addition to the qualifications listed below, among the most important qualities directors should possess are the highest personal and professional ethical standards, integrity, and values. They should be committed to representing the long-term interests of all shareholders. Directors must also have practical wisdom and mature judgment. Directors must be objective and inquisitive. Ford recognizes the value of diversity, and we endeavor to have a diverse Board, with experience in business, international operations, finance, manufacturing and product development, marketing and sales, government, education, technology, and in areas that are relevant to the Company's global activities. The biographies of the nominees show that, taken as a whole, the current slate of director nominees possesses these qualifications. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, including making themselves available for consultation outside of regularly scheduled Board meetings, and should be committed to serve on the Board for an extended period of time. Directors should also be prepared to offer their resignation in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities as directors of the Company, including a change in their principal job responsibilities.

Twelve of the nominees for director are now members of the Board of Directors, which met 18 times during 2020. Each of the incumbent nominees for director attended at least 75% of the combined Board and committee meetings held during the periods served by such nominee in 2020. The nominees provided the following information about themselves as of the latest practical date. Additionally, for each director nominee we have disclosed the particular experience, qualifications, attributes, or skills that led the Board to conclude that the nominee supports the Company's strategy and thus, should serve as a director.

28	PROPOSAL 1. Election of Directors	2021 Proxy Statement

Kimberly A. Casiano

• Age: 63 • Independent Director Since: 2003 Committees: Audit, Nominating and Governance, Sustainability and Innovation

Experience: Ms. Casiano has been the President of Kimberly Casiano & Associates since 2010. Her firm provides advisory services in marketing, recruiting, communications, advocacy, and diversity. From 1994 through 2009, Ms. Casiano served as President and Chief Operating Officer of Casiano Communications, Inc., a U.S. Hispanic media and direct marketing company. She joined the company in 1987 and held various management positions. Prior to that, Ms. Casiano was a consultant in the Caribbean and Latin America for the U.S. Agency for International Development (A.I.D.) of the U.S. Department of State, focusing on economic development, trade, and investment promotion programs. Ms. Casiano is a member of the founding Board of Directors of the Latino Corporate Directors Association, the global Alumini Board of Harvard Business School, and the Board of Advisors of Moffitt Cancer Center in Tampa.

Reasons for Nomination: Ms. Casiano has extensive domestic and international experience in marketing, sales, media, advertising, CRM, and direct marketing, particularly in U.S. Hispanic and Latin American markets. Ford benefits from Ms. Casiano's global business and executive experience cultivated through years spent managing her own company. Ms. Casiano consistently provides Ford with valuable insight for our "where to play and how to win" analyses, enterprise risk management systems, and Environmental, Social & Governance (ESG) strategy.

Current Public Company Directorships: Mutual of America

Public Company Directorships Within the Past Five Years: Mead Johnson Nutrition Company

Anthony F. Earley, Jr.

• Age: 71 • Lead Independent Director Since: 2019 • Independent Director Since: 2009 Committees: Compensation (Chair), Nominating and Governance, Sustainability and Innovation

Experience: Mr. Earley was the Executive Chairman of PG&E Corporation from March 2017 until December 2017. From September 2011 until February 2017, he served as the Chairman, Chief Executive Officer, and President of PG&E Corporation, which filed for bankruptcy on January 29, 2019 as a result of potential liabilities for wildfires in California. Before joining PG&E Corporation, Mr. Earley served in a number of executive leadership roles at DTE Energy including Executive Chairman, Chairman, Chief Executive Officer, President, and Chief Operating Officer. In addition, Mr. Earley served as President and Chief Operating Officer of Long Island Lighting Company. Mr. Earley also served as an officer in the United States Navy nuclear submarine program where he was qualified as a chief engineer officer. Mr. Earley currently serves on the boards of United Way Worldwide, CLEAResult, and Southern Company. He also serves as Chairman of the Board of the Detroit Zoological Society.

Reasons for Nomination: Among other qualifications, Mr. Earley brings a wealth of executive leadership experience to the Board. These experiences complement our plan by providing valuable insight into ways in which Ford can operate profitably at the current demand, while changing our product mix. His expertise in electrical infrastructure complements our electrification strategy by providing key insight into the development of innovative products such as the development of hybrid and electric vehicles our customers want and value.

Current Public Company Directorships: Southern Company

Public Company Directorships Within the Past Five Years: PG&E Corporation

PROPOSAL 1. Election of Directors	2021 Proxy Statement	29

Alexandra Ford English

• Age: 33 • New Nominee Committees: N/A

Experience: Alexandra Ford English is a Director of Corporate Strategy at Ford Motor Company, responsible for the Company's enterprise strategy, capital allocation strategic process, and connectivity, tech stack and software strategies. Before joining the strategy team, Ms. English was the Director of Markets and Operations for Ford's AV LLC which is charged with developing and bringing to market driverless transportation services. Ms. English joined Ford's autonomous vehicle team in 2017 and then became a founding member of the AV LLC, when it was formed in July 2018. Ms. English brought her expertise in operating businesses to the autonomous vehicle team and was responsible for the successful deployment and operations of Ford's autonomous vehicle business in Miami, Austin, and Washington, D.C. Previously, Ms. English was part of Ford Smart Mobility's City Solutions team, responsible for working with cities to understand how mobility services could be successfully developed and deployed. Prior to joining Ford Motor Company, Ms. English ran merchandising divisions at Tory Burch in New York City and at Gap, Inc. in San Francisco. Ms. English currently serves on the board of Rivian. She earned a bachelor's degree from Stanford University and an MBA from Harvard Business School.

Reasons for Nomination: Ms. English's experience and leadership in corporate strategy will provide an important perspective to the Board during this period of transformation in the industry. Also, Ms. English's knowledge of autonomous vehicle operations will allow her to offer valuable advice as the Company expands its mobility business. Her previous experience in merchandising and retailing will enable her to provide valuable insights into successful brand management and building trusted relationships with our customers. Additionally, Ford family members have a special interest in the continuing success of the Company and have always played an important role in the business. Ms. English's participation on the Board will ensure that tradition of family stewardship continues.

James D. Farley, Jr.

• Age: 58 • Director Since: 2020 Committees: N/A

Experience: Mr. Farley was elected President and Chief Executive Officer of Ford Motor Company effective October 1, 2020. Mr. Farley previously served as Chief Operating Officer overseeing all of Ford's global markets and automotive operations including Product Development, Purchasing, Enterprise Product Line Management, Manufacturing & Labor Affairs, Marketing, Sales & Service, and Quality & New Model Launch. He also oversaw Mobility Partnerships and Ford Autonomous Vehicles LLC.

Mr. Farley has also served as president of New Businesses, Technology and Strategy where he led Ford's strategic transformation into a higher growth, higher margin business by leveraging smart, connected vehicles and breakthrough customer experiences and oversaw Ford's Corporate Strategy, Global Data Insight and Analytics, Global Partnerships, Research & Advanced Engineering as well as Ford Smart Mobility and Ford Autonomous Vehicles. As Ford's executive vice president and president of Global Markets, Mr. Farley was responsible for overseeing Ford's business units: The Americas, Europe, Middle East & Africa, and Asia Pacific. Mr. Farley also oversaw The Lincoln Motor Company, Global Marketing & Sales, and the strategy and business model development for electrified vehicles. From 2015 to 2017, Mr. Farley served as Executive Vice President and President, Ford Europe, Middle East and Africa. Mr. Farley has also served as Executive Vice President of Global Marketing, Sales & Service, and Group Vice President, Global Marketing and Canada, Mexico and South America. Before joining Ford in November 2007, Mr. Farley held various leadership positions at Toyota.

Reasons for Nomination: As CEO, Mr. Farley is focused on disrupting and modernizing the Company and accelerating Ford's transformation through operational excellence that benefits customers and delivers sustainable profit growth. Ford benefits from his broad experience across the business and deep knowledge of the auto industry. His successes in other areas of the business exhibit his ability to lead the Company and refocus on key growth areas like autonomous and electric technologies as well as commercial vehicles.

30	PROPOSAL 1. Election of Directors	2021 Proxy Statement

Henry Ford III

• Age: 40 • New Nominee Committees: N/A

Experience: Mr. Ford is a Director of Investor Relations, responsible for developing and executing a global investor relations strategy. Prior to his current role, Mr. Ford served as Associate Director of Ford's Corporate Strategy skill team where he focused on the development of strategic framework deliverables and vehicle portfolio strategies. Prior to that, Mr. Ford was the Global Marketing Manager for Ford Performance where he launched the marketing and sales strategy for the Ford GT. Since joining the Company in 2006, Mr. Ford has held positions of increasing responsibility in labor relations, purchasing, marketing and sales, and corporate strategy. Mr. Ford serves on the advisory boards of Henry Ford College, Bridging Communities, Operation Hope, and Southwest Solutions. He serves on the Board of Trustees of The Henry Ford, Ford Foundation, Neighborhood Villages, and Ford Piquette Avenue Plant. Mr. Ford earned a bachelor's degree from Dartmouth College and an MBA from Massachusetts Institute of Technology, Sloan School of Management.

Reasons for Nomination: Mr. Ford's cross functional experience in labor relations, purchasing, marketing and sales, corporate strategy, and investor relations spanning his 15-year career with Ford provides him with a unique perspective and understanding of Company operations and customer viewpoints. The Board will also benefit from Mr. Ford's leadership on the Investor Relations skill team as the Company continues its focus on value creation. Additionally, Ford family members have a special interest in the continuing success of the Company and have always played an important role in the business. Mr. Ford's participation on the Board will ensure that tradition of family stewardship continues.

William Clay Ford, Jr.

• Age: 63 • Director Since: 1988 Committees: Finance (Chair), Sustainability and Innovation

Experience: Mr. Ford has held a number of management positions within Ford, including Vice President — Commercial Truck Vehicle Center. Mr. Ford was Chair of the Finance Committee from 1995 until October 2001 and was elected Chairman of the Board of Directors in January 1999. He served as Chief Executive Officer of the Company from October 2001 until September 2006 when he became Executive Chairman. Mr. Ford is also Vice Chairman of the Detroit Lions, Inc., former Chairman of the Detroit Economic Club, and trustee of the Henry Ford Museum. He also is a member of the board of Business Leaders for Michigan.

Reasons for Nomination: Mr. Ford has served in a variety of key roles at Ford and understands the Company and its various stakeholders. His long-term perspective and lifelong commitment to the Company adds significant value to the Company's stakeholder relationships. Mr. Ford, an early and influential advocate for sustainability at the Company, has long been recognized as a leader in advancing mobility, connectivity, and electrification in the automobile industry, which adds significant value to Board deliberations.

PROPOSAL 1. Election of Directors	2021 Proxy Statement	31

William W. Helman IV

• Age: 62 • Independent Director Since: 2011 Committees: Finance, Nominating and Governance, Sustainability and Innovation (Chair)

Experience: Mr. Helman is a General Partner at Greylock Partners, a venture capital investment firm focused on early stage investments in technology, enterprise software, and consumer internet. He joined Greylock in 1984 and served as Managing Partner from 1999 to 2013. Mr. Helman is on the board of the Broad Institute and on the Board of Trustees of Vornado Realty Trust.

Reasons for Nomination: Mr. Helman's experience with technology investments and social media marketing provides a unique and valued perspective as these issues are becoming increasingly important as the auto industry adopts new technologies, develops innovative solutions to personal mobility challenges, and adapts to new social media techniques. Mr. Helman's expertise in investing in new innovations offers the Board valuable insight as Ford continues to invest in connectivity and mobility technologies in order to deliver innovative products our customers want and value.

Current Public Company Directorships: Vornado Realty Trust

Jon M. Huntsman, Jr.

• Age: 61 • Independent Director Since: 2020* (also served 2012-2017) Committees: Compensation, Nominating and Governance, Sustainability and Innovation

*	As a result of a new role that Gov. Huntsman may assume, the Board may determine that he is no longer independent under New York Stock Exchange rules. Gov. Huntsman is expected to remain on the Board. See "Corporate Governance — Independence of Directors and Relevant Facts and Circumstances" on pp. 19-20.

Experience: Governor Huntsman served as the U.S. Ambassador to Russia from 2017 through 2019. He served as the Chairman of the Atlantic Council of the United States from 2014 until 2017 and Chairman of the Huntsman Cancer Foundation from 2012 until 2017. He has previously served as U.S. Ambassador to China and as Deputy U.S. Trade Representative. Governor Huntsman was twice elected Governor of Utah and served from 2005 to 2009. He began his public service career as a White House staff assistant to President Ronald Reagan and has since served appointments as Deputy Assistant Secretary of Commerce for Asia, and U.S. Ambassador to Singapore. Governor Huntsman serves on the boards of the U.S. Naval Academy Foundation and the University of Pennsylvania. In addition, he serves as distinguished fellow at the Brookings Institute, a trustee of the Carnegie Endowment for International Peace, and a trustee of the Reagan Presidential Foundation.

Reasons for Nomination: Governor Huntsman's extensive global experience brings a well-informed and international perspective to Board deliberations. Governor Huntsman's expertise is valuable as the Company plans to significantly increase its presence in Asia. In addition, Governor Huntsman's extensive experience in government service provides the Board with important insight on government relations at the state, federal, and international levels.

Current Public Company Directorships: Chevron Corporation

Public Company Directorships Within the Past Five Years: Caterpillar, Inc., Hilton Worldwide Inc.

32	PROPOSAL 1. Election of Directors	2021 Proxy Statement

William E. Kennard

• Age: 64 • Independent Director Since: 2015 Committees: Finance, Nominating and Governance (Chair), Sustainability and Innovation

Experience: Mr. Kennard is the Chairman and co-founder of Velocitas Partners LLC, an asset management firm. Mr. Kennard served as chairman of the U.S. Federal Communications Commission (FCC) from 1997 to 2001 and served as the FCC's general counsel from 1993 to 1997. As U.S. Ambassador to the European Union from 2009 to 2013, he worked to eliminate regulatory barriers to commerce and to promote transatlantic trade, investment, and job creation. In addition to his public service, Mr. Kennard was a managing director of The Carlyle Group from 2001 to 2009 where he led investments in the telecommunications and media sectors. He also serves as a trustee of Yale University.

Reasons for Nomination: Mr. Kennard has extensive experience in the public policy, law, telecommunications, and private equity fields. In particular, he has shaped policy and pioneered initiatives to help technology benefit consumers worldwide. Mr. Kennard is regarded as a champion for consumers in the digital age, and we believe this expertise, unique perspective, risk management skills, and first-hand knowledge of the technological regulatory landscape help guide our strategy as we accelerate our innovative work in the areas of in-car connectivity and mobility solutions in a smart world.

Current Public Company Directorships: AT&T Inc. and MetLife, Inc.

Public Company Directorships Within the Past Five Years: Duke Energy Corporation (not standing for re-election when current term ends on May 6, 2021)

Beth E. Mooney

• Age: 66 • Independent Director Since: 2019 Committees: Audit, Nominating and Governance

Experience: Ms. Mooney served as Chairman and Chief Executive Officer of KeyCorp from May 2011 until May 2020. She joined the company in April 2006 as Vice Chair of Key Community Bank, and in 2010 was elected to KeyCorp board of directors. Previously, Ms. Mooney was Senior Executive Vice President and Chief Financial Officer at Alabama-based AmSouth Bancorporation (now Regions Financial Corp.) and held senior positions at Bank One Corp., Citicorp Real Estate, Inc., Hall Financial Group, and Republic Bank of Texas/First Republic. Ms. Mooney is a member of the Board of Trustees of The Conference Board and a member of the Business Council. In addition, Ms. Mooney is the Chair of the Board of Directors of The Cleveland Clinic and a Trustee of the Board of the Musical Arts Association (The Cleveland Orchestra). She is Past Chair of the Greater Cleveland Partnership, one of the largest Chambers of Commerce in the nation.

Reasons for Nomination: Ms. Mooney has a wealth of experience and deep understanding of the financial industry. Her extensive banking and business experience bring a unique perspective that will enhance the Board during this transformational time in the Company and the industry. Additionally, Ms. Mooney's extensive experience in risk management and executive matters will provide Ford with valuable insight into these key areas

Current Public Company Directorships: Accenture plc and AT&T Inc.

Public Company Directorships Within the Past 5 Years: KeyCorp

PROPOSAL 1. Election of Directors	2021 Proxy Statement	33

John L. Thornton

• Age: 67 • Independent Director Since: 1996 Committees: Compensation, Finance, Nominating and Governance

Experience: Mr. Thornton has served as Executive Chairman of Barrick Gold Corporation since April 2014. He also serves as Non-Executive Chairman of PineBridge Investments, a global asset manager. Mr. Thornton serves on the Board of SparkCognition, a leading industrial artificial intelligence company. He is a Professor, Director of the Global Leadership Program, and a Member of the Advisory Board of the Tsinghua University School of Economics and Management in Beijing. He is also Chairman Emeritus of the Brookings Institution in Washington, D.C. Mr. Thornton retired as President and Director of The Goldman Sachs Group, Inc. in 2003. Mr. Thornton also previously served as Chairman of Goldman Sachs Asia and as Co-Chief Executive of Goldman Sachs International, overseeing the firm's business in Europe, the Middle East, and Africa. Mr. Thornton is Co-Chair of the Asia Society, and is also a trustee, advisory board member or member of, the China Investment Corporation (CIC), King Abdullah University of Science and Technology, McKinsey Advisory Council, Schwarzman Scholars, and the African Leadership Academy. He is also Vice Chairman of the Morehouse College Board of Trustees.

Reasons for Nomination: Mr. Thornton has extensive international business and financial experience. Mr. Thornton brings valuable insight into emerging markets gained through his oversight of the presence of Goldman Sachs International on multiple continents. Mr. Thornton's extensive experience in finance and business matters, both domestically and internationally, is critical to achieving our fitness goals of financing our long-term strategic plan, improving our balance sheet, and creating profitable growth. Mr. Thornton's unique knowledge brings to the Board valuable insight in international business, especially in China, which has become one of the world's most important automotive growth markets.

Current Public Company Directorships: Barrick Gold Corporation

John B. Veihmeyer

• Age: 65 • Independent Director Since: 2017 Committees: Audit (Chair), Nominating and Governance

Experience: Mr. Veihmeyer served as Chairman of KPMG International from 2014 until his retirement after 40 years with KPMG in September 2017. Before becoming global chairman, Mr. Veihmeyer held numerous leadership roles at KPMG, including U.S. Chairman and Chief Executive Officer from 2010 to 2015, U.S. Deputy Chairman, managing partner of KPMG's Washington, D.C. operations, and global head of Risk Management and Regulatory. Mr. Veihmeyer currently serves as a member of the executive committee of the Board of Trustees of the University of Notre Dame and as a director of the Ladies Professional Golf Association, and Catholic Charities of Washington, D.C. Mr. Veihmeyer previously served as a Trustee of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board.

Reasons for Nomination: Mr. Veihmeyer has extensive experience in the accounting profession, both in the United States and internationally, as well as executive leadership experience as Chairman and Chief Executive Officer of KPMG. His experience leading KPMG, which has member firms in over 150 countries, has provided Mr. Veihmeyer with significant exposure to business operations in every region of the world. Mr. Veihmeyer also previously served on the board of Catalyst, Inc. and has been recognized for his leadership in diversity and inclusion. Mr. Veihmeyer's financial expertise, executive leadership experience, risk management skills, and international exposure bring value to the Company's Board at an unprecedented time of disruption in the automotive industry and in an increasingly complex regulatory environment.

Current Public Company Directorships: Zanite Acquisition Corp.

34	PROPOSAL 1. Election of Directors	2021 Proxy Statement

Lynn M. Vojvodich

• Age: 53 • Independent Director Since: 2017 Committees: Audit, Nominating and Governance, Sustainability and Innovation

Experience: Ms. Vojvodich is an advisor to start-up and growth-stage technology companies. Previously, Ms. Vojvodich was Executive Vice President and Chief Marketing Officer of salesforce.com, Inc. ("Salesforce") from September 2013 until February 2017. In this role, she led Salesforce's branding and positioning, public relations, digital marketing, content marketing, marketing campaigns, and strategic events. Before joining Salesforce, Ms. Vojvodich held marketing leadership roles at Microsoft and BEA Systems, and served as a partner with venture capital firm Andreessen Horowitz. She was the founder of Take3, a marketing strategy firm and is a member of the Board of Figma, a collaborative design platform that helps teams around the world create software.

Reasons for Nomination: Ms. Vojvodich has a wealth of expertise in marketing technology and innovation, market analysis, and the software industry. As Ford continues to transform itself into the world's most trusted company, Ms. Vojvodich provides valuable guidance regarding how the Company should market and position itself in its automotive and mobility businesses, including the use of digital strategies. Ms. Vojvodich's experience advising start-up and growth-stage technology businesses lends itself to the Company as it continues culture-shaping initiatives to attract talent and deliver a broader suite of mobility products and services.

Current Public Company Directorships: Booking Holdings Inc. and Dell Technologies

John S. Weinberg

• Age: 64 • Independent Director Since: 2016 Committees: Compensation, Finance, Nominating and Governance, Sustainability and Innovation

Experience: Mr. Weinberg has been Evercore Inc.'s Co-Chief Executive Officer and Co-Chairman of the Board of Directors since July 2020. He served as Chairman of the Board of Directors and Executive Chairman of Evercore Inc. beginning in November 2016. Previously, Mr. Weinberg served as Vice Chairman of the Goldman Sachs Group from June 2006 until October 2015. His career at Goldman Sachs spanned more than three decades, with the majority of his time spent in the banking division. Mr. Weinberg currently serves as a board member of New York-Presbyterian Hospital, the Cystic Fibrosis Foundation, and Middlebury College.

Reasons for Nomination: Mr. Weinberg has extensive experience in finance, banking, and capital markets, as well as a deep understanding of Ford, its history, and the needs of its business. During his time with Goldman Sachs, Mr. Weinberg served as a trusted advisor to Ford and other manufacturing clients. As Ford transforms itself into the world's most trusted company, making smart cars for a smart world, Mr. Weinberg's financial and risk management expertise will aid the Company in rapidly improving its fitness to lower costs, reallocate capital, and finance our business plan.

Current Public Company Directorships: Evercore Inc.

PROPOSAL 1. Election of Directors	2021 Proxy Statement	35

Director Compensation in 2020

(a)	(b)	(c)					(d)	(e)
	Fees Earned or Paid in Cash [1]	Stock Awards [2]	Fees [3]	Perquisites/ Evaluation Vehicles [4]	Tax Reimbursement	Life Insurance Premiums [5]	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)

Stephen G. Butler	54,167	89,579	0	20,485	16,498	106	37,090	180,035
Kimberly A. Casiano	100,000	214,998	0	22,455	17,587	254	40,297	355,295
Anthony F. Earley, Jr.	175,000	214,998	0	14,329	9,694	254	24,277	414,275
Edsel B. Ford II	100,000	214,998	650,000	16,935	14,038	762	681,734	996,733
William W. Helman IV	120,000	214,998	0	715	0	0	715	335,713
Jon M. Huntsman, Jr.	25,200	53,546	0	9,783	8,189	42	18,014	96,760
William E. Kennard	120,000	214,998	0	22,972	13,871	254	37,097	372,096
John C. Lechleiter	100,000	214,998	0	18,308	16,029	254	34,591	349,590
Beth E. Mooney	100,000	214,998	0	13,540	9,084	64	22,688	337,686
John L. Thornton	100,000	214,998	0	12,884	11,881	254	25,019	340,018
John B. Veihmeyer	117,500	214,998	0	28,743	20,820	254	49,818	382,316
Lynn M. Vojvodich	100,000	214,998	0	19,923	16,390	254	36,568	351,567
John S. Weinberg	100,000	214,998	0	22,093	16,120	64	38,276	353,275
1
Fees.    Effective as of January 1, 2017, the Board of Directors agreed that the following compensation will be paid to non-employee directors of the Company:

Annual Board membership fee	$315,000
Annual Lead Independent Director fee	$50,000
Annual Audit Committee chair fee	$30,000
Annual Compensation Committee chair fee	$25,000
Annual other Committee chair fees	$20,000

As discussed in footnote 2 below, approximately 68% ("mandatory portion") of the Annual Board membership fee is paid in Restricted Stock Units ("RSUs"), and in addition, certain directors choose to receive all or a portion of their fees in RSUs pursuant to the 2014 Plan in addition to the mandatory portion. Pursuant to SEC rules, the dollar value of any fees any director elected to receive in RSUs in excess of the fees mandatorily paid in RSUs pursuant to that plan is shown in the "Fees Earned or Paid in Cash" column.

2
2014 Plan. Effective January 1, 2014, the Board adopted the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company. The 2014 Plan was approved by shareholders at the 2014 Annual Meeting. The 2014 Plan is structured so that the mandatory portion of the Annual Board membership fee is paid in RSUs. The amounts shown in column (c) are the grant date values of the RSUs relating to the mandatory portion of fees paid under the 2014 Plan. Each Director also had the option of having some or all of his or her remaining fees paid in RSUs pursuant to the 2014 Plan. The RSUs vest immediately upon grant. Each Director had the option to choose when the RSUs settle into shares of Ford common stock as follows: (i) immediately on the grant date; (ii) the earlier of five years from the date of grant and separation from the Board; or (iii) at separation from the Board. The Board adopted the 2014 Plan because the RSUs settle in shares of common stock, thus further aligning the interests of directors and shareholders. Directors are not permitted to sell, hedge, or pledge the mandatory portion of the Annual Board fees until after separation from the Board, even if the RSUs settle into shares of common stock prior to separation from the Board. In light of the requirement that approximately 68% of annual director fees are paid in RSUs, and that directors may not dispose of such RSUs or shares of stock until after separation from the Board, there is no minimum share ownership requirement for members of the Board. If dividends are paid on common stock, Dividend Equivalents are paid in additional RSUs on RSU balances for those directors whose RSUs have not settled into shares of common stock. For any directors whose RSUs have settled into shares of common stock, they are required to reinvest dividends on such shares into additional shares of common stock until separation from the Board.

3
The amount shown for Edsel B. Ford II reflects the fees he earned pursuant to a January 1999 consulting agreement between the Company and Mr. Ford. The consulting fee is payable quarterly in arrears in cash. Mr. Ford is available for consultation, representation, and other duties under the agreement. Additionally, the Company provides facilities (including office space) and an administrative assistant to Mr. Ford. This agreement will continue until either party ends it with 30 days' notice.

In his role as consultant, Mr. Ford represents the Company with various stakeholders, including dealers, employees, customers, governmental officials through his attendance at numerous functions throughout the year. In particular, Mr. Ford's involvement in Ford Performance Racing has added great value to our Racing teams' success and in January 2020 he was recognized by NASCAR with its prestigious Landmark Award for lifetime contributions to racing, one of only six people ever to have been so honored. Mr. Ford's representation enhances Ford's reputation among these various groups and provides a valuable source of goodwill for all our stakeholders.

4
Perquisites and Evaluation Vehicle Program. All amounts shown in this column reflect: (i) the cost of evaluation vehicles provided to Directors; (ii) the cost of a charitable gift made by the Company on behalf of the Board divided equally among those directors who were

36	PROPOSAL 1. Election of Directors	2021 Proxy Statement

  members of the Board on December 31, 2020, and (iii) the cost of healthcare insurance premiums for certain directors. We calculate the aggregate incremental costs of providing the evaluation vehicles by estimating the lease fee of a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance. We provide non-employee directors with the use of up to two Company vehicles free of charge. Directors are expected to provide evaluations of the vehicles to the Company. The cost of providing these vehicles is included in column (d).

5
Insurance. Ford provides non-employee directors with $200,000 of life insurance which ends when a director retires. A director can choose to reduce life insurance coverage to $50,000 and lower income imputation. Effective January 1, 2014, the non-employee director life insurance program was changed to allow former employees who become directors to participate in the program and keep the life insurance coverage provided to retired employees. The life insurance premiums paid by the Company for each director are included in column (d). Ford also provides non-employee directors with the option to obtain Company provided healthcare insurance at no cost. The healthcare insurance is identical to healthcare insurance provided to employees, except for the employee paid portion of premiums. Six directors have elected this option and that portion of the premiums that the Company pays on behalf of directors that equals the amount employees typically pay is included in column (d).

Your Board's recommendation: FOR Proposal 1

PROPOSAL 1. Election of Directors	2021 Proxy Statement	37

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors selects and hires the independent registered public accounting firm. You must ratify the Audit Committee's selection for 2021.

The Audit Committee selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to perform an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board for 2021. PricewaterhouseCoopers is well qualified and has served as our independent registered public accounting firm since 1946. Representatives of PricewaterhouseCoopers will be present at the meeting with the opportunity to make a statement and answer appropriate questions.

Amounts paid by the Company to PricewaterhouseCoopers for audit and non-audit services rendered in 2020 and 2019 are disclosed in the table below.

Ford management will present the following resolution to the meeting:

"RESOLVED, That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board for 2021 is ratified."

Your Board's recommendation: FOR Proposal 2

Fees Paid to Independent Registered Public Accounting Firm

Annually, the Audit Committee pre-approves categories of services to be performed (rather than individual engagements) by PricewaterhouseCoopers. As part of this approval, an amount is established for each category of services (Audit, Audit-Related, Tax Services, and other services). In the event the pre-approved amounts prove to be insufficient, a request for incremental funding will be submitted to the Audit

Committee for approval during the next regularly scheduled meeting. In addition, all new engagements greater than $250,000 will be presented in advance to the Audit Committee for approval. A regular report is prepared for each regular Audit Committee meeting outlining actual fees and expenses paid or committed against approved fees. The Audit Committee approved of all of the fees listed in the table below.

Fees Paid to PricewaterhouseCoopers	Year-ended December 31, 2019 ($) (000)	Year-ended December 31, 2020 ($) (000)
Audit Fees [1]	39,200	37,400
Audit-Related Fees [2]	3,600	4,000
Tax Fees [3]	3,000	3,400
All Other Fees [4]	1,700	0

TOTAL FEES	47,500	44,800
1
Consists of the audit of the financial statements included in the Company's Annual Report on Form 10-K, reviews of the financial statement included in the Company's Quarterly Reports on Form 10-Q, attestation of the effectiveness of the Company's internal controls over financial reporting, preparation of statutory audit reports, and providing comfort letters in connection with Ford Motor Company and Ford Motor Credit Company funding transactions.
2
Consists of support of funding transactions, due diligence for mergers, acquisitions and divestitures, employee benefit plan audits, attestation services, internal control reviews, and assistance with interpretation of accounting standards.

3
Consists of assistance with tax compliance and the preparation of tax returns, tax consultation, planning, and implementation services, assistance in connection with tax audits, and tax advice related to mergers, acquisitions and divestitures. Of the fees paid for tax services, we paid 38% and 43% for tax compliance related services in 2020 and 2019, respectively.

4
Consists of support in business and regulatory reviews and research analysis regarding new markets and strategies, and advisory services related to insurance claims.

38	PROPOSAL 2	2021 Proxy Statement

Audit Committee Report

The Audit Committee is currently composed of four directors, all of whom meet the independence standards contained in the NYSE Listed Company rules, SEC rules, and Ford's Corporate Governance Principles, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter may be found on the Company's website, www.corporate.ford.com. The Audit Committee selects, subject to shareholder ratification, the Company's independent registered public accounting firm.

Ford management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm, PricewaterhouseCoopers, is responsible for performing independent audits of the Company's consolidated financial statements and internal controls over financial reporting and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles and on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee monitors the Company's financial reporting process and reports to the Board of Directors on its findings. PricewaterhouseCoopers has served as the Company's independent registered public accounting firm since 1946.

AUDITOR INDEPENDENCE

During the last year, the Audit Committee met and held discussions with management and PricewaterhouseCoopers. The Audit Committee reviewed and discussed with Ford management and PricewaterhouseCoopers the audited financial statements and the assessment of the effectiveness of internal controls over financial reporting contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2020. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee, as well as by SEC regulations. In conjunction with the mandated rotation of PricewaterhouseCoopers's lead engagement partner, the Audit Committee and its chairperson are also directly involved in the selection of PricewaterhouseCoopers's new lead engagement partner.

PricewaterhouseCoopers submitted to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. The Audit Committee discussed with PricewaterhouseCoopers such firm's independence. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC.

The Audit Committee also considered whether the provision of other non-audit services by PricewaterhouseCoopers to the Company is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that the independence of PricewaterhouseCoopers is not compromised by the provision of such services.

Audit Committee
John B. Veihmeyer (Chair)	Beth E. Mooney
Kimberly A. Casiano	Lynn M. Vojvodich

PROPOSAL 2	2021 Proxy Statement	39

Proposal 3. Approval of the Compensation of the Named Executives

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executives, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. At the 2017 Annual Meeting, our shareholders approved our proposal to provide you with this opportunity on an annual basis.

As described in detail in the "Compensation Discussion and Analysis," we seek to closely align the interests of our Named Executives with yours. Our compensation programs are designed to reward our Named Executives for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding unnecessary or excessive risk-taking. We urge you to read the Compensation Discussion and Analysis on pp. 42-78 and the other related executive compensation disclosures so that you have an understanding of our executive compensation philosophy, policies, and practices.

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our Named Executives, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee.

Ford management will present the following resolution to the meeting:

"RESOLVED, That the Company's shareholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company's Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure."

Your Board's recommendation: FOR Proposal 3

40	PROPOSAL 3	2021 Proxy Statement

CD&A Roadmap

*	See pages 69-72 of Ford's Annual Report on Form 10-K for the year ended December 31, 2020 for definitions and reconciliations to GAAP.

CD&A ROADMAP	2021 Proxy Statement	41

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Summary

The year 2020 was a year like no other as the COVID-19 pandemic brought unexpected challenges to our people, our customers, our business, and our partners, creating a global health crisis and causing a temporary shutdown of the automotive industry. For Ford, it was also a year of transition and resiliency. Through these challenging times, we demonstrated our spirit and adaptability: we promoted the health and safety of our employees and communities without losing sight of the importance of strong operating execution. We also shifted production from automotive to medical and personal protective equipment early in the pandemic and launched "Project Apollo" to develop, produce, and donate millions of pieces of medical and personal protective equipment to nonprofits, Ford dealers, state and local officials, schools, and first responders in all 50 U.S. states. The Company also planned and successfully executed a leadership transition with James D. Farley, Jr., becoming our President and Chief Executive Officer on October 1, 2020. Quickly following his accession to President and Chief Executive Officer, Mr. Farley unveiled The Plan: Ford's strategy to speed our transformation, improve execution, and drive growth. Under The Plan, we will turn our business around by modernizing how we operate, simplifying our processes, building on our strengths, exploring new opportunities, caring for each other and our customers, and leading the electrification revolution in areas of strength.

Our Purpose:    To help build a better world, where every person is free to move and pursue their dreams.

Mr. Farley realigned our executive team around The Plan and appointed several new company officers, including naming John T. Lawler, who most recently served as CEO of Ford Autonomous Vehicles and vice president of mobility partnerships, as our new Chief Financial Officer; naming Hau Thai-Tang, who most recently served as our Chief Product Development and Purchasing Officer, as our Chief Product Platform & Operations Officer; and expanding the responsibilities of Kumar Galhotra, President, Americas and International Markets Group.

42	EXECUTIVE COMPENSATION	2021 Proxy Statement

*	See pages 69-72 of Ford's Annual Report on Form 10-K for the year ended December 31, 2020 for definitions and reconciliations to GAAP.

Our key financial performance metrics for 2020 were all down from 2019, primarily driven by the negative impact of the global COVID-19 pandemic on our business, the automotive industry, and the global economy. We measured our performance by Company Adjusted Free Cash Flow, Company Adjusted EBIT, Company Adjusted EBIT Margin, Adjusted Return on Invested Capital, and Company Revenue, as well as comparing our Total Shareholder Return ("TSR") with that of our peer group. The graphic below shows our operational performance over the past several years. While the unpredictable consequences of the COVID-19 pandemic drove our key financial metrics down in 2020, we recognize that our operational performance over the past several years has been disappointing. Under The Plan, we intend to turn our business around and grow our revenue, adjusted EBIT margin, and adjusted free cash flow each year. Throughout 2020, we were proactive in our response to COVID-19's impact on our business and demonstrated discipline in the management of our balance sheet. We continued to maintain strong liquidity to bolster financial flexibility in these uncertain times by, among other things, drawing, extending the maturity of, and subsequently repaying our corporate and supplemental revolving credit facilities and issuing $8 billion of unsecured debt. Despite the negative effect of the global COVID-19 pandemic, we ended 2020 strongly, with year-over-year improvements in both our automotive and credit businesses in the fourth quarter. We achieved better results in the second, third, and fourth quarters of 2020 than we had forecast after the onset of the COVID-19 pandemic and we ended 2020 with $30.8 billion in cash and a total of $46.9 billion in liquidity, both significantly higher than year-end 2019.

*	See pages 69 and 71 of Ford's Annual Report on Form 10-K for the year ended December 31, 2020 for definitions and reconciliations to GAAP.
**	The dividend was suspended beginning with the second quarter 2020 and remained suspended as of the first quarter 2021.

Our 2020 net loss was $1.3 billion. Company Adjusted EBIT was $2.8 billion. For full year 2020, revenue was down 18 percent to $127.1 billion. Net income/(loss) margin was negative 1.0 percent and Company Adjusted EBIT Margin was 2.2 percent in 2020, down from 0.0 and 4.1 percent a year ago, respectively. The year-over-year declines of $1.3 billion in net income/(loss) and $3.6 billion in Company Adjusted EBIT in 2020 were driven by decreases in Automotive EBIT and Ford Credit EBT, primarily reflecting the impact of COVID-19. Please see pages 69-72 of Ford's

EXECUTIVE COMPENSATION	2021 Proxy Statement	43

Annual Report on Form 10-K for the year ended December 31, 2020 for definitions of these non-GAAP financial measures and reconciliations to GAAP.

The NEO Compensation section of the CD&A (pp. 57-77) discusses our performance against metrics over the 2020 performance period for the Incentive Bonus Plan and the 2018-2020 performance period for the 2018 Performance Unit grant. The performance result of the 2020 Incentive Bonus Plan was 23% and the performance result of the 2018 Performance Unit grant was 17%. These low performance results were driven in part by the negative effect of COVID-19 on the Company's 2020 performance. See 2020 Incentive Bonus Plan Performance Results on pp. 63-65 and 2018 Performance Unit Results on pp. 74-76. The actual outcomes across these compensation elements reflect our commitment to tying executive compensation to Company performance.

In order to recognize the extraordinary efforts of employees, as well as strategic and operational performance in the face of the global COVID-19 pandemic, in February 2021, the Compensation Committee approved a Pandemic Response Award for Incentive Bonus Plan-eligible employees, which was paid in cash to employees other than corporate officers and paid in the form of Time-Based Units with a one-year cliff vest for corporate officers, including Named Executives. See Pandemic Response Award on pp. 66-69.

CREATING VALUE

Set forth below are some of our 2020 achievements against certain elements of The Plan. We will continue to execute on The Plan as we strive to deliver superior shareholder returns through focused automotive, electrification, and high-growth mobility initiatives.

The Plan: Care for Each Other

•
As part of our "Project Apollo" initiative to address social needs created by the global pandemic, and in partnership with the United Auto Workers (UAW) in the U.S., we produced tens of millions of pieces of vital medical and personal protective equipment in 2020, including nearly 100 million face masks, 20 million face shields, 50,000 patient ventilators, 1.6 million washable isolation gowns, and, in collaboration with 3M, more than 32,000 powered air-purifying respirators

•
Additionally, together with our philanthropic arm, Ford Motor Company Fund ("Ford Fund"), we distributed more than 55 million face masks to nonprofits, Ford dealers, state and local officials, schools, and first responders in all 50 states during the last five months of 2020 — as part of our commitment to donate 120 million masks to at-risk communities by mid-2021

•
Ford Fund invested more than $3 million to assist nonprofits and community organizations in their efforts to address hunger, housing, access to mobility, and other urgent needs related to COVID-19, including more than $1.1 million raised by employees and others through the global COVID-19 Donation Match program

•
We leveraged our ask/listen/observe framework to understand employee sentiment; when we surveyed our employees during 2020 after the onset of the pandemic, 91% of the respondents, which were primarily salaried employees, indicated that Ford's response to the pandemic helped them do what is best for their health and family

•
We conducted a comprehensive audit to guide our Diversity, Equity, and Inclusion initiatives in the U.S. with plans for a global rollout in 2021 to accelerate our improvement of the employee experience and cultivate a culture of belonging

•
We created a COVID-19 return-to-work playbook for manufacturing and non-manufacturing locations that aligns with recommendations from the World Health Organization, the Centers for Disease Control, and country and local health departments, and shared the Playbook publicly as a learning resource for other organizations

•
We distributed 200,000 Return to Work care kits globally

•
We paused social media advertising spend to help encourage social platforms to stop the spread of hate speech and misinformation

44	EXECUTIVE COMPENSATION	2021 Proxy Statement

•
Bill Ford was named Automotive News' 2020 Industry Leader of the Year for his role in leading the Detroit 3's response to the pandemic and spearheading Ford's efforts to manufacture personal protective equipment

The Plan: Create Must Have Products and Services

•
We successfully launched three new vehicles that exemplify the new direction of Ford: the all-electric Mustang Mach-E, the redesigned F-150, and the Bronco Sport

•
Ford was America's best-selling commercial vehicle brand for the 11th consecutive year

•
Ford Explorer was America's best-selling mid-size SUV

•
Our full-year 2020 F-Series sales totaled 787,422 vehicles, marking its 44th year in a row as America's best-selling pickup and the 39th as America's No. 1-selling vehicle

•
Mustang was America's best-selling sports car for the sixth consecutive year

•
FordPass membership increased by nearly 50% to more than nine million globally, offering differentiated customer experiences

The Plan: Turn Around Automotive

•
We completed the first phase of our European business restructuring, producing improved operating performance

•
We completed the sale of the São Bernardo do Campo Plant in Brazil and committed to a plan to exit manufacturing operations in Brazil as part of the restructuring of our South American operations

The Plan: Lead the Electrification Revolution in Areas of Strength

•
We invested approximately $7 billion in electrification from 2016 through 2020

•
Ford was the first company to announce plans for an all-electric van, E-Transit, and an all-electric pickup, F-150

•
The Company broke ground on the Ford Rouge Electric Vehicle Center to house a production line for the 2022 all-electric F-150

•
FordPass app connected Mach-E owners to the largest public charging network in North America, with 16,000 charging stations and growing

FORD TOTAL SHAREHOLDER RETURN ("TSR") PERFORMANCE

As Ford strives to deliver superior shareholder returns, we realize that our TSR has lagged that of our peer group and the S&P 500 over the most recently completed one-, three-, and five-year periods.

Through The Plan, we are working to turn around automotive operations, compete like a challenger, and capitalize on our strengths by allocating more capital, more resources, and more talent to our strongest business and vehicle franchises. We plan to win on behalf of our customers and other stakeholders in a new landscape defined by electrification and connected customer experiences.

Our operating performance affects our TSR and we tie both to our incentive plan payouts. Our Performance Unit grants include financial metrics and relative TSR as factors. Our 2018 and 2019 Performance Unit grants include a relative TSR metric with a 25% weighting. Thus, payouts under the 2018 Performance Unit grant, which occurred in March 2021, reflect actual relative TSR performance against our peer group as constituted in 2018. This links performance of our executives to shareholder interests, which is a key tenet of our pay-for-performance philosophy (please see 2018 Performance Unit Results on pp. 74-76 for a discussion of the 2018 Performance Unit payout).

EXECUTIVE COMPENSATION	2021 Proxy Statement	45

In December 2019, the Committee approved changes to the structure of our Performance Unit grants, beginning in 2020, intended to further incentivize executives to focus on strengthening our business for the long-term.

These changes included replacing the relative TSR metric with a relative TSR modifier (please see Long-Term Incentive Awards beginning on p. 70 for a discussion of the 2020 Performance Units structure). In 2020, the Committee also utilized stock options, with price-based performance conditions, as a form of performance-based long-term incentive for both the former and current President and CEO and the Executive Chairman in order to appropriately award and incentivize their contributions toward the long-term success of the Company during a transformative year and recognize the number of long-term investments and initiatives being pursued that are expected to benefit the Company beyond the three-year time horizon of the Performance Units.

Shareholders have benefited from our results over the past several years. Since reinstituting dividends in 2012,

we returned approximately $21.6 billion to shareholders through year-end 2020 through dividends and share buybacks. We maintained our regular quarterly dividend of $0.15 in the first quarter of 2020; however, due to the effects of the COVID-19 pandemic, we suspended the dividend beginning with the second quarter of 2020 and the dividend remained suspended as of the first quarter of 2021. We will reassess the dividend payment in future quarters.

Since 2017, we have redesigned our business in the face of sweeping technological changes and disruption in the auto industry while seeking to create value for our shareholders. In 2020, we showed resiliency in the face of the global COVID-19 pandemic. We made tough, strategically sound decisions in 2020 that have created durable beneficial changes to our underlying earnings power, including an automotive business that is increasingly positioned to sustainably generate strong free cash flows. We expect that financial flexibility to allow us to make the right investments for long-term profitable growth and value creation.*

*
Please refer to Appendix I for a Cautionary Note on Forward-Looking Statements.

46	EXECUTIVE COMPENSATION	2021 Proxy Statement

SUMMARY OF 2020 EXECUTIVE COMPENSATION

The information below is a high-level summary of the key components of compensation paid to the Named Executives in 2020 and is not an exhaustive list of all compensation actions taken in 2020. The details of these and other compensation actions are set forth under the appropriate discussion headings throughout this CD&A.

Element of Compensation	Percent of Total Target Compensation*	Highlights

Base Salary	18%	• Several Named Executives received base salary increases in connection with accession to new positions or expansion of responsibilities (pro-rated for time in service in the applicable role)
Annual Cash Incentive Awards	20%	• The 2020 Incentive Bonus Plan paid out with a performance result of 23% for corporate officers including the Named Executives
Pandemic Response Award	**

•

In February 2021, in recognition of strategic and operational accomplishments in 2020, the Compensation Committee approved the use of a performance result of 50% to create a supplemental budget for calculating Incentive Bonus Plan awards for non-officer employees

•

In lieu of increasing the amount of cash paid to corporate officers under the Incentive Bonus Plan, the Committee awarded corporate officers, including the Named Executives, with Time-Based Units with a one-year cliff vest and a grant date value equivalent to an Incentive Bonus Plan payout with a 27% performance result (the balance between a 50% performance result and the 23% performance result earned through the Incentive Bonus Plan), differentiated based on individual contributions to certain elements of the Company's COVID-19 response

Long-Term Incentive Awards	62%

•

Most Named Executives received 60% Performance-Based Units and 40% Time-Based Units

•

In recognition of the number of long-term investments and initiatives being pursued that are expected to benefit the Company beyond the three-year time horizon of the Performance Units, our former President and CEO and our Executive Chairman received 60% Performance-Based Units and 40% stock options that are subject to a price-based performance condition based on the average closing price of the Company's common stock during the month of December 2019, which was nearly 50% higher than the closing price on the grant date of the stock options

•

2018-2020 Performance Units paid out with a performance result of 17%

Other Awards	**

•

Mr. Farley received an accession award of stock options (subject to the same price-based performance condition as the stock options granted to Messrs. Ford and Hackett) in connection with his accession to President and CEO

•

Mr. Thai-Tang received an award of Time-Based Units with a one-year cliff vest in connection with an expansion of his responsibilities

*
As discussed under the appropriate discussion headings throughout this CD&A, Tim Stone's employment agreement provided for a target compensation mix that differed from the target compensation mix for our other Named Executives.

**
The Pandemic Response Award and Other Awards are not elements of the total target compensation.

EXECUTIVE COMPENSATION	2021 Proxy Statement	47

COMPENSATION PHILOSOPHY AND STRATEGY

Our Global Compensation and Benefits Philosophy, Strategy, and Guiding Principles are the pillars that provide the foundation upon which compensation and benefits programs are developed at Ford. The Guiding Principles ensure our Philosophy and Strategy statements are applied consistently across the business for our salaried employees. Driving total shareholder return is inherent in each pillar. They work together — no one principle is more important than any other, and business judgment is used to balance them to ensure our compensation and benefit programs are effective in supporting our overall strategy.

The Compensation Committee of the Board of Directors regularly reviews the Global Philosophy, Strategy, and Guiding Principles and adopts changes as necessary to reflect our overall strategic direction and reinforce that compensation practices are tied to our strategy and performance.

Global Compensation and Benefits Philosophy: Ford Motor Company was built on the belief that freedom of movement drives human progress. It is a belief that has always fueled our passion to create great cars and trucks. And today, it drives our commitment to become the world's most trusted company, designing smart vehicles for a smart world that help people move more safely, confidently and freely. We cannot compete for the future we envision unless we are fit in all aspects of our business.

Attracting, retaining, and developing amazing talent that is empowered to work together to compete and win is a fundamental aspect of our fitness. A core principle of our talent management strategy is a longstanding commitment to equal opportunity in all aspects of employment, including the way Ford compensates its employees.

Compensation and benefits programs are an important part of the Company's employment relationship, which also includes challenging and rewarding work, growth and career development opportunities, and being part of a leading company with a diverse workforce and great products. Ford strives to have these features as part of its compensation and benefits:

  •
  A consistent framework that is affordable to the business.

  •
  A pay for performance focus — individuals are rewarded for performance and contributions to business success.

  •
  Compensation is fair and equitable, irrespective of gender, race, or similar personal characteristics.

  •
  A total package that will be competitive with leading companies.

Global Compensation and Benefits Strategy: Compensation will be used to attract, retain, and motivate employees and to reward the achievement of business results through the delivery of competitive pay and incentive programs. Benefits provide employees with income security and protection from catastrophic loss. The Company will develop affordable, competitive benefit programs that meet these objectives.

GUIDING PRINCIPLES

•
Pay Equity. Ford employee compensation in each market should be fair and equitable, irrespective of gender, race, or similar personal characteristics. This applies to all forms of pay, including base salary, incentives, bonuses, and other forms of compensation.

•
Performance Orientation. Compensation programs should support and reinforce a pay-for-performance culture. They should motivate and reward employees for achieving desired business results. Benefit programs should provide income security and support/protect for catastrophic loss.

•
Competitive Positioning. Competitive compensation and benefit programs are critical to attracting, motivating, and retaining a high performing workforce. We target the average competitive level of automotive and other leading companies within the national market,

48	EXECUTIVE COMPENSATION	2021 Proxy Statement

  including large automotive, leading multinational, and other selected companies, as appropriate. Competitiveness will be measured based on program value to employees relative to the comparator group. When business conditions are such that our incentive programs do not provide competitive compensation on a longer-term basis, we will use short-and long-term retention programs to ensure the Company retains key employees who enable the Company to respond successfully to financial and operational challenges.

•
Affordability. Compensation and benefits must be affordable to the Company over the medium- to long-term. To the extent possible, compensation and benefit programs will not fluctuate significantly based on short-term business conditions.

•
Desired Behaviors. Compensation and benefit programs should support the Company's business performance objectives and promote desired behaviors.

•
Flexibility. Compensation, benefit, and other related programs should take into account workforce diversity and provide meaningful individual choice where appropriate.

•
Consistency and Stability. It is a Company objective to provide consistent and stable programs globally (subject to legal, competitive, and cultural constraints), particularly for higher level positions. Compensation and benefit programs should have a high degree of consistency within countries (i.e., among various pay levels and employee groups) and should not fluctuate significantly year-over-year. Programs may vary when competitively driven.

•
Delivery Efficiency. Compensation, benefit, and other related programs should be understandable and easy to administer while leveraging economies of scale and technology. They should be implemented in a consistent, equitable, and efficient manner. Programs will be delivered in a manner that is tax-effective to the Company and employees as far as practicable.
•
Delivery Effectiveness. Clearly defined metrics should be developed for compensation, benefit, and other related programs that are aligned with corporate business performance metrics. Metrics are designed and utilized to measure and continually improve business results.

In keeping with the above, our total direct compensation for Named Executives, consisting of base salary, annual cash incentive, and long-term equity incentive, is heavily weighted towards performance.

Base salary represents less than 20% of each Named Executive's target opportunity, and a majority of our executives' target compensation is contingent on meeting incentive plan metrics, with the exception of Mr. Stone, our former Chief Financial Officer, who resigned and separated from the Company in October 2020, and whose employment agreement and executive separation waiver and release agreement are discussed on p. 59.

EXECUTIVE COMPENSATION	2021 Proxy Statement	49

ELEMENTS OF EXECUTIVE COMPENSATION

Element	BASE SALARY	ANNUAL CASH INCENTIVE AWARDS	LONG-TERM INCENTIVE AWARDS	BENEFITS AND PERQUISITES	RETIREMENT PLANS

Purpose	Base Level of Compensation	Incentive to Drive Near-Term Performance	Incentive to Drive Long-Term Performance and Stock Price Growth	Enhance Productivity and Development	Income Certainty and Security

Target	Fixed $	Fixed % of Salary	Fixed $ Value Equity Opportunity	Variable	% of Salary

Form of Delivery	Cash	Cash	Performance Units,* Time-Based Units* and Stock Options	Various	Cash

Company Performance/ Award	NA	0-200%	Performance Units 0-200%	NA	NA

*
A Performance Unit is an award of the right to earn up to a certain number of shares of common stock, Restricted Stock Units, or cash, or a combination of cash and shares of common stock or Restricted Stock Units, based on performance against specified goals established by the Compensation Committee under the Long-Term Incentive Plan. A Time-Based Unit represents the right to receive a share of common stock, or cash equivalent to the value of a share of common stock, when the restriction period ends, under the Long-Term Incentive Plan, as determined by the Compensation Committee.

MANAGEMENT RECOMMENDATIONS

The Committee considers recommendations from the Executive Chairman, the President and CEO, and the Chief People and Employee Experiences Officer in developing compensation plans and evaluating performance of executive officers. The Committee's independent consultant also provides advice and analyses on the structure and level of executive compensation (see Compensation Committee Operations on pp. 17-18). Our senior leadership team established our corporate priorities and developed the 2020 business plan metrics, which were approved at the December 2019 Board meeting. Our Human Resources and Finance departments developed the incentive plan performance weightings, targets, and payout ranges in support of the business plan and in December 2019 presented the recommendations to the Committee for approval, with final decisions on the design of our incentive plans and all major elements of compensation, as well as total compensation for each executive officer, made by the Compensation Committee at the February and March 2020 meetings. However, the rapid outbreak of COVID-19 as a global pandemic in March 2020 and the resulting economic and operational challenges disrupted the usual compensation planning cycle and required the Compensation Committee to continue to review and, with respect to compensation for our Executive Chairman and our President and CEO, refine these decisions throughout the year. Throughout 2020, as the Company dealt with the impact of COVID-19, the Committee continued to consider recommendations from the Executive Chairman, the President and CEO, and the Chief People and Employee Experiences Officer, with advice and analysis provided by the Committee's independent consultant.

50	EXECUTIVE COMPENSATION	2021 Proxy Statement

PERFORMANCE-BASED INCENTIVE PLANS

We tie our executive compensation to performance against defined metrics aligned with our strategic objectives. The metrics used in our Incentive Bonus Plan and Performance Unit grants have undergone changes over the years to support our business strategies. As we continue to address core business performance in response to the evolving business environment, and invest in a future that is increasingly driven by automation, electrification, and mobility services, the Committee has continually reviewed the metrics used in our performance-based plans and adopted metrics consistent with our strategies on balance sheet strength and shareholder distributions (cash flow), returns and efficiency (company adjusted EBIT and company adjusted EBIT margin), growth (revenue), effectiveness of capital allocation (return on invested capital), and quality.

With those priorities in mind, in December 2019, the Committee approved the metrics and weightings shown in the following table for the 2020 Incentive Bonus Plan and Performance Unit grants. The Committee determined that Adjusted Free Cash Flow should be heavily weighted for both the 2020 Incentive Bonus Plan and the 2020 Performance Unit grants in order to emphasize the importance of cash flow to Company performance, driving transformation and growth, and navigating volatility like the 2020 COVID-related shut-down. The Committee also approved replacing the Adjusted EBIT Margin metric for the Incentive Bonus Plan with an Adjusted EBIT metric in order to avoid using Adjusted EBIT Margin as a financial metric for both the Incentive Bonus Plan and the 2020 Performance Units. Please refer to 2020 Incentive Bonus Plan Performance Results on pp. 63-65 for details on our performance against metrics and payouts under our Incentive Bonus Plan for 2020. Additionally, please refer to 2018 Performance Unit Results on pp. 74-76 for details on our performance against metrics and payouts for the 2018-2020 performance period.

*
The 2020 Performance Unit grants are measured through a mix of internal and external financial metrics over a three-year period. In years one and two, Performance Units are "banked" against performance to internal financial metrics and objectives established at the time of grant for separate one-year performance periods. An external relative TSR modifier over the entire three-year performance period modifies the final award by +/–25%. Please refer to Long-Term Incentive Awards beginning on p. 70 for a discussion of this new structure for the Performance Unit grants and the Compensation Committee's rationale for implementing the design change.

In 2020, the Compensation Committee also determined to utilize stock options, subject to a price-based performance condition, as an element of performance-based long-term incentive compensation for our Executive Chairman and both our former and current President and CEO in order to appropriately award and incentivize their contributions toward the long-term success of the Company during a transformative year and recognize the number of long-term investments and initiatives being pursued that are expected to benefit the Company beyond the three-year time horizon of the Performance Units. Please refer to Long-Term Incentive Awards beginning on p. 70 for additional information.

EXECUTIVE COMPENSATION	2021 Proxy Statement	51

COMPETITIVE SURVEY

Two competitive surveys are referred to in the CD&A — a December 2019 Survey that was used to inform 2020 compensation decisions and a December 2020 Survey that is used to compare the competitiveness of the Named Executives' compensation throughout the CD&A. The reports were prepared by the Company and reviewed by the Committee's independent consultant and were based on information obtained from the Willis Towers Watson Executive Compensation Database.

December 2019 Survey — Input for Setting 2020 NEO Comp.    In December 2019, the Committee reviewed a report analyzing Ford's compensation programs for executives compared to our peer group companies.

The Committee used the December 2019 Survey as an input for setting 2020 executive compensation. The report discussed how our executive compensation program compared with those of peer companies on base salary, annual bonus, long-term incentives, and total direct compensation. The survey group compensation data was collected during the second quarter of 2019 and, therefore, reflected any bonuses paid in early 2019 for 2018 performance, as well as equity grants made in early 2019.

The Committee uses the following criteria to determine the companies included in the survey group:

  •
  member of the Fortune 100;

  •
  similar primary business to Ford and/or similar business model (e.g., engineering, manufacturing, sales, financial services, and numerous job matches);

  •
  particular line of business comprises no more than 20% of the total peer group; and

  •
  participates in the Willis Towers Watson survey process.

The above criteria ensure that the chosen executive compensation survey group will be representative of Ford's market for talent. The Committee reviews the criteria and survey group annually, and for the December 2019 Survey, Intel remained in the peer group, but was not included in the analysis because it did not participate in the Willis Towers Watson survey process in 2019. Changes to the survey group are typically minimized in order to support year-over-year data stability and reliability. Our non-U.S. based automotive competitors, other than Fiat Chrysler, do not participate in the Willis Towers Watson survey process. The survey group shown below was the survey group used in the December 2019 Survey that informed 2020 compensation decisions:

3M	General Electric
AT&T	General Motors
Boeing	Honeywell
Caterpillar	IBM
Chevron	Johnson & Johnson
Cisco Systems	Microsoft
Coca-Cola	PepsiCo
ConocoPhillips	Pfizer
DowChemical	United Technologies
DuPont	Valero
ExxonMobil	Verizon
Fiat Chrysler
General Dynamics

While the Committee used the December 2019 Survey data as a reference point, it was not the sole determining factor in executive compensation decisions in 2020. We generally seek to target total compensation opportunities at or around the survey group's median total compensation. Consistent with our compensation Guiding Principles, we incorporate flexibility into our compensation programs to respond to, and adjust for, changes in the business/economic environment and individual accomplishments, performance, and circumstances.

December 2020 Survey — Compare Competitiveness of NEO Comp.    In December 2020, the Committee reviewed an additional report analyzing Ford's compensation programs for executives compared to our peer group companies. The December 2020 Survey is used throughout the CD&A when we discuss the competitiveness of the elements of the Named Executives' targeted compensation compared to our survey group. This survey was reviewed in December 2020 and includes 2020 compensation data of the survey group.

52	EXECUTIVE COMPENSATION	2021 Proxy Statement

The December 2020 Survey group was the same as the December 2019 Survey group except that the December 2020 Survey removed Intel from our peer group due to continued non-participation in the Willis Towers Watson survey process and replaced them with Northrup Grumman. Coca-Cola and Caterpillar did not participate in the survey this year, so their data is not included in the 2020 analysis, although they remain in the peer group. The following Named Executives were included in our analysis of compensation comparisons to that of the survey group:

  •
  James D. Farley, Jr.*

  •
  John T. Lawler*

  •
  Kumar Galhotra

*
Using base salary and target bonus in their current roles and long-term incentives of their predecessors Messrs. Hackett and Stone.

The following Named Executives were excluded from the analysis because the survey database did not contain enough job-position-related matches:

  •
  William Clay Ford, Jr.

  •
  Hau Thai-Tang

The following Named Executives were excluded from the analysis because they were not executive officers of the Company in December 2020:

  •
  James P. Hackett

  •
  Tim Stone

The December 2020 Survey results indicate that the targeted total direct compensation was at the survey group's median for Messrs. Farley and Lawler, and slightly above the survey group's median for Mr. Galhotra. An analysis of how each element of compensation compared to the survey data for 2020, as well as how the factors described above affected Named Executive compensation decisions during 2020, is included in the discussion of each compensation element.

INTERNAL PAY EQUITY

Periodically, the Committee reviews the amount of all components of compensation of our executive officers. This review includes data on salary, annual bonuses, and equity-based awards, as well as qualitative and quantitative data on perquisites. The Committee also considers relative pay considerations within the officer group and data covering individual performance. The Committee uses this analysis to assist it in ensuring internal equity among the officer group.

TAX CONSIDERATIONS

Internal Revenue Code § 162(m).    The Tax Cuts and Jobs Act eliminated the deductibility exemption for performance-based compensation under Internal Revenue Code Section 162(m) for taxable years beginning after December 31, 2017. As a result, all compensation in excess of $1 million paid to the Chief Executive Officer, the Chief Financial Officer, and the next three highest paid officers whose compensation is required to be reported in the Summary Compensation Table of the proxy statement for 2018 and beyond ("Covered Executives") will not be deductible. Once an individual becomes a Covered Executive for a tax year, that individual will remain a Covered Executive for all subsequent tax years, including tax years after the individual's death.

Internal Revenue Code § 409A.    Code Section 409A provides that amounts deferred under nonqualified deferred compensation plans are includible in an employee's income when vested, unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest. All our supplemental retirement plans, severance arrangements, other nonqualified deferred compensation plans, as well as the Incentive Bonus Plan and our Long-Term Incentive Plans, are intended to meet these requirements. As a result, employees are expected to be taxed when the deferred compensation is actually paid to them.

EXECUTIVE COMPENSATION	2021 Proxy Statement	53

Underlying our compensation programs is an emphasis on sound governance practices. These practices include:

WE DO

Perform annual say-on-pay advisory vote for shareholders
Pay for performance
Use appropriate peer group when establishing compensation
Balance short- and long-term incentives
Align executive compensation with stockholder returns through long-term incentives
Cap individual payouts in incentive plans
Include clawback provisions in our incentive grants (see Risk Assessment Regarding Compensation Policies and Practices on pp. 16-17)
Maintain robust stock ownership goals for Named Executives

Prohibit officers from hedging their exposure to Ford common stock and limit officers' pledging of Ford common stock (see Risk Assessment Regarding Compensation Policies and Practices on pp. 16-17)
Condition grants of long-term incentive awards on non-compete and non-disclosure restrictions
Mitigate undue risk taking in compensation programs
Retain a fully independent external compensation consultant whose independence is reviewed annually by the Committee (see Compensation Committee Operations on pp. 17-18)
Include a double-trigger change in control provision for equity grants

WE DO NOT

Provide evergreen employment contracts
Pay out dividend equivalents on equity awards during vesting periods or performance periods
Maintain individual change in control agreements for Named Executives (other than the provisions included in Mr. Farley's employment agreement discussed on p. 59 and footnote 7 on p. 92).

Reprice options
Allow officers to hedge their exposure to Ford common stock

ANNUAL COMPENSATION RISK ASSESSMENT

We reviewed and discussed the findings of a risk assessment of these and other compensation policies and practices with the Compensation Committee, which also reviewed and discussed the findings with the Committee's independent consultant, and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our strategic objectives and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company (see Risk Assessment Regarding Compensation Policies and Practices on pp. 16-17). Consequently, we did not make any significant changes to our executive compensation practices for 2020 as a result of our compensation risk assessment; however, we did make changes to our executive compensation practices in 2020 that were unrelated to the compensation risk assessment. See Long-Term Incentive Awards beginning on p. 70.

TIMING OF EQUITY AWARDS

Annual grants of equity awards are typically determined at February and/or March Compensation Committee meetings with an effective grant date in March (in order to allow enough time for preparation of notification materials). At that time, data for previous performance

54	EXECUTIVE COMPENSATION	2021 Proxy Statement

periods are available to determine the size of the Final Awards. The Committee also decides the effective date of the Final Awards, and the annual equity-based grants of Time-Based Units, Performance Units, and stock options, if any. This timing allows for the grants to be effective after the release of earnings information for the prior fiscal year when the public is aware of the information and the information is reflected in the stock price used to value the awards.

Under the terms of the Long-Term Incentive Plan, the exercise price of options will be the closing price of our common stock on the date of grant. For exercise prices of the 2020 option grants, see column (l) of the Grants of Plan-Based Awards in 2020 table on p. 83. If a stock option grant date would occur during a trading blackout period, the stock option grant will be effective the day after the blackout period expires.

The Committee does not time equity grant dates to affect the value of compensation either positively or negatively. Executive officers do not play a role in the selection of grant dates. Special grants, whether approved by the Compensation Committee for executive officers, the Office of the Chairman and Chief Executive for non-executive officers, or the Long-Term Incentive

Compensation Award Committee for non-officers, are effective either on a specified future date (e.g., a date that coincides with a promotion or hiring date, or quarterly grant date), or the date of approval. In the case of an approval by written consent, the grant date cannot be earlier than the date when the Committee member approvals have been obtained. See Compensation Committee Operations at pp. 17-18 for more information on the Long-Term Incentive Compensation Award Committee and the Office of the Chairman and Chief Executive.

From time to time, special circumstances may cause the Committee to grant annual equity awards outside of the annual February or March timeline. In 2020, the Committee chose to delay 40% of the annual equity awards for Messrs. Ford and Hackett until July 2020 as the Committee evaluated the impact of the global COVID-19 pandemic on the Company. See Long-Term Incentive Awards beginning on p. 70. In such circumstances, the Committee continues to adhere to its practices of not timing equity grants to take advantage of material non-public information or affect the value of compensation either positively or negatively.

COMPENSATION PLANNING CYCLE

The graphic below shows our annual compensation planning cycle.

EXECUTIVE COMPENSATION	2021 Proxy Statement	55

STOCK OWNERSHIP GOALS

The Compensation Committee imposes stock ownership goals for executives at and above the Vice President level to further align the interests of executives with those of shareholders. An executive has five years from taking his or her position to achieve the relevant officer level goal. The following table shows the Named Executives and their respective ownership goals. We review progress toward achievement of the ownership goals periodically. All forms of stock ownership — including directly and indirectly owned shares of common stock, Time-Based Units, and units that are based on common stock (excluding stock options and unearned Performance Units) — count toward the goal. As of December 31, 2020, all Named Executives employed by the Company at the time complied with the stock ownership goals.

Officer Level	Ownership Goal

Executive Chairman and President & CEO	6X Salary
Chief Financial Officer	3X Salary
Chief Product Platform & Operations Officer	3X Salary
President, Americas and International Markets Group	3X Salary

56	EXECUTIVE COMPENSATION	2021 Proxy Statement

NAMED EXECUTIVE OFFICERS

Our 2020 Named Executives are:

James D. Farley, Jr.	President and Chief Executive Officer*
John T. Lawler	Chief Financial Officer**
William Clay Ford, Jr.	Executive Chairman
Hau Thai-Tang	Chief Product Platform & Operations Officer***
Ashwani "Kumar" Galhotra	President, Americas and International Markets Group****
James P. Hackett	Former President and Chief Executive Officer*****
Tim Stone	Former Chief Financial Officer******
*
Mr. Farley was elected President and Chief Executive Officer, effective October 1, 2020. Mr. Farley served as President New Businesses, Technology & Strategy from May 1, 2019 until February 29, 2020, and as Chief Operating Officer from March 1, 2020 to October 1, 2020.

**
Mr. Lawler was elected as Vice President, Chief Financial Officer, effective October 1, 2020. Before his election to Chief Financial Officer, Mr. Lawler served as CEO of Ford Autonomous Vehicles and Vice President, Mobility Partnerships since November 1, 2019.

***
Effective October 1, 2020, Mr. Thai-Tang was elected Chief Product Platform & Operations Officer and his responsibilities were expanded to include vehicle connectivity. Mr. Thai-Tang served as Chief Product Development and Purchasing Officer from June 1, 2017 until October 1, 2020. His responsibilities were expanded to include, among other things, Enterprise Product Line Management and Connectivity, effective March 1, 2020.

****
Effective April 1, 2020, Mr. Galhotra was elected President, Americas and International Markets Group. Before becoming President, Americas and International Markets Group, Mr. Galhotra served as President, North America since March 1, 2018. His responsibilities were expanded, effective October 1, 2020, to include Customer Experience, Lincoln, Marketing, Quality, Manufacturing Operations and Ford Customer Service Division ("FCSD").

*****
Effective October 1, 2020, Mr. Hackett retired from his role as President and Chief Executive Officer of Ford and, in order to ensure a smooth transition of CEO leadership, began serving as an Advisor to Ford, reporting to the Executive Chairman, from October 1, 2020 until his retirement from Ford on March 31, 2021.

******
Effective October 1, 2020, Mr. Stone resigned from his role as Vice President, Chief Financial Officer, in order to pursue a new opportunity, and provided transition services until he separated from the Company effective October 15, 2020.

2020 COMPENSATION HIGHLIGHTS

The discussion below includes compensation highlights for 2020 and is not an exhaustive list of all compensation actions taken in 2020. The details of these and other 2020 compensation actions are set forth under the appropriate discussion headings throughout the CD&A.

Annual Base Salary

Fixed base level of compensation

•
Several Named Executives received base salary increases in connection with accession to new positions or expansion of responsibilities (pro-rated for time in service in the applicable role).

•
In March 2020, the Compensation Committee determined to defer 20-100% of the base salaries of 300 of our senior executives, including our Named Executives, effective May 1, 2020, until the Company repaid at least $7 billion of our Automotive debt.

EXECUTIVE COMPENSATION	2021 Proxy Statement	57

These deferrals included 100% of Mr. Ford's salary, 50% of the salaries of each of Messrs. Farley, Thai-Tang, Hackett, and Stone, and 30% of the salaries of each of Messrs. Lawler and Galhotra.

•
The Company successfully repaid $7 billion of its Automotive debt in September 2020 and, in October, the Company restored full payment of base salaries and paid the deferred portion of salaries to officers in a lump-sum payment.

Annual Cash Incentive Awards

Cash incentive to drive near-term performance with variable payout opportunities based on annual performance against financial and quality metrics

•
Several Named Executives had cash incentive target (% of salary) increases in connection with accession to new positions or expansion of responsibilities (pro-rated for time in service in the applicable role).

•
Financial metrics and objectives were approved in December 2019 and February 2020 based on the Company's 2020 business plan that was approved before COVID-19 reached the pandemic stage.

•
2020 performance results were low: 23% (driven in part by the impact of COVID-19 on the Company's performance), resulting in correspondingly low payouts.

•
In February 2021, in recognition of strategic and operational performance during 2020 in the face of the COVID-19 pandemic, the Compensation Committee approved the use of a performance result of 50% to create a supplemental budget for calculating Incentive Bonus Plan awards for non-officer employees (see Pandemic Response Award on pp. 66-69).

Long-Term Incentive Awards

Long-term equity incentives in the form of Time-Based Units, generally with a three-year vesting schedule, Performance Units with a three-year performance period, and, in 2020, stock options, subject to a performance condition, for both the former and current President and CEO and the Executive Chairman

•
In December 2019, the Compensation Committee approved a new design for Performance Units granted in 2020 intended to further incentivize executives to focus on strengthening our business for the long-term.

•
Stock options were utilized as an element of long-term performance-based incentive for both the former and current President and CEO and the Executive Chairman for the first time since 2015 and are subject to a performance condition of twenty consecutive days of a closing price on the New York Stock Exchange of $9.24 (which was the average closing price of Ford common stock on the New York Stock Exchange during the month of December 2019 and a nearly 50% increase over the Ford common stock closing price on the date of the grants to Messrs. Ford and Hackett).
•
Most Named Executives received annual equity awards in March consisting of 60% Performance Units and 40% Time-Based Units.

•
Messrs. Ford and Hackett received annual equity awards consisting of 60% Performance Units granted in March and 40% stock options, subject to the price-based performance condition discussed above, granted in July.

  •
  The aggregate value of the annual equity awards for Messrs. Ford and Hackett was approved in March 2020.

  •
  The delay in the grant of the 40% portion of the annual equity awards was driven by the Committee's need to assess the impact of the global COVID-19 pandemic on the Company and the structure for the awards. The 40% portion of the awards were granted after the Company recorded second quarter results that were better than had been anticipated at the onset of the global COVID-19 pandemic.

•
Messrs. Farley and Thai-Tang received additional long-term incentive awards in connection with Mr. Farley's accession to President and CEO and Mr. Thai-Tang's expansion of responsibilities, respectively.

•
Mr. Stone forfeited certain long-term incentive awards and retained certain others in connection with his resignation and separation from the Company in October 2020.

•
2018-2020 Performance Units grant performance was low: 17%, resulting in correspondingly low payouts.

•
In March 2021, in recognition of strategic and operational performance in 2020 in the face of the COVID-19 pandemic and in lieu of the supplemental Incentive Bonus Plan cash bonus opportunity that the Compensation Committee approved for non-officer employees, Named Executives received Pandemic Response Awards in the form of Time-Based Units with a one-year cliff vest and a grant date value equivalent to an Incentive Bonus Plan payout with a 27% performance result (the balance between a 50% performance result and the 23% performance result earned through the Incentive Bonus Plan), subject to differentiation based on individual contributions to certain elements of the Company's COVID-19 response (see Pandemic Response Award on pp. 66-69).

58	EXECUTIVE COMPENSATION	2021 Proxy Statement

James D. Farley, Jr. — Employment Agreement

Upon Mr. Farley's election as President and Chief Executive Officer, effective October 1, 2020, Mr. Farley and the Company entered into an employment agreement, dated August 3, 2020, pursuant to which he was provided certain compensation and benefits, the details of which are explained under the appropriate discussion headings throughout the CD&A. In addition to those descriptions, Mr. Farley received the following compensation and benefits:

•
Accession award of $4 million stock options, subject to the same price-based performance condition as the stock options granted to Messrs. Ford and Hackett;

•
Base salary of $1,700,000 (pro-rated for time in position);

•
2020 Incentive Bonus Plan Target of 200% (pro-rated for time in position); and

•
Severance arrangements if, within 5 years of his appointment as President and CEO, his employment is terminated by the Company for reasons other than "for cause" or there is a change in control of the Company accompanied by a termination of his employment for "good reason", which arrangements consist of (i) one year of base salary plus annual bonus target and (ii) removal of any outstanding vesting requirements on his $4 million accession stock option grant. These severance arrangements are contingent upon Mr. Farley agreeing to a two-year non-compete provision and delivering an acceptable waiver and release. (See Exhibit 10-N to Ford's Annual Report on Form 10-K for the year ended December 31, 2020 and footnote 7 to the Potential Payments Upon Termination or Change in Control Table on pp. 90-92.)

Tim Stone — Employment Agreement and Executive Separation Waiver and Release Agreement

When Mr. Stone joined the Company on April 15, 2019 as a Vice President and was elected Chief Financial Officer, effective June 1, 2019, Mr. Stone and the Company entered into an employment agreement pursuant to which he was provided certain compensation and benefits, the details of which are explained under the appropriate discussion headings throughout the CD&A to the extent that they apply to his 2020 compensation (see Exhibit 10-M to Ford's Annual Report on Form 10-K for the year ended December 31, 2020). Pursuant to the terms of his employment agreement, in March 2020, Mr. Stone received an annual equity award consisting of 33% common stock, with the remaining 67% percent of the award consisting of 60% Performance Units and 40% Time-Based Units. Effective October 1, 2020, Mr. Stone resigned from his role as Vice President, Chief Financial Officer, in order to pursue a new opportunity, and provided transition services until he separated from the Company effective October 15, 2020. In connection with his resignation and separation, Mr. Stone and the Company entered into an executive separation waiver and release agreement (see Exhibit 10-M-1 to Ford's Annual Report on Form 10-K for the year ended December 31, 2020). Mr. Stone's salary ceased upon his separation from the Company.

Pursuant to the executive separation waiver and release agreement, in exchange for the waiver of claims and the non-compete, non-disclosure, non-disparagement, and non-solicitation provisions contained therein, the Compensation Committee approved the following compensation actions regarding Mr. Stone: (i) a pro-rated Incentive Bonus Plan award based on full months worked (10/12), his payout target ($1,350,000), and the actual 2020 performance factor, as determined by the Compensation Committee in 2021, (ii) eligibility to participate in the Pandemic Response Award, as determined by the Compensation Committee in 2021, (iii) retention of 152,090 Time-Based Units vesting in April 2021 (the second tranche of the 2019 Time-Based Units accession award), and (iv) retention of 57,461 Time-Based Units that vested in March 2021 (the first tranche of the 2020 Time-Based Units grant). Mr. Stone forfeited the third and final tranche of the 2019 accession award (156,699 Time-Based Units), the second and third tranches of the 2020 Time-Based Units grant (116,664 Time-Based Units), and the 2020 Performance Unit grant (261,186 2020 Performance Units). The Committee believes that allowing Mr. Stone to retain the grants noted above and be eligible to participate in the Pandemic Response Award, in exchange for his agreements in the executive separation waiver and release agreement and his cooperation in the transition of his duties to Mr. Lawler, was reasonable and beneficial to the Company and its shareholders.

James P. Hackett — Retirement

On August 4, 2020, the Company announced that Mr. Hackett would retire as President and Chief Executive Officer effective October 1, 2020. To enable a smooth transition during a time of volatility in the automotive industry and the global economy, Mr. Hackett agreed to serve as Advisor to the Company, reporting to the Executive Chairman, from the date of his retirement through March 31, 2021, and the

EXECUTIVE COMPENSATION	2021 Proxy Statement	59

Committee agreed to continue Mr. Hackett's existing compensation during his service as Advisor, with the exception that he would not have access to private aircraft for personal travel. Mr. Hackett also remained eligible to participate in the Pandemic Response Award and for a 2021 equity grant in his position as Advisor to the Company, each in the Committee's discretion. The

Committee believes that this arrangement was reasonable and beneficial to the Company and its shareholders given Mr. Hackett's commitment to enabling a smooth and efficient CEO transition during a time of volatility across the automotive industry and the global economy.

60	EXECUTIVE COMPENSATION	2021 Proxy Statement

EXECUTIVE OFFICER TARGET OPPORTUNITY MIX

To achieve our objectives and to support our business strategy, compensation paid to our executives is structured to ensure that there is an appropriate balance among the various forms of compensation. The Committee attempts to strike appropriate balances by analyzing the competitive market for executive talent, our business results and forecasts, and our key strategic goals for the year.

The following comparisons, derived from the December 2020 Survey, show the various balances our target opportunity mix achieved among our executive officer group (which includes officers in addition to the Named Executives) compared to the balances achieved by the survey group:

As the charts indicate, Ford's overall allocation is in line with the comparator group's median.

BASE SALARY

When considering increases to base salaries, the Compensation Committee considers the following factors:

•
the individual's job duties, performance, and achievements;

•
similar positions of responsibility within the Company (internal pay equity);

•
job tenure, time since last salary increase, retention concerns, and critical skills; and

•
level of pay relative to comparable positions at companies in the survey group.

The Compensation Committee reviews salaries of the Named Executives annually and at the time of a promotion or other major change in responsibilities.

We believe that paying base salaries at or above the competitive survey is appropriate to retain executives throughout the business cycle.

The Committee decided not to grant annual salary increases for Mr. Hackett and Mr. Ford in 2020 given the relative competitiveness of Mr. Hackett's salary (the December 2019 Survey results indicated that Mr. Hackett's salary was above the median) and the Committee's and Mr. Ford's desire for his base salary to remain stable over the past several years.

The following Named Executives received base salary increases in 2020 in connection with increases in responsibilities and position changes:

James D. Farley, Jr.

The Committee approved two base salary increases for Mr. Farley in 2020. The first increase, effective March 1, 2020, was made in connection with his election as

EXECUTIVE COMPENSATION	2021 Proxy Statement	61

Chief Operating Officer. The second increase, effective October 1, 2020, was made in connection with his election as President and Chief Executive Officer.

Previous Base Salary ($)	New Base Salary Effective 3/1/20 ($)	% Increase	New Base Salary Effective 10/1/2020 ($)	% Increase

1,100,000	1,400,000	27.3%	1,700,000	21.4%

John T. Lawler

The Committee approved a base salary increase, effective October 1, 2020, for Mr. Lawler in connection with his election as Chief Financial Officer.

Previous Base Salary ($)	New Base Salary Effective 10/1/20 ($)	% Increase

620,000	1,000,000	61.3%

Hau Thai-Tang

The Committee approved a base salary increase for Mr. Thai-Tang, effective March 1, 2020, in connection with his assumption of expanded responsibilities, including Enterprise Product Line Management and Connectivity. No additional changes were made to Mr. Thai-Tang's base salary in connection with the further expansion of his responsibilities to include vehicle connectivity and the change of his title to Chief Product Platform & Operations Officer, effective October 1, 2020.

Previous Base Salary ($)	New Base Salary Effective 3/1/20 ($)	% Increase

950,000	1,200,000	26.3%

Kumar Galhotra

The Committee approved two base salary increases for Mr. Galhotra in 2020. The first increase, effective April 1, 2020, was made in connection with his appointment as President, Americas and International Markets Group. The second increase, effective October 1, 2020, was made in connection with the further expansion of his responsibilities to include Customer Experience, Lincoln, Marketing, Quality, Manufacturing Operations and FCSD.

Previous Base Salary ($)	New Base Salary Effective 4/1/20 ($)	% Increase	New Base Salary Effective 10/1/2020 ($)	% Increase

660,000	900,000	36.4%	1,000,000	11.1%

Tim Stone

The Committee approved a base salary increase for Mr. Stone, effective March 1, 2020, in connection with the expansion of his responsibilities to include Information Technology. Mr. Stone's salary ceased upon his separation from the Company, effective October 15, 2020.

Previous Base Salary ($)	New Base Salary Effective 3/1/20 ($)	% Increase

1,100,000	1,200,000	9.1%

Our December 2020 Survey results indicate that the salaries of Messrs. Farley and Lawler, with the salary increases described above, are at the median, while the salary of Mr. Galhotra, with the salary increases described above, is slightly above the median. No comparable information was available for Mr. Thai-Tang.

Base Salary Deferral

As part of its response to the COVID-19 pandemic, in March 2020, the Compensation Committee determined to defer 20-100% of the base salaries of 300 of our senior executives, including our Named Executives, effective May 1, 2020, until the Company repaid at least $7 billion of our Automotive debt. These deferrals included 100% of Mr. Ford's salary; 50% of the salaries of each of Messrs. Farley, Thai-Tang, Hackett, and Stone; and 30% of the salaries of each of Messrs. Lawler and Galhotra.

The Company successfully repaid $7 billion of its Automotive debt in September 2020 and, in October 2020, restored full payment of base salaries and paid the deferred portion of salaries to officers in a lump-sum payment.

Mr. Ford continued to accrue credited and contributory service under the applicable non-qualified plans during the salary deferral period such that he received the same benefit amounts as if he had been paid a salary under the Ford General Retirement Plan during such period.

Advisor Base Salary

The Compensation Committee determined not to make any changes to Mr. Hackett's base salary for the period of time that he served as Advisor to the Company. The Committee considered it important to maintain Mr. Hackett's compensation at its existing level given his commitment to enabling a smooth and efficient CEO transition during a time of volatility across the automotive industry and the global economy.

62	EXECUTIVE COMPENSATION	2021 Proxy Statement

ANNUAL CASH INCENTIVE AWARDS

As noted in Performance-Based Incentive Plans on p. 51, the Committee applied corporate metrics for our Incentive Bonus Plan. The corporate metrics and weightings incentivize our executives to work together as a team to advance our strategic objectives and enhance TSR. In addition, corporate metrics in a global enterprise recognize the regional trade-offs that are frequently required to ensure overall corporate success on Company Adjusted Free Cash Flow, Company Adjusted EBIT, and Company Revenue. While the Committee generally established corporate metrics, the Quality metric was based on the weighted average of individual market and Business Unit objectives. In December 2019, the Committee set a formula that was based on the metrics set forth in the chart to the right for the Named Executives. Please see Performance-Based Incentive Plans on p. 51 for a discussion of the weighting of the Company Adjusted Free Cash Flow metric.

The Named Executives and their respective Incentive Bonus targets for the 2020 performance period were as follows:

Name	Target as % of Salary at December 31, 2020

James D. Farley, Jr.*	200%
John T. Lawler*	125%
Hau Thai-Tang	125%
Kumar Galhotra*	125%
William Clay Ford, Jr.	59%
James P. Hackett	200%
Tim Stone**	125%
*
Final 2020 target dollar amount was prorated for time of service in each position held during the year as follows: Mr. Farley—200% as President and CEO, 150% as COO, and 125% as President, New Business, Technology & Strategy; Mr. Lawler—125% as Chief Financial Officer and 90% as CEO of Ford Autonomous Vehicles and Vice President, Mobility Partnerships; and Mr. Galhotra: 125% as President, Americas and International Markets Group and 90% as President, North America.

**
Final 2020 target dollar amount was prorated for time of service as Chief Financial Officer.

The Committee established targets for executive officers based on the individual's level of responsibility, competitive compensation data, internal pay equity considerations, and past target amounts, as well as the need for flexibility to motivate and reward exceptional performance. The bonus targets for Messrs. Farley and Lawler, in their roles as President and CEO and Chief Financial Officer, respectively, were at the survey group's median, and the bonus target for Mr. Galhotra, in his role as President, Americas and International Markets Group, was above the survey group's median. No comparable information was available for Messrs. Ford and Thai-Tang.

The Committee chose to maintain Mr. Ford's Incentive Bonus target at $1 million, roughly 59% of his current salary. The Committee believes this arrangement is more appropriate for the position of Executive Chairman than a specific percentage of salary target and focuses his efforts on long-term objectives.

2020 Incentive Bonus Plan Performance Results

The amount earned under the Incentive Bonus Plan was determined pursuant to a pre-established sliding scale, based on various levels of achievement for each metric. If minimum performance levels had not been met for all

EXECUTIVE COMPENSATION	2021 Proxy Statement	63

metrics, the payout would have been zero. The scaling is based on a statistical methodology that considers historical performance-to-objective for each of the metrics. The Committee believes that a scale which allows a maximum award of 200% of target incentivizes executives to exceed business objectives.

The 2020 Incentive Bonus Plan Results table below indicates an overall achievement (business performance factor) of 23% for the 2020 performance period. We underperformed on the Company Revenue, Company Adjusted EBIT, and Company Adjusted Free Cash Flow metrics primarily due to the adverse impact of COVID-19 on our operations. We exceeded the Quality metric based on our global quality performance.

The final cash award paid to each Named Executive Officer is subject to adjustment based on individual performance toward key performance indicators and objectives. The Committee determined that the individual performance weighting for each of the Named Executives in 2020 was 100%, except that the individual performance weighting for each of Messrs. Thai-Tang and Galhotra was 127% due to their exceptional performance in 2020 as described under Incremental Bonuses on p. 66. As set forth in more detail under 2020 Incentive Bonus Plan Payout and Pandemic Response TB-RSU Grants on p. 69, the Incentive Bonus Plan payouts for our Named Executives (inclusive of incremental bonuses for each of Messrs. Thai-Tang and Galhotra) were as follows: Mr. Farley: $449,100, Mr. Lawler: $154,400, Mr. Ford: $230,000, Mr. Thai-Tang: $394,000, Mr. Galhotra: $328,000, Mr. Hackett: $828,000, and Mr. Stone: $258,750.

The Committee believes the 2020 payouts for the Named Executives are consistent with the performance-

based nature of the Incentive Bonus Plan and hold executives accountable for their performance.

As discussed under Pandemic Response Award on pp. 66-69, in February 2021, in recognition of strategic and operational performance in the face of the COVID-19 pandemic, the Compensation Committee approved a Pandemic Response Award for non-officer Incentive Bonus Plan-eligible employees that provided an additional cash bonus opportunity for 2020 performance.

In lieu of an additional cash bonus opportunity for corporate officers, including our Named Executives, the Compensation Committee approved a Pandemic Response Award for corporate officers in the form of grants of Pandemic Response TB-RSUs (Time-Based Units with a one-year cliff vest and a grant date value equivalent to an Incentive Bonus Plan payout with a 27% performance result — the balance between a 50% performance result and the 23% performance result earned through the Incentive Bonus Plan), with differentiation based on individual contributions to certain Pandemic Response Criteria (as discussed and defined under Pandemic Response Award on pp. 66-69).

The tables set forth under 2020 Incentive Bonus Plan Payout and Pandemic Response TB-RSU Grants on p. 69 show, for each Named Executive, the amount of his 2020 Incentive Bonus Plan cash award, the grant date value of his Pandemic Response TB-RSUs, the aggregate award amount, and the percentage of the Incentive Bonus target opportunity that was achieved in the aggregate.

64	EXECUTIVE COMPENSATION	2021 Proxy Statement

2020 INCENTIVE BONUS PLAN RESULTS

*
The Quality metric has a corporate target, which was a weighted average of the Business Units' quality performance. The weightings for the Things Gone Wrong and Customer Satisfaction elements of the Quality metric were as follows: North America — 45.0%; South America — 12.0%; Europe — 14.4%; China — 14.9%; and International Markets Group — 13.7%. These weightings were based on the planned vehicle sales and registrations of the relevant Business Units for 2020. The weightings for the Warranty Spend element of the Quality metrics were as follows: North America — 56.4%; South America — 6.4%; Europe — 27.8%; China — 1.5%; and International Markets Group — 7.9%. See the Quality Performance table below for an explanation of the targets and results for the 2020 performance period.

DETAILS OF 2020 QUALITY PERFORMANCE*

*
The Global Quality metrics were developed from our Warranty Spending data and industry survey data that measures Things Gone Wrong and Customer Satisfaction at three months in service. To better understand the Quality metrics, we show the targets as the expected year-over-year increase or decrease vs. the prior year actual performance. Bracketed numbers would indicate expected year-over-year deterioration in the metrics while non-bracketed numbers indicate year-over-year improvements.

EXECUTIVE COMPENSATION	2021 Proxy Statement	65

Incremental Bonuses

In February 2021, the Committee created an individual performance fund to recognize the exceptional performance of Messrs. Thai-Tang and Galhotra in 2020 with incremental bonuses reflecting individual performance weightings beyond the 100% target for Incentive Bonuses (see column (d) of the Summary Compensation Table on p. 80). Each of Messrs. Thai-Tang and Galhotra earned an individual performance weighting of 127% for 2020 performance.

Mr. Thai-Tang took on increased levels of responsibilities twice during 2020 — first when his responsibilities were expanded to include Enterprise Product Line Management and Connectivity, effective March 1, 2020, and again when his responsibilities were further expanded to include vehicle connectivity and his title was changed to Chief Product Platform & Operations Officer, effective October 1, 2020. Mr. Thai-Tang sets a high standard of leadership behavior and was invaluable in supporting the CEO transition and internal reorganizations under his team. Mr. Thai-Tang is delivering on the Company's global engineering budget and was instrumental in deploying capital and engineering to more profitable vehicle lines. The Committee believes that Mr. Thai-Tang's strong leadership in critical areas throughout the challenging year warranted an incremental bonus.

Mr. Galhotra has done an exceptional job leading the Americas and International Markets Group through challenging circumstances while promoting the safety of our employees, customers, and dealers, including when his responsibilities were expanded in October 2020 to include Customer Experience, Lincoln, Marketing, Quality, Manufacturing and FCSD. Throughout 2020, he provided steady leadership while overseeing new product launches and the launch of the Company's "Built for America" and "Built to Lend a Hand" campaigns using virtual platforms. The Committee believes that Mr. Galhotra's significant contributions in these areas warranted an incremental bonus.

PANDEMIC RESPONSE AWARD

Historically, the Compensation Committee has refrained from exercising its discretion to modify the Company's incentive programs, but, with management recommendations and advice from the Committee's independent consultant, the Committee determined that the unprecedented circumstances of the COVID-19 pandemic warranted such an action for 2020.

In exercising its discretion, the Compensation Committee considered, among other things, that the performance criteria used to set the 2020 Incentive Bonus Plan targets were established before the onset of the COVID-19 pandemic, which significantly disrupted the Company's business and required correspondingly significant adjustments to the Company's operations and a withdrawal of the Company's initial 2020 full-year financial guidance, rendering the pre-established 2020 Incentive Bonus Plan performance criteria inappropriate for fairly measuring the Company's performance in 2020. The Committee also recognized the extraordinary efforts of its workforce, including the Named Executives, in the face of the COVID-19 pandemic, and began considering whether the circumstances warranted exercising its discretion to modify the terms of the 2020 Incentive Bonus Plan, approve a supplemental award, or otherwise take action to adjust performance-based executive compensation in response to the pandemic.

The Compensation Committee determined it would continuously monitor the impact of COVID-19 on the Company's performance throughout 2020, with regular updates from management, and evaluate various alternatives and management recommendations for addressing the pandemic's impact on executive compensation. In evaluating these options, the Committee adopted the following decision principles (the "Pandemic Response Decision Principles"):

Put People First—Evaluate decisions with empathy for affected communities, including employees, shareholders and key Company stakeholders.

Create Tomorrow—Collect and evaluate alternatives while the situation continues to unfold to ensure decisions are right for the long-term strength of the Company.

Play To Win—Balance the tension between a fair and competitive incentive program with constraints such as affordability, liquidity, and dilution concerns.

Do The Right Thing—Proposed actions or the use of discretion must be supported by a compelling and transparent rationale.

66	EXECUTIVE COMPENSATION	2021 Proxy Statement

The Committee carefully tracked the following performance elements in 2020 in order to inform its decision (the "Pandemic Response Criteria"):

Pandemic Response Criteria	Description of Pandemic Response Criteria

Project Apollo (personal protective equipment, ventilator manufacturing)	The Company quickly shifted production from automotive to medical equipment and supplies early in the pandemic. Among other things, in 2020, together with the Ford Fund, the Company distributed more than 55 million face masks to nonprofits, Ford dealers, state and local officials, schools, and first responders in all 50 U.S. states and has committed to donate 120 million masks to at-risk communities by mid-2021.

Return-to-Work Efforts	The Company established important protocols to allow the safe and timely return-to-work within our plants and other worksites and created our COVID-19 Business Resumption Plan, i.e., "The Return-To-Work Playbook." The Return-To-Work Playbook aligns with recommendations from the World Health Organization, the Centers for Disease Control and Prevention, and country and local health departments and has been recognized externally as a model for other employers.

Production Ramp-Up	Consistent with the actions taken by governmental authorities, in late March 2020, the Company idled its manufacturing operations in regions around the world other than China, where manufacturing operations were suspended in January and February before beginning to resume operations in March. By May 2020, taking a phased approach and after introducing new safety protocols at our plants, the Company resumed manufacturing operations around the world.

Dealer Support	The Company has supported its dealers throughout the pandemic with digital marketing, sales, and service tools. We also secured airfreight capacity to deliver critical safety equipment to our dealers in China and to provide a supply of critical parts to other regions, including North America.

Employee Engagement and Morale	Throughout the pandemic, the Company has focused on promoting employee engagement and morale by leveraging our ask/listen observe framework to understand employee sentiment and react accordingly. Leaders at all levels have access to dashboards with data from their teams and organizations, as well as personalized next step recommendations embedded into action planning tools.

Marketing/Product Launches	The Company launched several important products utilizing new and innovative methods to attract customers.

Financial Stability	Management took significant measures to assure the Company's ongoing liquidity and financial stability through financing activities, cash preservation initiatives, capital expense reductions, and cost control measures.

EXECUTIVE COMPENSATION	2021 Proxy Statement	67

Guided by the Pandemic Response Decision Principles, the Compensation Committee considered various alternatives, management recommendations, and advice from its independent consultant throughout the second half of 2020 and into 2021. After monitoring and evaluating performance to the Pandemic Response Criteria throughout the second half of 2020 and reviewing the Company's achievement of better results in 2020 than the Company had forecast after the onset of the COVID-19 pandemic, the Committee determined that it was appropriate, and in the best interests of the Company, to reward 2020 Incentive Bonus Plan-eligible employees, including Named Executives, with a discretionary award in recognition of their work and achievements under these challenging circumstances (the "Pandemic Response Award").

On February 2, 2021, the Committee approved the Pandemic Response Award as an adjustment, applicable only for 2020, to the business performance factor used to calculate awards under the Incentive Bonus Plan for employees eligible to participate in the 2020 Incentive Bonus Plan. As discussed under Annual Cash Incentive Awards on pp. 63-66, the amount payable under the Incentive Bonus Plan is determined in part by multiplying an employee's target award by the extent to which the Company's performance for 2020 met certain pre-established thresholds, which collectively represent the business performance factor. The 2020 business performance factor was 23%, but, for the Pandemic Response Award, the Committee approved the use of a business performance factor of 50% (the "Adjusted Performance Factor") to create a supplemental budget for calculating Incentive Bonus Plan awards for 2020 performance with the exact amount of each employee's award to be determined based on individual performance, including contributions toward the Pandemic Response Criteria. Employees other than corporate officers received their Incentive Bonus Plan cash awards calculated using the Adjusted Performance Factor in March 2021.

In order to further align the interests of the Company's corporate officers, including the Named Executives, with those of the Company's shareholders, in lieu of increasing the amount of cash paid to corporate officers under the Incentive Bonus Plan, the Committee determined to award corporate officers with Time-Based Units with a one-year cliff vest (the "Pandemic Response TB-RSUs") and a grant date value equivalent to the balance of the Adjusted Performance Factor (27%), with differentiation based on each corporate officer's contributions toward the Pandemic Response Criteria.

In making its decision, the Committee considered that any modification to the incentive compensation program due to the adverse impact of COVID-19 on the Company's performance should apply to the broadest range of employees possible without compromising the Company's commitment to tie equity-based incentive awards to Company performance and align executive interests with shareholder interests. The Committee determined that the Pandemic Response Award was the most appropriate means to achieve this and would have a positive impact on maintaining and improving employee engagement and retention, which is vital for delivering The Plan in 2021, while the Pandemic Response TB-RSUs awarded to corporate officers, including Named Executives, would further the alignment of executive interests with the interests of the Company's shareholders.

The tables on the following page show, for each Named Executive, the amount of his 2020 Incentive Bonus Plan cash award, the grant date value of his Pandemic Response TB-RSUs, the aggregate award amount, the percentage of the incentive bonus target opportunity constituted by the aggregate award, and some of the contributions to the Pandemic Response Criteria considered by the Compensation Committee in determining the Pandemic Response Criteria Contribution of each Named Executive.

As in prior years, the Compensation Committee, with management's recommendations, considered each Named Executive's individual performance toward key performance indicators and objectives in order to determine an Individual Performance Factor for each Named Executive to apply to the Incentive Bonus payout for that executive. The Individual Performance Factor for each Named Executive was 100%, except that each of Messrs. Thai-Tang and Galhotra received an Individual Performance Factor of 127%. As discussed under Incremental Bonuses on p. 66, the Committee believed that Messrs. Thai-Tang and Galhotra exceeded expectations throughout 2020 as they each had their roles expanded and took on increasing responsibilities throughout the year.

In addition, for the Pandemic Response Award, the Compensation Committee, with management's recommendations, considered each Named Executive's individual contributions to the Pandemic Response Criteria in order to determine a Pandemic Response Criteria Contribution to apply to the Pandemic Response Award for that executive.

The Committee believes that each Named Executive made significant contributions toward these criteria, and that the contributions of Messrs. Farley, Ford, Thai-Tang, Galhotra, and Hackett were exceptional.

68	EXECUTIVE COMPENSATION	2021 Proxy Statement

The tables below highlight just some of the contributions to the Pandemic Response Criteria considered by the Committee in determining the Pandemic Response Criteria Contribution of each Named Executive.

2020 INCENTIVE BONUS PLAN PAYOUT AND PANDEMIC RESPONSE TB-RSU GRANTS

Name	Incentive Bonus Target Opportunity $	Incentive Bonus Payout* $	+	Grant Date Value Pandemic Response TB-RSUs** $	=	Aggregate Award Amount $	Percentage of Incentive Bonus Target Opportunity

James D. Farley, Jr.	1,952,500	449,100	+	685,330	=	1,134,430	58%
John T. Lawler	671,250	154,400	+	181,240	=	335,640	50%
William Clay Ford, Jr.	1,000,000	230,000	+	405,000	=	635,000	64%
Hau Thai-Tang[1]	1,350,000	394,000	+	437,400	=	831,400	62%
Kumar Galhotra[1]	1,250,000	328,000	+	364,500	=	692,500	55%
James P. Hackett	3,600,000	828,000	+	1,263,600	=	2,091,600	58%
Tim Stone[2]	1,125,000	258,750	+	303,750	=	562,500	50%
1
Incentive Bonus payout amounts for Messrs. Thai-Tang and Galhotra are inclusive of their respective incremental bonuses. See p. 66 and column (d) of the Summary Compensation Table on p. 80.

2
Amounts for Tim Stone reflect proration for his time in service as Chief Financial Officer.

*Incentive Bonus Payout = Incentive Bonus Target Opportunity × 23% Performance Factor × Individual Performance Factor

**Grant Date Value Pandemic Response TB-RSUs = Incentive Bonus Target Opportunity × 27% Adjusted Performance Factor × Pandemic Response Criteria Contribution

Pandemic Response Criteria Contribution

James D. Farley, Jr. 130%
Provided strong leadership both in his role as COO and in his role as President and CEO, including significant contributions in production ramp-up and manufacturing efforts, while motivating employees and encouraging other executives to lead by example. Served as the key architect of Ford's global standards and principles for a safe employee return to the workplace.

John T. Lawler 100%	Focused on executing The Plan and ending 2020 strongly, with year-over-year improvements in both our automotive and credit businesses in the fourth quarter.

William Clay Ford, Jr. 150%
Initiated collaboration with other Detroit automakers to respond to the pandemic and was Named Automotive News' 2020 Industry Leader of the Year for these efforts. This visible leadership has been a key enabler to maintaining positive employee and customer sentiment throughout the crisis.

Hau Thai-Tang 120%
Balanced protecting employees while executing phased global production stoppages and implementing cost reductions. Led a successful winddown and restart of the supply chain supporting production interruption and recovery.

Kumar Galhotra 120%	Led the teams that developed the "Built for America" and "Built to Lend a Hand" campaigns and successfully launched the F-150, Bronco Sport, and Mustang Mach-E using virtual platforms.

James P. Hackett 130%
Decisive leadership throughout the early stages of the global COVID-19 pandemic, including acting swiftly to protect employees, launching Project Apollo (personal protective equipment and ventilator manufacturing), and overseeing an effective production ramp-up with new safety protocols in place.

Tim Stone 100%
Demonstrated discipline in the management of our balance sheet at the onset of the pandemic, including overseeing the draw down and subsequent repayment of the Company's corporate and supplemental revolving credit facilities.

EXECUTIVE COMPENSATION	2021 Proxy Statement	69

LONG-TERM INCENTIVE AWARDS

Our equity-based incentive awards are tied to our performance and the future value of our common stock. These awards are intended to focus executive behavior on our longer-term interests because today's business decisions affect the Company over several years.

Elements of Annual Long-Term Incentive Awards

Performance Unit Grants.    In 2020, other than for Mr. Stone, Performance Unit grants comprised 60% of each executive's annual equity-based compensation. In December 2019, in order to further align executive interests with shareholder interests, the Compensation Committee approved a new design for the Performance Units, beginning with Performance Units granted in 2020. This new design, and the Committee's rationale for approving the design, are discussed below.

Time-Based Unit Grants.    In 2020, other than for Messrs. Ford, Hackett, and Stone, Time-Based Units that vest over three years at a rate of 33%/33%/34% comprised 40% of each executive's annual equity-based compensation.

Stock Options.    In 2020, stock options, with the terms described below, comprised 40% of the annual equity-based compensation for Messrs. Hackett and Ford. Mr. Farley also received a grant of stock options in 2020 in connection with his accession to President and CEO. All stock options granted in 2020 have a 10-year term, an exercise price based on the fair market value of Ford common stock on the grant date, a three year vesting period at a rate of 33%/33%/34%, and a performance condition such that, even if vested, they are only exercisable after achievement of a Ford common stock closing price of $9.24 or above for a period of 20 consecutive trading days at any time during the ten-year term of the stock options. The Committee determined to include a price-based performance condition in order to focus the award on achieving an improved stock price and further alignment with shareholder interests. The performance condition was set at $9.24 because that was the average closing price of Ford common stock on the New York Stock Exchange during the month of December 2019 and a nearly 50% increase over the Ford common stock closing price on the date of the grants to Messrs. Ford and Hackett. The performance condition was achieved on February 8, 2021. This was the first time since 2015 that stock options were included as a component of our long-term incentive awards. The Compensation Committee determined that stock options containing a performance condition were an appropriate form of performance-based compensation for the roles of Executive Chairman and President and CEO in 2020 in order to award and incentivize their contributions toward the long-term success of the company during a transformative year and recognize the number of long-term investments and initiatives being pursued that are expected to benefit the Company beyond the three-year time horizon of the Performance Units.

Timeline of 2020 Long-Term Incentive Awards

As in 2019, the Compensation Committee approved annual equity awards, with a March 4 grant date, for most corporate officers, other than Messrs. Ford and Hackett, at its February meeting and approved annual equity awards, with a March 19 grant date, for Messrs. Ford and Hackett at its March meeting. At its February 2020 meeting, the Committee also approved an additional equity award for Mr. Thai-Tang in connection with his expansion of responsibilities. In 2020, the Committee approved Mr. Galhotra's annual equity award, with a March 19 grant date, at its March meeting due to Mr. Galhotra's accession to his position as President, Americas and International Markets Group, effective April 1, 2020.

Due to the onset of the global COVID-19 pandemic, the Company's stock price dropped significantly between the March 4, 2020 grant date ($7.08) and the March 19, 2020 grant date ($4.47). In order to avoid Messrs. Ford, Hackett, and Galhotra being unfairly advantaged by this significant change to the stock price, the Committee determined that it was in the best interests of the Company and its shareholders to use the fair market value of Ford common stock on March 4, 2020 (the grant date of the annual equity award for all other officers) in calculating the number of Performance Units granted to Messrs. Ford, Hackett, and Galhotra on March 19, 2020.

Also due to the onset of the global COVID-19 pandemic, the Committee determined not to complete the full-year annual equity award for Messrs. Ford and Hackett in March. The Committee determined to award Messrs. Ford and Hackett 60% of their annual equity awards in Performance Units and to delay the balance of the annual grant until the Committee could evaluate the impact of the global pandemic on the Company and further consider the appropriate structure for these awards given the onset of the global pandemic.

The Company recorded second quarter results that were better than had been anticipated at the onset of the global COVID-19 pandemic and, on June 23, 2020, management recommended that the delayed portion of the annual equity awards for Messrs. Ford and Hackett be restored and presented several alternatives for the

70	EXECUTIVE COMPENSATION	2021 Proxy Statement

restoration. The Committee determined that the delayed portion of the awards would be restored with the same value as had been approved in March 2020, and that the award would be made in the form of stock options subject to the price-based performance condition discussed above. The July 6, 2020 grant date of the stock options was the first trading day of the Company's next open trading window following their approval.

On July 31, 2020, the Compensation Committee approved a grant of stock options, subject to the same price-based performance condition as the stock options granted to Messrs. Ford and Hackett, to Mr. Farley in connection with his accession to President and CEO. The August 5, 2020 grant date of the stock options was the first trading day of the Company's next open trading window following their approval.

Value of 2020 Long-Term Incentive Awards

In general, the total value of equity-based grants in 2020 was determined based on the following considerations:

•
job responsibilities and future contribution assessment to our long-term performance;

•
retention needs;

•
historical share allocations;

•
competitive level of grants for job matches in the survey group;

•
the value of equity-based grants made to the executive in the prior year; and

•
the total number of equity-based grants awarded to our employees.

In granting equity awards, the Committee determined a target dollar value of equity awards to grant to each recipient. For the Named Executives, this target dollar value was converted into a number of Performance Units and Time-Based Units or stock options, as applicable, based on the fair market value (closing price) of Ford common stock on the date of grant, or, as discussed above, in the case of the March 19, 2020 grant of Performance Units to Messrs. Ford, Galhotra, and Hackett, the fair market value (closing price) of Ford common stock on March 4, 2020.

Pandemic Response TB-RSUs

As discussed under Pandemic Response Awards on pp. 66-69, the Compensation Committee approved a grant of Pandemic Response TB-RSUs, with a grant date of March 4, 2021 and a one-year cliff vest for each of the Named Executives to recognize strategic and operational performance and contributions toward certain Pandemic Response Criteria in 2020.

2020 Long-Term Incentive Awards

The 2020 equity awards for our Named Executives are set forth below. Unless otherwise noted, the annual equity award for each Named Executive consisted of 60% Performance Units/40% Time-Based Units. The competitive survey indicates that the annual equity-based compensation was at the median for Mr. Galhotra. The competitive survey indicates that the annual equity-based compensation was also at the median for Messrs. Hackett and Stone, whose annual equity-based compensation was used for the survey comparison for Messrs. Farley and Lawler because Messrs. Farley and Lawler were not in their current positions at the time of the 2020 annual equity award. No comparable information was available for Messrs. Ford and Thai-Tang.

James D. Farley, Jr.

Award	Grant Date	Grant Date Target Value

Annual Equity Award	3/4/2020	$5,000,000
Accession Award — Stock Options*	8/5/2020	$4,000,000
Pandemic Response TB-RSUs	3/4/2021	$685,330
*
Granted in connection with Mr. Farley's accession to President and CEO. The grant date for these stock options was the first day of the Company's next open trading window following their approval.

John T. Lawler

Award	Grant Date	Grant Date Target Value

Annual Equity Award	3/4/2020	$1,950,000
Pandemic Response TB-RSUs	3/4/2021	$181,240

EXECUTIVE COMPENSATION	2021 Proxy Statement	71

William Clay Ford, Jr.

Award	Grant Date	Grant Date Target Value

Annual Equity Award — Performance Units*	3/19/2020	$6,180,000
Annual Equity Award — Stock Options**	7/6/2020	$4,120,000
Pandemic Response TB-RSUs	3/4/2021	$405,000
*
60% of total annual equity award.

**
40% of total annual equity award. The grant date for these stock options was the first day of the Company's next open trading window following their approval.

Hau Thai-Tang

Award	Grant Date	Grant Date Target Value

Annual Equity Award	3/4/2020	$4,250,000
Other Award — Time Based Units*	3/4/2020	$1,500,000
Pandemic Response TB-RSUs	3/4/2021	$437,400
*
Granted in connection with the expansion of Mr. Thai-Tang's responsibilities to include, among other things, EPLM and Connectivity. These Time-Based Units have a one-year cliff vest.

Kumar Galhotra

Award	Grant Date	Grant Date Target Value

Annual Equity Award	3/19/2020	$3,400,000
Pandemic Response TB-RSUs	3/4/2021	$364,500

James P. Hackett

Award	Grant Date	Grant Date Target Value

Annual Equity Award — Performance Units*	3/19/2020	$7,800,000
Annual Equity Award — Stock Options **	7/6/2020	$5,200,000
Pandemic Response TB-RSUs	3/4/2021	$1,263,600
*
60% of total annual equity award.
**
40% of total annual equity award. The grant date for these stock options was the first day of the Company's next open trading window following their approval.

Tim Stone

Award	Grant Date	Grant Date Target Value

Annual Equity Award*	3/4/2020	$4,600,000
Pandemic Response TB-RSUs	3/4/2021	$303,750
*
The structure of Mr. Stone's annual equity award was set forth in his employment agreement (see p. 59) and consisted of 33% common stock, with the remaining 67% consisting of 60% Performance Units/40% Time Based Units. Pursuant to the terms of the executive separation waiver and release agreement between Mr. Stone and the Company, upon his resignation from the Company, Mr. Stone forfeited the Performance-Unit component of this award and the second and third tranches of the Time-Based Unit portion of this grant. See 2020 Compensation Highlights on pp. 57-60 and Potential Payments Upon Termination or Change of Control on pp. 90-93.

Dividend Equivalents

Unvested Time-Based Units accrue dividend equivalents when dividends are paid on our common stock. Dividend equivalents accrue as if reinvested resulting in additional Time-Based Units. For the 2018, 2019, and 2020 grants, the Committee decided each year that, for the Named Executives, when the underlying Time-Based Units vest, the accrued Time-Based Units resulting from the dividend equivalents will be paid in cash based on the fair market value of a share of Ford common stock on the date of vest. Dividend equivalents only accrue when we pay dividends on our common stock.

For Performance Unit grants made in 2018 and following years, dividend equivalents accrue as if reinvested resulting in additional Performance Units based on 100% of the target Performance Unit opportunity. For the 2018, 2019, and 2020 grants, the Committee decided each year that, for the Named Executives, the accrued Performance Units will be paid in cash at the end of the performance period based on the fair market value of a share of Ford common stock on the date of vest; however, the accrued Performance Units resulting from dividend equivalents are paid out based on the same performance factor as the underlying Performance Unit. For example, if the performance factor for the underlying Performance Unit was 75%, then only 75% of the accrued Performance Units will be paid. Dividend equivalents only accrue when we pay dividends on our common stock.

72	EXECUTIVE COMPENSATION	2021 Proxy Statement

Structure of 2020 Performance Unit Grants

In December 2019, in order to further align executive interests with shareholder interests, the Compensation Committee approved a new design for the Performance Units, beginning with grants made in 2020. The 2020 Performance Unit grants are measured through a mix of internal and external financial metrics over a three-year period. The weighted financial metric performance is measured in separate one-year performance periods in years one and two, based on metrics and objectives that are set at the time of the grant, and awards are "banked" after each of year one and two. An external relative TSR modifier over the entire three-year performance period modifies the final award by +/- 25% to arrive at the overall performance factor for the Performance Units. This performance factor is multiplied by the Performance Unit target opportunity for the executive to produce the Final Award, ranging from 0% to 200% of the target opportunity. The Final Award is paid in unrestricted shares of Ford common stock.

As in prior years, the internal financial metrics are based on the forward year business plan approved at the December Board of Directors meeting immediately prior to the beginning of the three-year performance period — that is, the metrics for the 2020 Performance Unit grants with a 2020-2022 performance period were based on our business plan approved at the December 2019 Board meeting. These metrics are fixed for each of year one and year two, with different objectives applying each year in accordance with the business plan, and are not changed over the three-year performance period.

The financial metrics are as follows:

•
Company Adjusted Free Cash Flow (weighted at 50%): Performance is measured in years one and two against a free cash flow target.

•
Company Adjusted EBIT Margin (weighted at 30%): Performance is measured in years one and two against a margin target.

•
External Annual ROIC (weighted at 20%): Performance is measured in years one and two against an External Annual ROIC target.

Because the 2020 Performance Unit grant has a three-year performance period, performance objectives and performance results will not be disclosed until the

2023 Proxy Statement. We are not disclosing the 2020 Performance Unit objectives now because providing objectives for our Company Adjusted EBIT Margin, Company Adjusted Free Cash Flow and External Annual ROIC would provide competitors with insight into our business plan that could substantially harm Ford's business interests. For example, disclosing our Company Adjusted EBIT Margin and Company Adjusted Free Cash Flow targets for the next two years could provide competitors insight into our market share strategy and potential entry into, or exit from, markets. Our External Annual ROIC targets can provide competitors insight into matters such as capital expenditures and potential cost cutting measures. At the time the Committee approved these targets, the Committee believed the targets to be achievable while incentivizing executives to exceed expectations.

The TSR modifier is Ford's relative TSR performance compared to a peer group of companies over the three-year performance period. A key objective of our strategy to achieve automotive leadership is to deliver superior TSR among automotive manufacturers, automotive suppliers, and major industrial companies. At the end of the three-year performance period, Ford's TSR performance will be evaluated against a peer group of companies approved by the Committee at the time of the grant ("TSR Peer Group"). The TSR Peer Group was comprised of the top ten automobile manufacturers (including Ford) by market capitalization, the top five automotive suppliers by market capitalization, and ten large industrial companies with business models similar to Ford. The Committee decided to use a peer group of companies more closely aligned with our business (global automotive and manufacturing) than the compensation survey group listed on p. 52 because our TSR performance is more competitively aligned with those companies, while our compensation peer group is more closely aligned with the market for our executive talent. For the 2020 Performance Unit grants, the TSR Peer Group consisted of the following:

Automotive Manufacturers:

Toyota	Ford
Daimler	General Motors
Volkswagen	Nissan
BMW	Hyundai
Honda	Tesla

EXECUTIVE COMPENSATION	2021 Proxy Statement	73

Auto Suppliers:

Continental	Magna
Denso	Aisin Seiki
Aptiv

Industrial Companies:

General Electric	DuPont
United Technologies	Deere
3M	Caterpillar
Boeing	General Dynamics
Honeywell	Dow

The TSR modifier will apply to the 2020 grant as follows:

TSR Quartile	Modifier

1st Quartile	+25%
2nd Quartile	0%
3rd Quartile	0%
4th Quartile	-25%

The Committee believes this structure provides appropriate incentives for executives to over-achieve in one or more metrics and provides sufficient recognition for such over-achievement while not encouraging excessive risk-taking behavior. The three-year TSR modifier reinforces the long-term nature of the grants and executive alignment with shareholders.

The graphic below demonstrates how the 2020 Performance Unit grant aligns executive interests with shareholder interests.

2018 Performance Unit Results

The performance period of the 2018 Performance Unit grant ended on December 31, 2020. The 2018 Performance Units were measured through a mix of internal and external financial metrics over a three-year period. Performance to the internal financial metrics was measured at the end of year three and multiplied by a weighting of 75%. The external financial metric of the Company's relative TSR had a weighting of 25%. The weighted financial metric performance was added to the relative TSR metric performance to arrive at the overall performance factor for the 2018 Performance Units. Details of the structure, metrics, and weightings for the 2018 Performance Unit Grant are detailed in the charts below. The TSR peer group for the 2018 Performance Unit grant was as follows:

Automotive Manufacturers:

Toyota	Ford
Daimler	General Motors
Volkswagen	Nissan
BMW	Hyundai
Honda	Tesla

Auto Suppliers:

Continental	Magna
Denso	Valeo
Aptiv

Industrial Companies:

General Electric	DowDuPont
United Technologies	Deere
3M	Caterpillar
Boeing	General Dynamics
Honeywell	Arconic

74	EXECUTIVE COMPENSATION	2021 Proxy Statement

The TSR performance for the 2018 Performance Unit grant was calculated as follows:

•
90th percentile and above: 200% of target

•
greater than or equal to 75th to less than 90th percentile: 150% — 199% of target

•
greater than or equal to 50th to less than 75th percentile: 100% — 149% of target

•
greater than or equal to 25th to less than 50th percentile: 50% — 99% of target

•
less than 25th percentile: 0% of target

The 2018 Performance Unit Results table below shows our performance against the 2018 Performance Unit metrics and indicates an overall achievement of 17% for the 2018-2020 performance period. The Committee decided to pay out the Performance Unit Final Awards to the Named Executives at the 17% of the target level that was achieved. The Committee believed a payout at the level achieved was appropriate. This demonstrates our pay-for-performance philosophy. Mr. Stone was not an employee of the Company when the 2018 Performance Unit grants were made and, therefore, did not receive a grant of 2018 Performance Units.

2018 PERFORMANCE UNIT RESULTS

Financial Metrics — 75% Weighting

Total 2018 Performance Unit Results
Financial Metrics		Total

Weighting	0%
x
Performance	0%	0%

+
Relative TSR Metric
Weighting	25%
x
Performance
(Third Quartile)	66%	17%

		17%

EXECUTIVE COMPENSATION	2021 Proxy Statement	75

2018 Performance Unit Payout

Name	2018 Performance Unit Target Opportunity # Units	×	Business Performance Factor	=	Final 2018 Performance Unit Payout # Units

James D. Farley, Jr.	220,384	×	17%	=	37,465
John Lawler	44,423	×	17%	=	7,551
William Clay Ford, Jr.	594,230	×	17%	=	101,019
Hau Thai-Tang	196,730	×	17%	=	33,444
Kumar Galhotra	115,384	×	17%	=	19,615
James P. Hackett	750,000	×	17%	=	127,500
Tim Stone	N/A		N/A		N/A

BENEFITS AND PERQUISITES

We provided certain perquisites and other benefits to senior management in 2020, the most significant of which are summarized below. The Committee annually reviews our policies on perquisites and other benefits. The cost of these perquisites and other benefits are included in column (i) of the Summary Compensation Table on p. 80.

Personal Travel    Company policy does not allow the President and CEO or the Executive Chairman to fly commercially due to security concerns. Consequently, the Company pays the costs associated with their use of private aircraft for business and personal travel. The families of these persons are allowed to accompany them on trips when they travel on private aircraft.

Requiring the President and CEO and the Executive Chairman to use private aircraft for all travel provides significant benefits to Ford. First, the policy is intended to ensure their personal safety as they both maintain significant public roles for Ford. Second, use of private aircraft maximizes their availability for Ford business.

Evaluation Vehicle Program    We maintain a program that provides certain employees with the use of two Company vehicles free of charge. This program requires participants to provide written evaluations on a variety of our vehicles, providing important feedback on the design and quality of our products.

Other Services    For certain executive officers, including the Named Executives, we provide a home security evaluation and security system. We also provide an allowance to senior managers for financial planning and counseling services and estate planning. The safety and security (personal and financial) of our executives is critically important. We believe the benefits of providing these programs outweigh the relatively minor costs associated with them.

Tax Reimbursement    The Committee has eliminated tax gross-ups for most executive perquisites. As part of the Company's temporary living/relocation policy, however, the Company provides certain tax reimbursement for all levels of employees who relocate at the Company's request, including relocations pursuant to international service assignments. The Committee believes that not reimbursing taxes for employees who move at the Company's request is an unfair financial burden. This policy removes any financial disincentive for an executive to relocate and, therefore, enhances the Company's ability to have its executives gain experience in a variety of our global operations.

In addition, the Internal Revenue Service informed us that it would require us to impute the value of the vehicles provided to executives under the Evaluation Vehicle Program discussed above. As a result, the Committee decided to provide tax relief for the participants of the program. The Evaluation Vehicle Program is available to Company officers and employees who are one Leadership Level below the officer level. The Committee decided to provide tax reimbursement so that the Company could continue to receive participant vehicle evaluation data and to provide a valuable benefit to our executives.

RETIREMENT PLANS

In general, we believe that the retirement plans described below serve several worthwhile business purposes, including retaining leadership talent, providing income security to long serving executives, and providing flexibility to us in transferring executives among our operations. We believe these programs to be reasonable and appropriate considering competitive practices and our executives' total compensation program. For additional information, see the Pension Benefits in 2020 table on p. 86 and the Nonqualified Deferred Compensation in 2020 table on p. 88.

76	EXECUTIVE COMPENSATION	2021 Proxy Statement

The amounts shown in column (h) of the Summary Compensation Table on p. 80 can vary significantly year to year. These amounts are driven by assumptions regarding discount rates and mortality tables, as well as plan design, years of service, base pay, and the age of the employee. These amounts do not reflect compensation that was paid for any year shown.

Pre-2004 Plans    Our General Retirement Plan ("GRP") provides a tax-qualified defined benefit for each year of non-contributory participation by employees in the U.S. hired before January 1, 2004 and added benefits for those who make contributions. We also have three other nonqualified retirement plans for certain eligible employees. The Supplemental Executive Retirement Plan ("SERP") provides a supplemental monthly benefit calculated on a percentage of final average pay and service. The Benefit Equalization Plan ("GRP-BEP") provides eligible employees with benefits substantially equal to those they could have received under the GRP but were not able to because of Internal Revenue Code limitations. The Executive Separation Allowance Plan ("ESAP") provides a percentage of salary, based on age and service, from the time of separation until age 65 to certain eligible executives who separate from employment after age 55 (age 52 if retiring under our Select Retirement Plan ("SRP")).

The SRP is a voluntary retirement program offered from time-to-time for select U.S. management employees. The Committee believes the SRP provides flexibility in executive succession planning.

Messrs. Ford, Lawler, Thai-Tang, and Galhotra are eligible for benefits under the GRP, SERP, GRP-BEP, and ESAP. During the periods for which Mr. Ford did not receive a cash salary (i.e., November 2001 through July 2010 and May 1, 2020 through October 1, 2020), each of these plans, including the SRP, provided him with benefits using a notional annual base salary and he continued to accrue credited and contributor service under those plans.

Benefits under SERP, SRP, ESAP, and GRP-BEP are not funded. In addition, in accordance with Code Section 409A, benefits that accrued or vested on or after January 1, 2005 under these plans may not be paid to certain key executives until at least six months following their separation from employment. Messrs. Farley, Hackett, and Stone are not eligible to participate in the GRP, GRP-BEP, SRP, SERP, or ESAP.

Post-January 1, 2004 Plan    Consistent with our Strategy Statement (see Compensation Philosophy and Strategy on pp. 48-49) to develop benefit programs that provide employees with income security and protection from catastrophic loss while minimizing our long-term liabilities, Ford adopted a tax qualified defined contribution retirement plan, the Ford Retirement Plan ("FRP"), for salaried employees hired or rehired on or after January 1, 2004 in the U.S.

The FRP was adopted in order to provide us with more predictable retirement benefit costs and reduced financial statement volatility. These goals are achieved through a stable contribution schedule and the transfer of financial and demographic risks from us to plan participants while still providing employees with the opportunity for adequate income in retirement. We also have nonqualified plans for employees who participate in the FRP. Under the FRP-Benefit Equalization Plan ("FRP-BEP"), employees, including Messrs. Farley, Hackett and Stone, receive benefits substantially equal to those they would have received under the FRP but were not able to because of Internal Revenue Code limitations. The Defined Contribution Supplemental Executive Retirement Plan ("DC SERP") provides certain executives a notional account balance which provides retirement benefits in addition to those provided by the FRP. Company contributions are calculated as a percentage of base salary based on the executive's age and position.

Effective July 9, 2020, upon the recommendation of the Committee, the Board amended the DC SERP such that to be eligible for DC SERP payments after separation (which must be a Company approved separation), a participant must have attained at least 5 years of service at Leadership Level 4 or above (including executive officers), and either 55 years of age with 10 years of total service or 65 years of age with 5 years of total service. The previous eligibility requirement was 5 years of service at Leadership Level 4 or above and 55 years of age with 10 years of service. The amendment to the DC SERP also provided the Committee with discretion to waive the length of service eligibility requirements. The Committee recommended the eligibility requirement amendment to the Board in order to avoid the adverse effect that the prior eligibility requirement had on late career employees at the Leadership Level 4 and above levels and to align the DC SERP with other post-employment benefit eligibility provided to employees hired after January 1, 2004, such as vehicle programs, health retirement accounts, and stock award retention. As a result of the amendment, Mr. Hackett, with five years of service with the Company, was eligible for the DC SERP upon his retirement on March 31, 2021.

EXECUTIVE COMPENSATION	2021 Proxy Statement	77

At the 2020 Annual Meeting, we asked you to approve the compensation of the Named Executives as presented in our 2020 Proxy Statement. You approved the compensation of the Named Executives with 84.2% of the votes cast "For" approval.

We met with institutional investors throughout 2020 to receive feedback and discuss various topics, including long term strategy; financial and operating performance;

risk management; environmental, social, and governance practices; and executive compensation practices. Based on these discussions, we believe investors were generally satisfied with our compensation programs in 2020 and we are pleased that investors support our compensation philosophy, policies, and programs.

•
Named Executives' compensation is tied to our 2020 and 2018-2020 performance periods

•
Reacted swiftly and appropriately to the uncertainties and challenges presented by the COVID-19 pandemic, including by deferring a portion of each Named Executives' base salary until the Company had repaid at least $7 billion of its Automotive debt

•
Provided appropriate and reasonable compensation for Named Executives' performance in 2020 despite unprecedented challenges from COVID-19

•
80% of our Named Executives' target compensation is performance-based (with the exception of Mr. Stone, who resigned and separated from the Company in October 2020)
•
Our Global Compensation and Benefits Philosophy, Strategy, and Guiding Principles include a pay equity objective

•
We maintain a policy that prohibits the hedging of exposure to Ford common stock by officers and limits the pledging of Ford common stock by officers

•
Executive stock ownership goals continue to align the interests of executives with shareholders

•
Executive pay practices are tied to robust risk and control features

78	EXECUTIVE COMPENSATION	2021 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.

Compensation Committee
Anthony F. Earley, Jr. (Chair)	John L. Thornton
Jon M. Huntsman, Jr.	John S. Weinberg
John C. Lechleiter

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020, the Compensation Committee was comprised of Anthony F. Earley, Jr., Jon M. Huntsman, Jr., John C. Lechleiter, John L. Thornton, and John S. Weinberg, none of whom is an employee or a current or former officer of the Company and none of whom had any relationship with the Company requiring disclosure.

EXECUTIVE COMPENSATION	2021 Proxy Statement	79

COMPENSATION OF NAMED EXECUTIVES

The table below shows 2020 compensation for James D. Farley, Jr., our President & CEO, John T. Lawler, our Chief Financial Officer, James P. Hackett, our former President & CEO, Tim Stone, our former Chief Financial Officer, and the three other most highly compensated executive officers at the end of 2020.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position*	Year	Salary ($)	Bonus [1] ($)	Stock Awards [2] ($)	Option Awards [2] ($)	Non-Equity Incentive Plan Compensation [3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings [4] ($)	All Other Compensation [5] ($)	Total ($)

James D. Farley, Jr.	2020	1,425,000	0	5,055,073	4,175,565	449,100	0	697,316	11,802,054
President and Chief	2019	1,100,000	185,600	6,086,486	0	742,500	0	246,893	8,361,479
Executive Officer	2018	1,075,000	0	3,744,511	0	792,000	0	249,077	5,860,588

John T. Lawler	2020	715,000	0	1,971,478	0	154,400	2,939,567	202,696	5,983,141
Chief Financial Officer

William Clay Ford, Jr.	2020	1,700,000	0	6,293,472	4,463,682	230,000	2,099,279	1,260,109	16,046,542
Executive Chairman	2019	1,700,000	0	10,449,163	0	486,000	2,646,771	1,475,316	16,757,250
	2018	1,700,000	0	10,096,459	0	720,000	0	1,323,267	13,839,726

Hau Thai-Tang	2020	1,158,333	83,500	5,796,808	0	310,500	4,279,823	151,441	11,780,405
Chief Product Platform &
Operations Officer

Kumar Galhotra	2020	865,000	69,250	3,437,450	0	258,750	3,790,776	112,868	8,534,094
President, Americas and
International Markets Group

James P. Hackett	2020	1,800,000	0	7,943,214	5,633,775	828,000	0	523,516	16,728,505
Former President and Chief	2019	1,800,000	0	13,188,269	0	1,749,600	0	617,637	17,355,506
Executive Officer	2018	1,800,000	0	12,743,125	0	2,592,000	0	617,710	17,752,835

Tim Stone	2020	1,033,333	0	4,633,951	0	258,750	0	246,987	6,173,021
Former Chief Financial Officer	2019	783,338	1,482,500	4,299,992	0	742,500	0	1,009,923	8,318,253

*
The titles shown reflect titles as of December 31, 2020.

1
The amounts shown for 2020 reflect a discretionary incremental bonus award paid in 2021 for 2020 performance for Messrs. Thai-Tang and Galhotra (see Compensation Discussion and Analysis — Incremental Bonuses on p. 66). The amount shown in 2019 for Mr. Farley reflects a discretionary incremental bonus award paid to Mr. Farley in 2020 for 2019 performance. The amount shown in 2019 for Mr. Stone reflects (i) an $850,000 signing bonus and (ii) 46% of the $1.375 million Incentive Bonus he was guaranteed to receive pursuant to his employment agreement (see Exhibit 10-M to Ford's Annual Report on Form 10-K for the year ended December 31, 2020).

2
The amounts shown in columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used for the 2020, 2019, and 2018 calculations can be found at Note 6 to our audited financial statements in Ford's Annual Reports on Form 10-K for the years ended December 31, 2020, December 31, 2019, and December 31, 2018, respectively. The fair value of both the Time-Based Units and the internal performance conditions (financial metrics) portion of the Performance Units is determined using the closing price of Ford common stock at the grant date, or, in the case of awards with a grant date of March 19, 2020, the closing price of Ford common stock on March 4, 2020, which was the grant date of most other annual equity awards. Pursuant to SEC rules, we disregarded the estimate of forfeitures related to service-based vesting conditions.

For stock awards granted in 2020, 2019, and 2018, the amounts shown in column (e) reflect grant date fair values for both Time-Based Units and Performance Units. For those portions of the amounts that relate to the 2020 Performance Units, such amounts reflect the grant date fair values of such awards derived using a Monte Carlo valuation that considers all possible payout values (including the maximum potential value). Ford's relative TSR performance at the end of the performance period for the 2020 Performance Units will adjust the final number of shares granted by –25%, 0%, or +25%, except that the final number of shares will not exceed the potential maximum value for such awards, as shown in the table below. For those portions of the amounts that relate to the 2019 and 2018 Performance Units, such amounts reflect the grant date fair values of such awards that are subject to performance conditions (financial metrics) and market conditions (relative TSR performance). The grant date fair values shown above for the 2020, 2019, and 2018 Performance Units are reported based upon the probable outcome of such conditions as of the respective dates of grant. Pursuant to SEC rules, for those parts of the Performance Unit grants that are subject to performance conditions, the following table shows the values of such awards at their respective grant dates assuming that the highest levels of the performance conditions are achieved. The 2018 and 2019 Performance Units consist of a portion that is subject to performance conditions (financial metrics) and a portion that is subject to market conditions (relative TSR). For the portion that is subject to market conditions, the potential maximum values are factored into the awards calculated grant date fair values using a Monte Carlo valuation. For the 2020 Performance Units, the entire award is subject to both performance conditions

80	EXECUTIVE COMPENSATION	2021 Proxy Statement

  (financial metrics) and market conditions (the relative TSR modifier that will adjust the final number of shares granted by –25%, 0%, or +25%), except that the final number of shares will not exceed the potential maximum value for such awards as shown in the table below (see Compensation Discussion and Analysis — Long-Term Incentive Awards on pp. 76-76 for a discussion of the 2020 Performance Unit grants, the financial metrics and weightings and the relative TSR modifier).

Name	Year	Performance Conditions ($)	Market Conditions ($)

James D. Farley, Jr.	2020	6,110,158	*
	2019	5,399,958	986,524
	2018	3,437,990	497,517

John T. Lawler	2020	2,382,963	*

William Clay Ford, Jr.	2020	12,586,944	*
	2019	9,269,989	1,694,170
	2018	9,269,978	1,341,479

Hau Thai-Tang	2020	5,193,637	*

Name	Year	Performance Conditions ($)	Market Conditions ($)

Kumar Galhotra	2020	4,154,907	*

James P. Hackett	2020	15,886,427	*
	2019	11,699,986	2,138,277
	2018	11,700,000	1,693,125

Tim Stone	2020	3,766,302	*
	2019	NA	NA

*
The potential maximum value that can be achieved for the 2020 Performance Units is 200% performance, thus the Performance Conditions maximum value is the maximum value without regard to the TSR modifier (market condition).

Assuming the performance conditions for the 2020 stock options were satisfied, the grant date fair value for the amounts shown in column (f), calculated using a Black-Scholes analysis, would be: $4,868,776 for Mr. Farley, $5,107,957 for Mr. Ford, and $6,446,938 for Mr. Hackett.

3
The amounts shown in column (g) reflect awards earned by the Named Executives under the Incentive Bonus Plan (see Compensation Discussion and Analysis — Annual Cash Incentive Awards on pp. 63-66).

4
The amounts shown in column (h) reflect the net increase, if any, in the actuarial present value of accumulated benefits under the various Company plans arising from the passage of time, additional benefits accrued and changes in actuarial assumptions. The combined impact of these elements during 2020 resulted in increases in present value for Messrs. Lawler, Ford, Thai-Tang, and Galhotra. The increase in present value during 2020 is primarily explained by the value of additional benefits accrued and from a decrease in discount rates in determining the present values. The accrued pension benefits are measured from December 31, 2019 to December 31, 2020 for 2020; from December 31, 2018 to December 31, 2019 for 2019; and from December 31, 2017 to December 31, 2018 for 2018. For those with a net decrease in present value (negative year-over-year change), a zero is shown in the table above. For 2018, Mr. Ford had a decrease of $1,423,292 in the actuarial present value of accrued pension benefits. Messrs. Farley, Hackett, and Stone do not participate in the Company's defined benefit pension plans. See the Pension Benefits in 2020 table and related footnotes on pp. 86-88 for additional information, including the present value assumptions used in these calculations. None of the Named Executives received preferential or above-market earnings on deferred compensation.

5
The following table summarizes the amounts shown in column (i) for 2020.

ALL OTHER COMPENSATION IN 2020

Name	Perquisites and Other Personal Benefits [i] ($)	Tax Reimbursements ii ($)	Life Insurance Premiums iii ($)	Company Contributions to Retirement and 401(k) Plans iv ($)	Other [v] ($)	Total ($)

James D. Farley, Jr.	348,535	2,934	7,722	29,750	308,375	697,316
John T. Lawler	53,177	20,978	1,897	13,894	112,750	202,696
William Clay Ford, Jr.	1,156,460	13,257	13,892	8,550	67,950	1,260,109
Hau Thai-Tang	47,215	19,475	2,907	13,894	67,950	151,441
Kumar Galhotra	41,194	14,337	4,212	13,894	39,231	112,868
James P. Hackett	62,625	19,673	22,810	30,875	387,533	523,516
Tim Stone	42,325	21,122	2,805	25,041	155,694	246,987
i
For a description of perquisites relating to personal use of private aircraft, our Evaluation Vehicle Program, and security, financial planning, and other services for Named Executives, see Compensation Discussion and Analysis — Benefits and Perquisites on p. 76. Other perquisites and personal benefits whose incremental costs are included in the amounts shown consist of the following: personal use of Company cell phones, income tax preparation fees related to international assignments, personal use of car and driver service, annual executive health

EXECUTIVE COMPENSATION	2021 Proxy Statement	81

  exams, charitable gifts related to Company Board service, ground transportation services for personal travel, legal fees, fuel and insurance/maintenance/miscellaneous costs related to the evaluation vehicles, temporary housing/living expenses, and relocation expenses.

  Executives also may make personal use of Company season tickets to athletic events, but such use does not result in incremental cost to the Company because the tickets are for business use and when the executive uses them for personal use, the executive pays for any additional costs associated with such personal use.

  Amounts for the Named Executives include the incremental costs to the Company for providing certain perquisites and other benefits during 2020. For Mr. Ford, the amount shown includes $187,442 for personal use of aircraft and $921,030 for security. For Mr. Farley, the amount shown includes $318,864 for personal use of aircraft. For Mr. Lawler, the amount shown includes $27,313 for evaluation vehicles.

  During 2020, for use of private aircraft, we calculated the aggregate incremental cost using a method that takes into account the following: (i) the variable cost per flight hour, including supplies and catering, aircraft fuel, and oil expenses, maintenance, parts, and external labor, and flight crew travel expenses; (ii) landing/parking/hangar storage expenses; (iii) any customs, foreign permit, and similar fees; and (iv) positioning flight costs. We calculated the aggregate incremental cost of security as the actual cost incurred to provide these benefits. We calculated the aggregate incremental cost of providing the evaluation vehicles by estimating the lease fee for a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance.

ii
As stated in the CD&A, we provide tax benefits to those employees who relocate at the Company's request. We also provide tax relief for the imputed income from our Evaluation Vehicle Program. See Compensation Discussion and Analysis — Benefits and Perquisites on p. 76 for a discussion of our Tax Reimbursement policy.

iii
Amounts shown reflect the dollar value of premiums paid by the Company for life insurance in an amount equal to three times an employee's salary. Employees may purchase additional life insurance and these premiums are payroll deducted with no additional Company contributions or cost.

iv
The amounts shown for Messrs. Farley, Hackett, and Stone reflect contributions made to their Ford Retirement Plan accounts (see Compensation Discussion and Analysis — Retirement Plans on pp. 76-77) and Company matching contributions to their 401(k) accounts. The amounts shown for Mr. Stone were forfeited when he resigned and separated from the Company in October 2020. The amounts for the other Named Executives reflect Company matching contributions to their employee 401(k) accounts.

v
The amounts shown for Messrs. Lawler, Ford, Thai-Tang, and Galhotra primarily reflect contributions made to a nonqualified benefit equalization plan related to the Company's 401(k) plan (see Nonqualified Deferred Compensation in 2020 table and footnotes 1 and 2 on pp. 88-89). The amounts shown for Messrs. Farley, Hackett, and Stone primarily reflect Company contributions to a nonqualified benefit equalization plan related to the Ford Retirement Plan and contributions made to a nonqualified benefit equalization plan related to the Company's 401(k) plan. The amounts shown for Mr. Stone were forfeited when he resigned and separated from the Company in October 2020.

82	EXECUTIVE COMPENSATION	2021 Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN 2020

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) [3]	All Other Option Awards: Number of Securities Underlying Options[4]	Exercise or Base Price of Option Awards ($/Sh)[5]	Grant Date Fair Value of Stock and Option Awards ($) [6]

James D. Farley, Jr.	3/4/2020	2/12/2020					423,728	847,456				3,055,079
	8/5/2020	7/31/2020								1,809,954	6.96	4,175,565
	3/4/2020	2/12/2020							282,485			1,999,994
				1,952,500	3,905,000

John T. Lawler	3/4/2020	2/12/2020					165,254	330,508				1,191,481
	3/4/2020	2/12/2020							110,169			779,997
				671,250	1,342,500

William Clay Ford, Jr.	3/19/2020	3/11/2020					872,881	1,745,762				6,293,472
	7/6/2020	6/23/2020								2,102,040	6.19	4,463,682
				1,000,000	2,000,000

Hau Thai-Tang	3/4/2020	2/12/2020					360,169	720,338				2,596,818
	3/4/2020	2/12/2020							240,112			1,699,993
	3/4/2020	2/12/2020							211,864			1,499,997
				1,350,000	2,700,000

Kumar Galhotra	3/19/2020	3/11/2020					288,135	576,270				2,077,453
	3/19/2020	3/11/2020							192,090			1,359,997
				1,125,000	2,250,000

James P. Hackett	3/19/2020	3/11/2020					1,101,694	2,203,388				7,943,214
	7/6/2020	6/23/2020								2,653,061	6.19	5,633,775
				3,600,000	7,200,000

Tim Stone	3/4/2020	2/12/2020					261,186	522,372				1,883,152
	3/4/2020	2/12/2020							388,531			2,750,799
				1,350,000	2,700,000

1
The amounts shown in columns (e) and (f) represent the target and maximum amounts payable for 2020 performance under the Incentive Bonus Plan. Our Incentive Bonus Plan does not have a formal threshold award in that there is no minimum amount payable for a certain level of performance under the plan. The Compensation Committee exercises discretion as to whether to make payouts if performance does not achieve target levels. The material terms of the awards are described in Compensation Discussion and Analysis — Annual Cash Incentive Awards at pp. 63-66. For actual payouts made under the Incentive Bonus Plan for 2020 performance, see column (g) of the Summary Compensation Table on p. 80.

2
For each of the Named Executives, the amounts shown in columns (h) and (i) consist of annual grants of Performance Units that provide an opportunity to earn a Final Award of unrestricted common stock for 2020-2022 performance. The amounts shown represent the target and maximum amounts of the opportunity. The 2020 Performance Unit grants do not have a formal threshold award in that there is no minimum amount payable for a certain level of performance under the grants. The Compensation Committee exercises discretion as to whether to make payouts if performance does not achieve target levels. 2020-2022 performance will be measured against the metrics and weightings, and be subject to the TSR modifier, discussed in Compensation Discussion and Analysis — Long-Term Incentive Awards on pp. 70-76. The Final Awards that will be earned, if any, for 2020-2022 performance will be paid out in unrestricted shares of Ford common stock, less shares withheld to pay tax obligations. Pursuant to the terms of the executive separation waiver and release agreement between the Company and Mr. Stone, Mr. Stone forfeited the 2020 Performance Units shown for him in columns (h) and (i) (See Compensation Discussion and Analysis — 2020 Compensation Highlights on pp. 57-60 and Exhibit 10-M-1 to Ford's Annual Report on Form 10-K for the year ended December 31, 2020).

3
The amounts shown in column (j) represent Time-Based Unit grants. The Time-Based Units generally have a vesting feature whereby one-third of each grant vests after the first anniversary of the grant date, an additional one-third after the second anniversary, and the final one-third after the third anniversary, except that the amount shown for Mr. Stone includes 214,406 Time-Based Units that vested immediately upon grant and the amount shown for Mr. Thai-Tang includes 211,864 Time-Based Units that vest in full one year from the date of grant. If a grantee retires, becomes disabled, or dies, his or her grant continues to vest according to the original vesting schedule. In most other instances of employment termination, all grants generally end upon termination of employment. Time-Based Units are subject to certain conditions, including not engaging in competitive activity. Time-Based Units generally cannot be transferred except through inheritance. In general, each grantee agrees to remain a Ford employee for at least six months from the date of the grant. Pursuant to the terms of the executive separation waiver and release agreement between the Company and Mr. Stone, Mr. Stone forfeited 116,664 of the Time-Based Units reported for him in column (j). (See Compensation Discussion and Analysis — 2020 Compensation Highlights on pp. 57-60 and Exhibit 10-M-1 to Ford's Annual Report on Form 10-K for the year ended December 31, 2020).

4
The amounts shown in column (k) represent stock option grants. Stock options generally have a vesting feature whereby one-third of each grant of stock options are exercisable after the first anniversary of the grant date, an additional one-third after the second anniversary, and the final one-third after the third anniversary. Stock options granted in 2020 are also subject to a performance condition such that, even if vested, they are only exercisable after the closing price of Ford common stock traded on the NYSE is $9.24 or above for a period of 20 consecutive trading days at any time during the term of the stock options. This performance condition was achieved on February 8, 2021. Stock options expire 10 years from the grant date. If a grantee retires, becomes disabled, or dies, his or her options continue to be exercisable up to the normal expiration date. In most

EXECUTIVE COMPENSATION	2021 Proxy Statement	83

  other instances of employment termination, all options generally end upon termination of employment or are exercisable for a specified period. Options are subject to certain conditions, including not engaging in competitive activity. Options generally cannot be transferred except through inheritance. In general, each grantee agrees to remain a Ford employee for at least one year from the date of the option grant.

5
The exercise price of the options is the closing price of Ford common stock traded on the NYSE on the effective date of the grant shown in column (b) (see Compensation Discussion and Analysis — Timing of Equity Awards on pp. 54-55).

6
The amounts shown in column (m) represent the full grant date fair value of each equity-based award shown in the table for each Named Executive computed under FASB ASC Topic 718. The fair value is determined using the closing price of Ford common stock at the grant date, or, in the case of the grants made on March 19, 2020, the closing price of Ford common stock on March 4, 2020, the grant date of most other annual equity awards. The assumptions used in calculating the grant date value can be found at Note 6 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2020. For awards subject to performance conditions, the values shown are based upon the probable outcome of such conditions as of the grant date.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Number of securities underlying unexercised options # exercisable	Number of securities underlying unexercised options # unexercisable	Option exercise price ($)	Option expiration date [1]	Number of shares or units of stock that have not vested (#) [2]	Market value of shares or units of stock that have not vested ($) [3]	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#) [4]	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($) [5]

James D. Farley, Jr.		1,809,954	6.96	08/04/2030	510,362	4,486,082	1,042,444	9,163,083
	118,657		15.37	03/03/2024
	79,921		12.75	03/03/2023
	43,368		12.46	03/04/2022
	30,071		14.76	03/03/2021

John T. Lawler	28,232		15.37	03/03/2024	374,394	3,290,923	261,436	2,298,022
	29,821		12.75	03/03/2023
	14,579		12.46	03/04/2022
	9,734		14.76	03/02/2021

William Clay Ford, Jr.		2,102,040	6.19	07/05/2030	455,780	4,006,306	2,177,455	19,139,829
	286,415		15.37	03/03/2024
	347,912		12.75	03/03/2023
	595,238		12.46	03/04/2022
	412,735		14.76	03/02/2021

Hau Thai-Thang	77,741		15.37	03/03/2024	612,774	5,386,283	817,057	7,181,931
	29,821		12.75	03/03/2023
	37,414		12.46	03/04/2022
	9,734		14.76	03/02/2021

Kumar Galhotra	24,959		15.37	03/03/2024	286,385	2,517,324	556,072	4,887,873
	24,850		12.75	03/03/2023
	14,579		12.46	03/04/2022
	29,670		10.12	05/31/2022
	9,734		14.76	03/02/2021

James P. Hackett		2,653,061	6.19	07/05/2030	570,460	5,014,343	2,748,245	24,157,074

Tim Stone					209,551	1,841,953	0	0

84	EXECUTIVE COMPENSATION	2021 Proxy Statement

1
The table below details the vesting schedule for stock option grants based on the termination date of the relevant grant. Stock options generally have a vesting feature whereby one-third of each grant of stock options are exercisable after the first anniversary of the grant date, an additional one-third after the second anniversary, and the final one-third after the third anniversary.

Option Expiration Dates	Option Vesting Dates

	33%	33%	34%

08/04/2030	08/05/2021	08/05/2022	08/05/2023
07/05/2030	07/06/2021	07/06/2022	07/06/2023
03/03/2024	03/04/2015	03/04/2016	03/04/2017
03/03/2023	03/04/2014	03/04/2015	03/04/2016
03/04/2022	03/05/2013	03/05/2014	03/05/2015
03/02/2021	03/03/2012	03/03/2013	03/03/2014
2
The amounts shown for Named Executives consist of the following Time-Based Unit Grants:

Name	2018 Annual Grant	2019 Annual Grant	2020 Annual Grant	Incremental Grants

James D. Farley, Jr.	49,954	116,205	282,485	61,718
John T. Lawler	10,070	23,120	110,169	231,035
William Clay Ford, Jr.	134,693	317,288	0	NA
Hau Thai-Tang	44,593	116,205	240,112	211,864
Kumar Galhotra	26,154	68,141	192,090	NA
James P. Hackett	170,000	400,460	0	NA
Tim Stone	0	0	57,461	152,090

  For the 2018, 2019, and 2020 grants of Time-Based Units, in general, these units vest over three years at a rate of 33%-33%-34%. The amount shown for Mr. Farley under the Incremental Grants column reflects retention and incentive Time-Based Unit awards received by Mr. Farley on May 15, 2019 and December 11, 2019 that vest at a rate of 33%-33%-34% beginning May 15, 2020. The amount shown for Mr. Lawler under the Incremental Grants column reflects a Time-Based Unit grant he received in recognition of expanded responsibilities on March 19, 2019 that vest at a rate of 33%-33%-34%. The amount shown for Mr. Thai-Tang under the Incremental Grants column reflects a Time-Based Unit grant he received in recognition of increased responsibilities on March 4, 2020 that vest on March 4, 2021. The amount shown for Mr. Stone under the Incremental Grants column reflects a Time-Based unit grant he received on April 15, 2019 in connection with being appointed Chief Financial Officer that vest at a rate of 33%-33%-34%.

  For grants awarded in 2018, 2019, and 2020, Dividend Equivalents accrue during the restriction period when dividends are paid on our common stock and will be paid in cash upon vesting of the underlying award (see Compensation Discussion and Analysis — Long-Term Incentive Awards on pp. 70-76).

  In addition to the above, the amounts shown for Mr. Ford include 3,799 Ford common stock units resulting from deferral of director fees and Dividend Equivalents that were credited to his account pursuant to the Deferred Compensation Plan for Non-Employee Directors while he served as a non-employee director of the Company. Such units will be converted and paid in cash on January 10 of the year following termination of Board service, based upon the fair market value of a share of Ford common stock on December 31 of the preceding year.

3
The market value shown was determined by multiplying the number of units shown in column (f) by the closing price of Ford common stock, $8.79, on December 31, 2020.

4
The amounts shown for the Named Executives consist of the following Performance Unit grants for the 2018, 2019, and 2020 performance periods as follows (see also Compensation Discussion and Analysis — Long-Term Incentive Awards on pp. 70-76):

Name	2018 Grant	2019 Grant	2020 Grant	Incremental Grants

James D. Farley, Jr.	220,384	260,158	423,728	138,174
John T. Lawler	44,423	51,759	165,254	NA
William Clay Ford, Jr.	594,230	710,344	872,881	NA
Hau Thai-Tang	196,730	260,158	360,169	NA
Kumar Galhotra	115,384	152,553	288,135	NA
James P. Hackett	750,000	896,551	1,101,694	NA
Tim Stone	NA	NA	0	NA

  The amount shown for Mr. Farley under the Incremental Grants column reflects incremental Performance Unit grants in 2019 as follows: 39,382 units on May 15, 2019 and 98,792 units on December 11, 2019. Final Awards for each of these Performance Unit grants will be made

EXECUTIVE COMPENSATION	2021 Proxy Statement	85

  on May 15, 2022. Final Awards for Performance Unit grants will be made in unrestricted shares of common stock at the conclusion of the three-year performance period, less shares withheld for tax obligation.

  For grants awarded in 2018, 2019, and 2020, Dividend Equivalents accrue during the performance period when dividends are paid on our common stock and will be paid in cash upon granting of the Final Award based upon the performance factor achieved on the underlying Performance Unit grant (see Compensation Discussion and Analysis — Long-Term Incentive Awards on pp. 70-76).

5
The market value shown was determined by multiplying the number of units shown in column (h) by the closing price of Ford common stock, $8.79, on December 31, 2020. The number of units assumes that the target level was achieved for the Performance Units granted in 2018, 2019, and 2020.

OPTION EXERCISES AND STOCK VESTED IN 2020

	Option Awards		Stock Awards

(a) Name	(b) Number of Shares Acquired on Exercise (#)	(c) Value Realized on Exercise ($)	(d) Number of Shares Acquired on Vesting (#)	(e) Value Realized on Vesting [1] ($)

James D. Farley, Jr.	NA	NA	720,638	4,060,625
John T. Lawler	NA	NA	160,648	844,647
William Clay Ford, Jr.	NA	NA	630,745	4,114,733
Hau Thai-Tang	NA	NA	540,899	3,046,656
Kumar Galhotra	NA	NA	81,973	586,178
James P. Hackett	NA	NA	742,149	4,392,021
Tim Stone	NA	NA	366,495	2,283,002
1
The amounts shown in column (e) represent the aggregate dollar value realized by the Named Executives upon the vesting of stock awards. We computed the aggregate dollar value realized upon vesting by multiplying the number of shares of stock vested by the fair market value (closing price) of Ford common stock on the vesting date.

PENSION BENEFITS IN 2020 1

(a) Name	(b) Plan Name	(c) Number of Years Credited Service (#)	(d) Present Value of Accumulated Benefit ($)	(e) Payments During Last Fiscal Year ($)

James D. Farley, Jr.	NA	NA	NA	NA

John T. Lawler	GRP	30.7	1,026,592	0
	SERP	30.7	2,144,835	0
	GRP-BEP	30.7	1,207,605	0
	ESAP	30.7	2,771,515	0

William Clay Ford, Jr.	GRP	25.8	1,587,900	0
	SERP	34.5	8,754,001	0
	GRP-BEP	34.5	16,343,116	0
	ESAP	34.5	1,341,921	0

Hau Thai-Tang	GRP	32.6	1,853,346	0
	SERP	32.6	3,490,286	0
	GRP-BEP	32.6	4,912,254	0
	ESAP	32.6	3,506,297	0

Kumar Galhotra	GRP	32.4	1,875,499	0
	SERP	32.4	2,482,385	0
	GRP-BEP	32.4	2,854,861	0
	ESAP	32.4	2,936,718	0

James P. Hackett	NA	NA	NA	NA

Tim Stone	NA	NA	NA	NA

1
The General Retirement Plan ("GRP") provides a flat-rate defined benefit of up to $47.45 per month for each year of non-contributory participation by employees in the United States hired before January 1, 2004, and contributory benefits for each year of contributory

86	EXECUTIVE COMPENSATION	2021 Proxy Statement

  participation in which salaried employees contribute 1.5% of base salary up to the applicable limit of the Internal Revenue Code ("Code") — $285,000 in 2020.

  Contributory benefits are calculated as follows:

Contributory Benefit	=	(1.5% × Final Avg. Pay) × Contributory Service Years,		0.4% × Final Avg. Pay in excess of
		plus up to two years of waiting period service	+	Breakpoint × Contributory Service Years
(maximum 35 service years)

  "Final Average Pay" is the average of the five highest consecutive December 31 monthly base salaries out of the last 10 years of contributory participation.

  "Breakpoint" is 150% of Covered Compensation as of January 1 of the year of retirement.

  "Covered Compensation" is the average of the Social Security wage base for the preceding 35 years for someone reaching normal retirement age.

  Normal retirement is at age 65 with one or more years of credited pension service. Eligible employees who are age 55-64 and have at least 10 years of credited pension service, or employees with 30 or more years of credited pension service who are not yet age 65, may elect to retire early and receive reduced contributory and non-contributory benefits. In addition, Social Security bridging benefits are payable until age 62 and one month. Survivorship coverage is available under the GRP. Under the normal payment method for married participants (65% Qualified Joint and Survivor Annuity), there is a 5% reduction in benefits where the spouse is within five years of the employee's age.

  The Benefit Equalization Plan ("GRP-BEP") provides eligible U.S. employees with benefits substantially equal to those that would have been provided under the GRP but that could not be provided because of Code limitations. 65% survivorship coverage is also available under the BEP.

  The Supplemental Executive Retirement Plan ("SERP") provides certain eligible executives with an additional monthly benefit after separation from service equal to Final Five Year Average Base Salary multiplied by credited pension service and further multiplied by an applicable percentage (0.2% to 0.9% depending upon position at separation from service), reduced for separation from service prior to age 62. To be eligible, an executive must separate from service with the approval of the Company at or after age 55, have at least 10 years of credited pension service, and must generally have at least five continuous years of service at an eligible position. The SERP monthly benefit has no surviving spouse benefit. In addition, the SERP may provide annuities based on Company earnings, the executive's performance, and other factors. In addition, for separation from service effective October 1, 1998 or later, for certain U.S. Vice Presidents and above whose careers include foreign subsidiary service, the SERP provides an additional monthly pension parity benefit to equalize the total retirement benefits payable from the Company's retirement plans to an amount that would have been payable under the GRP and GRP-BEP if the executive's subsidiary service had been recognized as contributory service under those plans. The pension parity provides 65% survivorship coverage.

  The Executive Separation Allowance Plan ("ESAP") provides benefits to certain eligible executives who have at least five years of eligible executive service, have at least ten years of GRP contributory membership, and who separate from employment after age 55 and prior to age 65. Benefits are payable (reduced by any GRP or GRP-BEP benefit distribution) to the eligible executive or his or her eligible surviving spouse until the executive reaches age 65. The amount of the benefit is a percentage of monthly base salary (not to exceed 60%) based on age and service equal to 1% per year of service (but not less than 15%) plus 1/2% for each month that age at separation exceeds 55 (maximum of 30%).

  Effective December 31, 2019, all defined benefit retirement plans have a 35-year limit for service and pay for purposes of determining the pension benefits.

  To achieve several business goals, we may offer benefits under the Select Retirement Plan ("SRP"), a voluntary separation program offered from time-to-time for select U.S. management employees. To be eligible, selected employees generally had to be at least age 52 with 10 or more years of service. In general, the SRP adds three years of age and contributory service and uses "enhanced Final Average Salary" for purposes of calculating benefits based on the formulas under the GRP, GRP-BEP, SERP, and ESAP, with a minimum increase of 15% over regular benefits. Enhanced Final Average Salary is calculated by multiplying present base salary times three, then adding the last two year-end salaries and dividing the total by five.

  The following assumptions are used in calculating the present value of the accumulated benefit:

  •
  The age at which benefits are assumed payable is the greater of (i) present age or (ii) age 65 for the GRP and GRP-BEP; age 62 for the SERP; and age 55 for the ESAP. Present age is measured as of December 31, 2020.

  •
  Present compensation is used for purposes of the benefit calculations.

  •
  Present Value of Accumulated Benefit (column (d)) is calculated assuming a single life annuity; modified RP-2014 mortality table projected generationally; and a discount rate of 2.670% for the GRP; 2.541% for the SERP; 2.523% for the GRP-BEP; 1.614% for the ESAP; and 2.293% for the SRP as of December 31, 2020.

  •
  The present values include amounts relating to employee contributions.

  Code Section 409A governs the timing for income inclusion of amounts under our supplemental retirement plans. We believe our supplemental retirement plans presently meet the requirements of Code Section 409A. As a result, employees generally will be taxed when compensation is received under these plans; however, distribution of these amounts may be delayed for six months following separation from service.

EXECUTIVE COMPENSATION	2021 Proxy Statement	87

2
The SERP, GRP-BEP, and ESAP plans provided Mr. Ford with a benefit using a notional base annual salary for November 2001 through August 2010 and for May 1, 2020 through October 1, 2020 because he did not receive a cash salary for those periods.

3
Messrs. Farley, Hackett, and Stone do not participate in the GRP, SERP, GRP-BEP, or ESAP. Ford has a different tax qualified defined contribution retirement plan, the Ford Retirement Plan ("FRP"), for salaried employees hired or rehired on or after January 1, 2004 in the U.S. See Nonqualified Deferred Compensation in 2020 table on below.

NONQUALIFIED DEFERRED COMPENSATION IN 2020 1

(a)	(b) Executive Contributions in Last Fiscal Year	(c) Registrant Contributions in Last Fiscal Year [2]	(d) Aggregate Earnings in Last Fiscal Year [3]	(e) Aggregate Withdrawals/ Distributions	(f) Aggregate Balance at Last Fiscal Year-End [4]
Name	($)	($)	($)	($)	($)

James D. Farley, Jr.	NA			NA
DC SERP, BEP: SSIP/FRP		308,375	173,263		1,668,937

John T. Lawler	NA			NA
BEP-SSIP		18,281	11,793		108,670

William Clay Ford, Jr.	NA			NA
BEP-SSIP		67,950	(8,504)		634,803

Hau Thai-Tang	NA			NA
BEP-SSIP		38,231	24,658		221,510

Kumar Galhotra	NA
BEP-SSIP		25,031	10,410	NA	95,061

James P. Hackett	NA			NA
DC SERP, BEP: SSIP/FRP		387,533	21,310		1,685,344

Tim Stone	NA			NA
DC SERP, BEP: SSIP/FRP		155,694	32,107		0

1
The nontax-qualified defined contribution plan represented in the above table is the benefit equalization plan with sub-accounts that relate to the Savings and Stock Investment Plan ("SSIP") and the Ford Retirement Plan ("FRP"). This plan is unfunded. Notional amounts are credited by book entry to the participants' account. Participants choose how to allocate the notional amounts from a menu of investment measurement options used solely for the purpose of valuing the participants' accounts. These are considered notional investments. The performance of an individual's investment option(s) tracks the notional value as if an actual investment was made in such option(s).

For the BEP-SSIP sub-account, investment options include: target-date retirement funds; passively and actively managed domestic, global, and international equity funds; fixed income funds; a Company common stock fund; a real asset fund; and a stable value fund. Participants may change their investment elections at any time. The BEP-FRP sub-account offers a subset of these investment measurement options, which does not include a Company common stock fund. Distribution of account balances from these nonqualified plans may be delayed for six months in accordance with Code Section 409A.

The BEP-SSIP sub-account preserves benefits that are substantially equal to any Company matching contributions that would have been made under the SSIP but limited due to Code limitations. Likewise, the BEP-FRP sub-account provides notional credits equivalent to Company contributions that would have been made under the FRP account but for Code limitations.

The FRP is a tax-qualified, defined contribution profit sharing plan for employees hired or rehired beginning January 1, 2004. The Company makes scheduled contributions to a participant's FRP account calculated as a percentage of base salary using a percentage established based on an employee's age. The Defined Contribution Supplemental Executive Retirement Plan ("DC SERP") provides certain executives a notional account balance which provides retirement benefits in addition to those provided by the FRP. To be eligible for DC SERP Company credits, an executive must be hired on or after January 1, 2004 and be Leadership Level 4 (LL4) or above. Company credits are calculated as a percentage of base salary based on the executive's age and position. To be eligible for DC SERP payments after separation, an executive must have attained at least 5 years of service at Leadership Level 4 or above, and be either 55 years of age with 10 years of total service or 65 years of age with 5 years of total service immediately preceding separation, and separate from service with Company approval. See Compensation Discussion & Analysis — Retirement Plans on pp. 76-77.

Initial notional credits to both the BEP: SSIP/FRP sub-accounts and Company contributions to the FRP are allocated to each sub-account's and FRP default investment option. Thereafter, participants may transfer the credits to the BEP-SSIP/FRP and the Company contributions to the FRP to any other investment option available under the respective plans and also elect how any future notional credits and Company contributions are allocated. Vested account balances of both the BEP-SSIP/FRP sub-accounts are distributed in cash in a lump sum as soon as practicable after death or separation from Ford. An employee becomes fully vested under these sub-accounts three years from their

88	EXECUTIVE COMPENSATION	2021 Proxy Statement

  original date of hire with Ford. All of the Named Executives participate in the BEP-SSIP. In addition, Messrs. Farley, Hackett, and Stone participate in the BEP-FRP and DC-SERP.

2
The amounts shown in column (c) for the Named Executives are reflected in column (i) of the Summary Compensation Table on p. 80 and represent credits made to their SERP and BEP-SSIP/FRP sub-accounts, respectively.

3
None of the amounts shown in column (d) are reflected in the Summary Compensation Table.

4
The following amounts were reported in the Summary Compensation Table in prior years: Mr. Farley: $696,261; Mr. Lawler: $0; Mr. Ford: $601,537; Mr. Thai-Tang: $0; Mr. Galhotra: $0; Mr. Hackett: $1,066,155; and Mr. Stone: $123,918. Mr. Stone forfeited all nonqualified deferred compensation when he resigned and separated from the Company in October 2020.

EXECUTIVE COMPENSATION	2021 Proxy Statement	89

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We maintain certain plans whereby we provide compensation and benefits to executives, including the Named Executives, in the event of a termination of employment. For disclosure of benefits pursuant to employment separation under our qualified and nonqualified pension plans for each of the Named Executives, see the Pension Benefits in 2020 table and related footnotes on pp. 86-88. For disclosure of payments due, if any, to each of the Named Executives pursuant to our nonqualified deferred compensation plans, please see the Nonqualified Deferred Compensation in 2020 table and related footnotes on pp. 88-89. In the table below, Messrs. Lawler, Ford, Thai-Tang and Galhotra are shown as receiving amounts in the "Retirement Eligible" column because they each qualify as retirement eligible under our plans.

We do not have formal agreements with any Named Executive, other than Messrs. Farley and Stone, regarding acceleration of awards or provision of benefits related to termination of employment; however, each of the Named Executives may be entitled to certain compensation and benefits under our plans in such circumstances. Award agreements under our Long-Term Incentive Plans provide that a change in control occurs upon any merger or consolidation in which the Company is not the surviving entity. The Compensation Committee adopted a double trigger change in control provision beginning with equity grants made in 2016. Under this provision, an executive's employment would have to be terminated or his duties reduced before any accelerated vesting of equity awards in a change in control situation. Please refer to Compensation Discussion and Analysis — 2020 Compensation Highlights on pp. 57-60, footnote 7 on p. 92, and the table on p. 93 for information about agreements the Company has with Messrs. Farley and Stone, respectively, regarding termination of employment.

The following table for the Named Executives assumes that the relevant triggering event occurred on December 31, 2020. Mr. Stone is not included in the table because he resigned and separated from the Company in October 2020. Accordingly, the amounts actually paid to Mr. Stone as a result of his resignation and separation are included separately following this table. Unless otherwise noted, the fair market values of stock-based compensation (e.g., Performance Units or Restricted Stock Units) were calculated using the closing price of Ford common stock ($8.79) on the NYSE on December 31, 2020.

90	EXECUTIVE COMPENSATION	2021 Proxy Statement

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Benefits and Payments Upon Termination	Voluntary Termination ($)	Retirement Eligible ($)	Change In Control (CIC) [7] ($)	Involuntary Not for Cause Termination [7] ($)	For Cause Termination ($)	Death or Disability ($)

James Farley
Compensation:
Base Salary	0	0	1,700,000	1,700,000	0	0
Incentive Bonus Plan [1]	0	0	1,952,500	1,952,500	0	449,100
Performance Units [2]	0	0	1,557,693	0	0	1,557,693
Restricted Stock Units [3]	0	0	4,486,082	0	0	4,486,082
Stock Options [4]	0	0	3,312,216	3,312,216	0	0
Benefits and Perquisites:
Evaluation Vehicles [5]	0	0	0	0	0	70,642
Life Insurance/Death Benefit [6]	0	0	0	0	0	5,170,833
Total:	0	0	13,008,491	6,964,716	0	11,734,350

John Lawler
Compensation:
Incentive Bonus Plan [1]	0	154,400	0	0	0	154,400
Performance Units [2]	0	390,654	390,654	0	0	390,654
Restricted Stock Units [3]	0	3,290,923	3,290,923	0	0	3,290,923
Stock Options [4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles [5]	0	27,313	0	0	0	70,642
Life Insurance/Death Benefit [6]	0	0	0	0	0	3,041,667
Total:	0	3,863,290	3,681,577	0	0	6,948,286

William C. Ford
Compensation:
Incentive Bonus Plan [1]	0	230,000	0	0	0	230,000
Performance Units [2]	0	3,253,759	3,253,759	0	0	3,253,759
Restricted Stock Units [3]	0	4,006,306	4,006,306	0	0	4,006,306
Stock Options [4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles [5]	0	19,847	0	0	0	70,642
Life Insurance/Death Benefit [6]	0	0	0	0	0	5,170,833
Total:	0	7,509,912	7,260,065	0	0	12,731,540

Hau Thai-Tang
Compensation:
Incentive Bonus Plan [1]	0	310,500	0	0	0	310,500
Performance Units [2]	0	1,220,913	1,220,913	0	0	1,220,913
Restricted Stock Units [3]	0	5,386,283	5,386,283	0	0	5,386,283
Stock Options [4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles [5]	0	21,351	0	0	0	70,642
Life Insurance/Death Benefit [6]	0	0	0	0	0	3,650,000
Total:	0	6,939,047	6,607,196	0	0	10,638,338

Kumar Galhotra
Compensation:
Incentive Bonus Plan [1]	0	258,750	0	0	0	258,750
Performance Units [2]	0	830,927	830,927	0	0	830,927
Restricted Stock Units [3]	0	2,517,324	2,517,324	0	0	2,517,324
Stock Options [4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles [5]	0	15,330	0	0	0	70,642
Life Insurance/Death Benefit [6]	0	0	0	0	0	3,041,667
Total:	0	3,622,331	3,348,251	0	0	6,719,310

James Hackett
Compensation:
Incentive Bonus Plan [1]	0	0	0	0	0	828,000
Performance Units [2]	0	0	4,106,688	0	0	4,106,688
Restricted Stock Units [3]	0	0	5,014,343	0	0	5,014,343
Stock Options [4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles [5]	0	0	0	0	0	70,642
Life Insurance/Death Benefit [6]	0	0	0	0	0	5,475,000
Total:	0	0	9,121,031	0	0	15,494,673

1
See column (g) of the Summary Compensation Table on p. 80. Since the amounts in column (d) of the Summary Compensation Table are paid at the discretion of the Compensation Committee, they are not considered as a payment due upon termination.

EXECUTIVE COMPENSATION	2021 Proxy Statement	91

2
The 2018, 2019, and 2020 Performance Unit opportunities have three-year performance periods, ending December 31, 2020, December 31, 2021, and December 31, 2022, respectively (see column (h) of Outstanding Equity Awards at 2020 Fiscal Year-End table and footnote 4 on pp. 84-86). The amounts shown in the Change In Control column above reflect the value of the performance to metrics of the 2018, 2019, and 2020 Performance Unit opportunities as of December 31, 2020. In each case we multiplied the Performance Unit target opportunity (see Outstanding Equity Awards at 2020 Fiscal Year-End table and footnote 4 on pp. 84-86) by the performance-to-metrics as of December 31, 2020, which was 17% for each of the 2018, 2019, and 2020 Performance Unit grants. We multiplied that product by the fair market value of Ford common stock at December 31, 2020, which was $8.79. For terminations resulting from death or disability or for those Named Executives who are retirement eligible, the 2018, 2019, and 2020 Performance Unit grants provide that the executive will receive 100% of the Final Award determined by the Compensation Committee at the end of the respective three-year performance period. Consequently, the value of that final award, if any, cannot be determined at this time; however, SEC rules require a reasonable estimate be made of such value. We decided to use the same performance-to-metrics (17%, in each case) as of December 31, 2020, as a reasonable estimate of the possible value of the final awards to be made in 2021, 2022, and 2023.

3
At December 31, 2020, each of the following Named Executives had unvested Restricted Stock Units as follows: Mr. Farley: 510,362; Mr. Lawler: 374,394; Mr. Ford: 455,780; Mr. Thai-Tang: 612,774; Mr. Galhotra: 286,385; and Mr. Hackett: 570,460. The amounts shown indicate the fair market value of the unvested Restricted Stock Units as of December 31, 2020 (see column (f) of the Outstanding Equity Awards at 2020 Fiscal Year-End table and footnote 2 on pp. 84-86). The awards will vest according to the normal vesting schedule in the event of early retirement or normal retirement and will vest immediately in the event of death or disability. For Time-Based Units, if a change in control occurs and Ford is not the surviving entity, unvested Time-Based Units will terminate if such awards have been replaced by comparable awards from the acquiring entity, unless any recipient is terminated or there is a reduction in an executive's responsibilities as of the date of the change in control. In those cases, or in the event awards are not replaced with comparable awards, such unvested awards will vest immediately prior to the change in control. Restricted Stock Units are subject to clawback provisions if they resulted from Final Awards of Performance Units (see Corporate Governance — Risk Assessment Regarding Compensation Policies and Practices on pp. 16-17). Restricted Stock Units are also subject to forfeiture for violations of non-compete provisions and occurrences of conduct inimical towards the Company.

4
Pursuant to our Long-Term Incentive Plans, if a change in control occurs, any outstanding option shall terminate; but if one year has lapsed from the grant date of the option, any unvested portion of an option grant becomes exercisable immediately prior to the change-in-control. As of December 31, 2020, no Named Executive held options that would become exercisable under this provision; however, under the terms of Mr. Farley's employment agreement, vesting requirements will be removed from his 2020 stock option grant in the event his employment is terminated other than 'for cause' or if there is a change in control of the Company accompanied by his resignation for 'good reason,' either of which occurs within five years of his appointment to President and CEO (see footnote 7 below). As of December 31, 2020, 1,809,954 options would become exercisable under this provision of Mr. Farley's employment agreement. The amounts shown are the values of the "in-the-money" options, which means those options where the fair market value of our common stock at December 31, 2020, exceeded the exercise price of the option, multiplied by the number of options.

5
The amount shown for evaluation vehicles under the "Retirement Eligible" column reflects the annual cost of providing vehicles for 2020 under the Evaluation Vehicle Program for each executive (see footnote (i) to the All Other Compensation in 2020 table on pp. 81-82). The amounts shown under the "Death or Disability" column for the Named Executives reflect the three-year average costs for vehicles under our surviving spouse vehicle program. Under that program, the surviving spouse receives a car allowance to purchase one of our products. The costs include the A-Plan price of the vehicle, sales tax, and title, registration, and document fees.

6
The amounts shown include: (i) proceeds from Company paid life insurance; and (ii) a death benefit payable to the next of kin in an amount equal to 80 hours of salary at the hourly rate.

7
Mr. Farley's employment agreement (see Exhibit 10-N to Ford's Annual Report on Form 10-K for the year ended December 31, 2020) provides that, conditioned on his agreement not join a competitor for two years after the date of his termination and delivery of an acceptable waiver and release, he receives certain compensation and benefits in the event his employment is terminated other than "for cause" or if there is a change in control (as defined in the employment agreement) of the Company accompanied by his resignation for "good reason," either of which occurs within five years of his appointment to President and CEO. In general, a "for cause" termination results from: (i) any act of dishonesty or knowing or willful breach of a fiduciary duty that is intended to result in Mr. Farley's personal enrichment or gain at the expense of the Company or any of its affiliates or subsidiaries; (ii) commission of a felony involving moral turpitude or unlawful, dishonest, or unethical conduct that a reasonable person would consider damaging to the reputation or image of the Company; (iii) any material violation of published standards of conduct applicable to Ford officers or executives of Ford that warrants termination; (iv) insubordination or refusal to perform assigned duties or to comply with the lawful directions of supervisors; or (v) any deliberate, willful, or intentional act that causes substantial harm, loss or injury to Ford. In general, "good reason" means the occurrence, without Mr. Farley's express written consent, of any of the following events during the Protected Period (which shall be the two-year period beginning as of the date of a change in control): (i) subject to the provision below on duplication of payments, a reduction of Mr. Farley's base salary as in effect immediately prior to a change in control or of such higher base salary as may have been in effect at any time during the Protected Period, except in connection with the termination of Mr. Farley's employment for cause or on account of long-term disability or death, or except where executive pay is reduced across the Company or a substantial portion of the Company as a cost-saving measure; (ii) subject to the provision below on duplication of payments, the failure to pay Mr. Farley any portion of his aggregate compensation including, without limitation, annual bonus, long-term incentive, and any portion of his compensation deferred under any plan, agreement, or arrangement that is payable or has accrued prior to a change in control, within thirty days of the date payment of any such compensation is due; (iii) the failure to afford Mr. Farley annual cash bonus and long-term equity incentive compensation target opportunities at a level which, in the aggregate, is at least equal to 80% of the aggregate level of annual cash bonus and long-term equity incentive compensation target opportunities made available to Mr. Farley immediately prior to the change in control, except in connection with the termination of Mr. Farley's employment for cause or on account of long-term disability or death; (iv) a material diminution or change in the responsibilities of Mr. Farley without his consent, as such responsibilities existed immediately prior to the change in control; and (v) notwithstanding any other provision of the employment agreement, Mr. Farley shall have the right to terminate his employment, with such termination being

92	EXECUTIVE COMPENSATION	2021 Proxy Statement

  deemed as if a termination for good reason during the Protected Period, if any successor to the Company does not assume these obligations upon a change in control.

  Notwithstanding any provision in Mr. Farley's employment agreement to the contrary, if Mr. Farley is entitled upon a termination of employment to any change of control related benefits or payments under an employment or other agreement, or a severance plan, Mr. Farley shall not be entitled upon such termination to any duplicative payment or benefits under his employment agreement but instead shall receive only the greater payment or benefit, determined on an item by item basis. The following summarizes the severance arrangements:

  •
  one year of base salary (see Compensation Discussion and Analysis — Base Salary on pp. 61-62), plus annual bonus target (see Compensation Discussion and Analysis — Annual Cash Incentive Awards on pp. 63-66); and

  •
  removal of any outstanding vesting requirements on his 2020 stock option grant (see Compensation Discussion and Analysis — Long-Term Incentive Awards on pp. 70-76).

Tim Stone

Effective October 1, 2020, Mr. Stone resigned from his role as Vice President, Chief Financial Officer, in order to pursue a new opportunity, and provided transition services until he separated from the Company effective October 15, 2020. The table below shows the benefits paid to Mr. Stone pursuant to, and in exchange for the waiver of claims and the non-compete, non-disclosure, non-disparagement, and non-solicitation provisions contained within, the executive separation waiver and release agreement between the Company and Mr. Stone (see Compensation Discussion and Analysis—2020 Compensation Highlights on pp. 57-60 and Exhibit 10-M-1 to Ford's Annual Report on Form 10-K for the year ended December 31, 2020).

Tim Stone
Compensation:
Incentive Bonus Plan [1]	$258,750
Performance Units [2]	0
Time-Based Units [3]	$1,596,779
Evaluation Vehicles [4]	0
Total:	$1,855,529

1
See column (g) of the Summary Compensation Table on p. 80. Mr. Stone's incentive bonus was pro-rated to reflect his time in service as Chief Financial Officer.

2
Mr. Stone forfeited all Performance Units upon his separation from the Company.

3
Mr. Stone retained 209,551 unvested Time-Based Units that will vest according to the normal vesting schedule. The amount shown above reflects the number of these Time-Based Units multiplied by the closing price of Ford stock on October 15, 2020 ($7.62), the effective date of his separation from the Company. Mr. Stone forfeited 273,363 Time-Based Units upon his separation. Additionally, as discussed under Compensation Discussion and Analysis—Pandemic Response Award on pp. 66-69, Mr. Stone received a grant of Pandemic Response TB-RSUs with a grant date value of $303,750 on March 4, 2021.

4
Mr. Stone was not eligible for the Evaluation Vehicle Program following his separation from the Company.

EXECUTIVE COMPENSATION	2021 Proxy Statement	93

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 about the Company's common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company's existing equity compensation plans, including the Long-Term Incentive Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)

	(a)		(b)		(c) [1]

Equity compensation plans approved by security holders	98,869,333	[2]	12.06	[3]	191,030,025
Equity compensation plans not approved by security holders	0		0		0
Total	98,869,333		12.06		191,030,025

1
The number of securities remaining available for future issuance under the 2018 Plan is based on a formula. The 2018 Plan provides that the maximum number of shares that may be available for Plan Awards (awards of shares of common stock, options, Performance Units, and various other rights relating to common stock) each year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year. This limit is called the 2% Limit. The 2% Limit may be increased to up to 3% in any year, with a corresponding reduction in the number of shares available in later years under the 2018 Plan. As of December 31, 2019, the total number of issued shares of common stock was 4,011,337,810 shares and 2% of such number is 80,226,756 shares. 3% of such number is 120,340,134 shares. Additionally, any unused portion of the 2% Limit for any year, up to a maximum of 100,000,000 shares, may be carried forward and used in later years. For 2020, there were 100,000,000 shares available for use as carry over from the unused portion of the 2% Limit from prior years. There were 38,862,269 shares used during 2020 under the 2018 Plan and 1,515,853 shares were forfeited during 2020.

The number of securities remaining available for issuance under the 2014 Plan is 8,036,307. The 2014 Plan originally had 10,000,000 shares authorized. As of December 31, 2020, 1,963,693 Restricted Stock Units had been granted under the 2014 Plan.

Additional shares may be issued under a deferred compensation plan as a result of future Dividend Equivalents, if we pay dividends on our common stock.

From January 1, 2021 through March 31, 2021, 12,888,019 Restricted Stock Units were granted to certain executives as part of a long-term incentive program.

2
This number includes the following:

(i)
Long-Term Incentive Plans

26,854,297 shares subject to options; 38,249,050 shares covered by Restricted Stock Units; 2,114,194 shares of restricted stock; and 30,591,800 shares representing the maximum number of shares covered by Performance Units that may be earned pursuant to rights granted, assuming the maximum payout level is achieved;

(ii)
Deferred Compensation Plan

2,834 shares, which is the approximate number of shares to be issued; and

(iii)
2014 Plan

1,057,158 Restricted Stock Units that have vested but have not yet settled into shares of common stock.

Under a deferred compensation plan, credits for common stock were credited to book entry accounts based on the fair market value of common stock at the time of the compensation deferral. Additional credits resulted from Dividend Equivalents.

3
This is the weighted-average exercise price of 26,854,297 options outstanding under the Long-Term Incentive Plans.

94	EXECUTIVE COMPENSATION	2021 Proxy Statement

PAY RATIO

As required by proxy rules, we are providing the following pay ratio information with respect to the 2020 fiscal year:

•
the median of the annual total compensation of all our employees (other than the CEO) was $61,778;

•
the total compensation of our Chief Executive Officer, Mr. Farley, with annualization as described below, was $12,491,540; and

•
based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is 202 to 1.

For the year ended December 31, 2020, the total compensation for our current CEO, Mr. Farley, reported in the Summary Compensation Table on p. 80, was $11,802,054. Because Mr. Farley was appointed CEO effective October 1, 2020, in accordance with SEC rules, for the CEO pay ratio calculation, we annualized his Base Salary, Non-Equity Incentive Plan Compensation and certain elements of All Other Compensation that were appropriate to annualize (e.g., Company contributions to 401(k) and retirement plans) as though he had served in the CEO position for the entire year. We did not annualize his Stock Awards because they consisted of an annual equity award granted prior to Mr. Farley's appointment to CEO and a one-time accession award.

As discussed under Compensation Discussion and Analysis—Pandemic Response Award on pp. 66-69, Mr. Farley received a grant of Pandemic Response TB-RSUs on March 4, 2021 with a grant date value of $685,330 as supplemental 2020 compensation. Because SEC rules require that equity awards be included in the Summary Compensation Table in the year that they are granted, this amount is not included in the 2020 Summary Compensation Table. In the interest of full transparency for our shareholders, we are providing the following supplemental pay ratio that includes the Pandemic Response TB-RSU grant to Mr. Farley as part of his compensation: the ratio of the annual total compensation of our Chief Executive Officer, including the March 4, 2021 Pandemic Response TB-RSU grant, to the median of the annual total compensation of all employees is 213 to 1.

Methodology

With respect to the identification of the median employee compensation of all employees (excluding the CEO), the methodology and the material assumptions, adjustments, and estimates that we used to identify the median and determine total compensation (or any elements of total compensation) in 2020 were as follows:

•
We used December 31, 2020 as the date to determine our workforce for purposes of determining the median compensated employee. As of December 31, 2020, our workforce consisted of approximately 186,769 employees, with 90,873 (48.7%) of those employees located in the United States, and 95,896 (51.3%) of those employees located outside of the United States.

EXECUTIVE COMPENSATION	2021 Proxy Statement	95

•
The de minimis exception of the pay ratio rules allows us to exclude up to 5% of our employees based outside of the U.S. Pursuant to the de minimis exception, we excluded 2,288 of our non-U.S. employees (approximately 1.2% of our total employee population, comprised of all of our employees in the countries listed in the table below). Consequently, 184,481 employees were considered in determining the median compensated employee.

Country	Number of Employees

Austria	48
Belgium	395
Chile	31
Colombia	44
Czech Republic	85
Denmark	43
Finland	33
France	288
Greece	20
Hungary	501
Ireland	19
Israel	8
Italy	176
Korea	38
Morocco	11
Netherlands	52
New Zealand	65
Norway	39
Peru	16
Philippines	54
Poland	81
Portugal	17
Puerto Rico	7
Saudi Arabia	8
Sweden	1
Switzerland	53
UAE	152
Uruguay	3
Total	2,288

•
As a global enterprise, Ford maintains multiple payroll systems around the world. In determining the median employee compensation (other than our CEO's compensation), we used total taxable income of each employee as of December 31, 2020. This is often referred to as the "Box 5" number on U.S. W-2 forms. We asked our foreign consolidated subsidiaries to provide an equivalent total taxable income number for employees located in their countries. For employees located outside of the U.S., we converted local currency compensation using the Book Average Internal Revenue Service published rate at December 31, 2020. Also, for those countries that have a non-calendar tax year, we used the total taxable income for all of 2020.

•
Employees who were on leave during any part of 2020 who did not receive any compensation for work performed in 2020 were excluded from the analysis. Employees who were on leave during any part of 2020 who received compensation for work performed in 2020 were included in the analysis, but we did not annualize their compensation due to the complexity and uncertainty inherent in the manual calculations required; instead, the compensation they actually received was used. We did, however, annualize the compensation of employees hired during 2020.

•
Using this methodology, we determined that our median employee was a full-time, salaried employee located in the U.S., with 2020 total taxable income of $55,853. We then calculated the median employee's compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which is the manner in which we calculate the total compensation of our Named Executive Officers as reported in the Summary Compensation

96	EXECUTIVE COMPENSATION	2021 Proxy Statement

  Table, resulting in annual total compensation in the amount of $61,778. It should be noted that the amount used to identify the median compensated employee reflects 2020 taxable income, whereas the annual total compensation amount reflects such employee's compensation as determined under the proxy rule identified above for 2020 compensation. That calculation takes into account certain benefits and compensation not included in the employee's 2020 taxable income, including the Incentive Bonus payment for 2020 performance, which is paid in 2021, and the increase, if any, in the present value of the employee's pension.

EXECUTIVE COMPENSATION	2021 Proxy Statement	97

Shareholder Proposal

We expect the following proposal to be presented by a shareholder at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as they were submitted to us. The proposal contains assertions about the Company or other statements that we believe are incorrect. We have not attempted to refute all of these inaccuracies and take no responsibility for the content of the proposal. The Board of Directors has thoroughly considered the proposal and recommends a vote AGAINST the proposal for the reasons set forth following the proposal.

Proposal 4. Shareholder Proposal

Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who owns 500 shares of common stock, has informed the Company that the following proposal will be presented at the meeting:

Proposal 4 — Equal Voting Rights for Each Share

RESOLVED: Shareholders request that our Board take steps to ensure that all of our company's outstanding stock has an equal one-vote per share in each voting situation. This would encompass all practicable steps including encouragement and negotiation with current and future shareholders, who have more than one vote per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.

This proposal is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts. Corporate governance advocates have suggested a 7-year transition to equal voting rights for each share.

Ford Family shares have 36-votes per share compared to the tiny one-vote per share for regular shareholders. (Some reports say 16-votes per share.) This dual-class voting stock reduces accountability by allowing corporate control to be retained by insiders disproportionately to their money at risk.

This proposal topic has received more than 51% of the independent vote of the non-family Ford stock in each year since 2011. Then Ford took away our right to an in-person annual meeting. This sends a message that in-person contact with shareholders is a nuisance.

Meanwhile 16% of shares rejected management pay in 2020 — a high percentage given the reality that all Ford family shares voted in favor. Well-managed companies that are not family controlled typically receive 5% to 10% rejection of management pay.

Within 4-days of this shareholder meeting shareholders can check on EDGAR whether the percentage rejection for management pay is above 16% and whether this proposal gets more than the 1.5 Billion votes this topic received in 2020. Do not expect Ford management to disclose this during the meeting although they have the preliminary numbers and the final numbers will not change much.

In spite of such consistent 2011 to 2020 support from regular Ford shareholders — Ford management has done absolutely nothing to address this serious issue — not even one small step. And Ford stock is in shambles compared to its 2004 price of $14.

Corporate governance advocates as well as many investors and index managers have pushed back on the Ford-type dual-class structures. S&P Dow Jones Indices said that companies with multiple classes of shares would be barred from entering its flagship S&P 500 index.

Family control is an inferior brand of management for a large company. Why would family members spend serious time to champion a new business concept or offer constructive criticism and thereby risk alienation from the family? The price is too high.

Please vote yes:

Equal Voting Rights for Each Share — Proposal 4

98	SHAREHOLDER PROPOSALS	2021 Proxy Statement

The Board of Directors recommends a vote AGAINST Proposal 4 because it is not in the best interests of Ford and you.

The Ford family has more than an 117-year history of significant involvement in the affairs of the Company; they are bound to the Company not just in an economic sense through Class B shares but also on the basis of heritage, stewardship, and loyalty. Members of the Ford family always have played an important role in the Company both before and after it went public in 1956. As a direct result of the dual-class structure, the Ford family has a special interest in the long-term success of the Company and provides stability in the face of short-term market pressures and outside influences, and their involvement serves to provide a unique culture employees embrace. This structure also ensures that the Company has a solid and loyal investor base throughout economic downturns and crises.

Through their actions during the past century, the Ford family has proven that the long-term success of the Company for the benefit of all shareholders has been, and continues to be, the primary purpose of their involvement. This long-term focus is essential for sustained success in our industry. Never was this more evident than during the financial crisis. With the unwavering support of the Class B shareholders, Ford was able to maintain a resolute focus on accelerating its plans, not just to survive the crisis while protecting your interests as shareholders rather than going through bankruptcy proceedings, but also to build the foundation necessary to establish sustainable and profitable growth for all.

Moreover, the current capital structure has been in place since Ford became a public company in 1956; it was the basis on which those who owned the Company were willing to offer shares to the public and, in the words of the January 17, 1956 Prospectus, "relinquish their exclusive right to vote in the affairs of management." Every purchaser of a share of Ford's common stock since that time has done so based on full disclosure that the Company has two classes of voting stock, consisting of common stock (representing 60% of the voting power), and Class B Stock (representing 40% of the voting power). Indeed, we believe many purchasers of Ford stock are attracted to it because of the dual-class structure, as discussed above. Under the banner of "equal vote," therefore, the proposal actually seeks to upend the 64-year relationship among the Company's shareholders by ignoring the foundational compact on which that relationship was formed as well as the fundamental equitable interests that holders of both classes of stock established by their reliance on that structure.

Of course, neither history alone nor even the unfairness of upending the shareholders' compact would justify continuing the Company's capital structure if there were any demonstration that the interests of shareholders were being harmed because of that structure. But the proponent of the proposal demonstrates nothing of the sort and could not do so. On the contrary, your interests as shareholders have been and will continue to be well served by the Company's longstanding capital structure.

Shareholders, however, need not rely just on capital structure or history to conclude that the proposal is ill-advised, for your interests as shareholders have long been protected within this structure through the Company's adherence to sound corporate governance practices and principles that complement the share capital structure and reinforce the Company's strong commitment to both long-term sustainability and shareholder value. These corporate governance practices are often equal to, or better than, the practices of both single and dual class companies. Among our robust corporate governance practices are the following:

•
annual election of all directors by majority vote;

•
common shareholders have the majority voting power, in contrast to the majority of multi-class companies;

•
Class B shareholders do not have the right to elect any directors separately from common shareholders, in contrast to many dual-class companies;

•
Common shareholders have the right to call special meetings;

•
nine of the director nominees are independent;

•
shareholders may act by written consent; and

•
the CEO and Chairman positions are separate, and the Board has a Lead Independent Director.

SHAREHOLDER PROPOSALS	2021 Proxy Statement	99

In addition to these practices, we have instituted a robust Enterprise Risk Management process that allows for timely identification of, and response to, the top risks facing the Company through a survey process of senior management and the Board of Directors. Once identified, each of the top risks is assigned an executive risk owner who is responsible to oversee risk assessment, develop mitigation plans, and provide regular updates (see Board's Role in Risk Management on pp. 15-18). We continually review our enterprise risk management processes and procedures with the goal of improving our assessment of, and response to, risks.

While competing studies may provide conflicting analysis of the financial performance of dual-class companies generally Ford's performance over the past eight years has been consistently profitable with positive Company operating cash flow. It is important to appreciate that, without accessing taxpayer money or going through a bankruptcy process that would have eliminated shareholder value, we achieved each of the following and more:

•
financed our plan by accessing the debt markets prior to the onset of the financial crisis;

•
invested in new products and technologies that allowed us to emerge from the crisis with the freshest product portfolio in the industry and positioned ourselves to maintain that leadership position;

•
retained our interest in Ford Motor Credit Company, our strategically important finance company;

•
paid back our secured financing by returning to profitability and maintaining consistent profits and cash flow;

•
returned to an investment grade credit rating, and although we were downgraded to non-investment grade during the COVID-19 pandemic, we have maintained a strong balance sheet to weather economic uncertainty and continue to invest in our future and we remain committed to investment grade credit ratings over the long-term;

•
reinstated a dividend in 2012, doubled the dividend rate in the first quarter of 2013; increased it by an additional 25% in the first quarter of 2014; increased it a further 20%, to 15 cents per share per quarter (60 cents per share annually), in the first quarter of 2015; in January 2016, the Board approved the payment of a $0.25 per share supplemental dividend in addition to the $0.15 per share regular quarterly dividend; in January 2017, the Board approved a payment of $0.05 per share supplemental dividend in addition to the $0.15 per share regular quarterly dividend; in January 2018, the Board approved a payment of $0.13 per share supplemental dividend in addition to the $0.15 per share regular quarterly dividend; in 2019 we maintained the $0.15 per share regular dividend; and in January 2020 the Board maintained the $0.15 per share regular dividend, however, due to the COVID-19 pandemic, we suspended the dividend in the second quarter of 2020 and we will reassess the dividend payment in future quarters, taking into account various factors, including our financial condition, operating results, available cash, and current and anticipated cash needs; and

•
returned approximately $21.6 billion to shareholders from 2012-2020 through dividends and share repurchase programs that offset the dilutive effect of our share-based employee compensation plan and the conversions of senior convertible debt.

Our sustained financial performance and corporate governance practices indicate that the interests of all shareholders have been protected under the current structure.

We do not believe that a "one-size-fits-all" approach to corporate governance is appropriate, as best practices for cyclical businesses such as the auto industry may differ from those in other industries. The Board believes that our ownership structure has helped insulate our Company from business cycles and related short-term pressures, while allowing the Board and senior management to focus on our long-term success.

In short, the current share capital structure is in the best interests of the Company. The support of the Class B shareholders has provided significant stability to the business, and the long history of Ford family involvement in the Company has been one of its greatest strengths. For the reasons stated above, the Board of Directors recommends a vote "against" this Proposal because it is not in the best interests of Ford and you.

Your Board's recommendation: AGAINST Proposal 4

100	SHAREHOLDER PROPOSALS	2021 Proxy Statement

Other Items

Shareholder Proposals for 2022

Unless the Board of Directors determines otherwise, next year's annual meeting will be held on May 12, 2022. Any shareholder proposal intended for inclusion in the proxy materials for the 2021 Annual Meeting must be received by the Company's Secretary no later than December 2, 2021, and can be sent via facsimile to 313-322-1200. Shareholder proposals submitted outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will not be considered at any annual meeting of shareholders. The Company will only include in the Notice of Annual Meeting proposals made in compliance with SEC Rule 14a-8 and, under the Company's By-Laws, no business other than that stated in the notice of meeting can be transacted at the meeting.

Annual Report and Other Matters

Ford's 2020 Annual Report, including consolidated financial statements, has been mailed to you or can be viewed by following the instructions on the Notice and Access letter received by you. A list of the shareholders of record entitled to vote at the annual meeting will be available for review by any shareholder, for any purpose related to the meeting between 8:30 a.m. and 5:00 p.m. EDT at Ford Motor Company, World Headquarters, One American Road, Dearborn, Michigan 48126, for ten days prior to the meeting and on the day of the meeting. Shareholders may arrange a time to review the list by contacting our Shareholder Relations Department at 800-555-5259 (U.S. and Canada) or 313-845-8540 (international). The list will also be available to shareholders at www.virtualshareholdermeeting.com/FORD2021 during the annual meeting.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock in "street name," your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement or Notice of Internet Availability of Proxy Materials. This practice is known as "householding," and is designed to reduce our printing and postage costs. If, however, any shareholder residing at such an address wishes to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, he or she may contact his or her broker. For registered holders, he or she may telephone the Shareholder Relations Department at 800-555-5259 (U.S. and Canada) or 313-845-8540 (international) or write to them at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.

Expenses of Solicitation

Ford will pay the cost of soliciting proxies in the accompanying form. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone, facsimile transmission, or other means of electronic communication by directors, officers, and other employees of the Company.

OTHER ITEMS	2021 Proxy Statement	101

Questions and Answers About the Proxy Materials

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF COMMON STOCK AND CLASS B STOCK?

•
Holders of common stock and holders of Class B Stock, as of close of business March 17, 2021, the record date, will vote together without regard to class on the matters to be voted upon at the meeting.

•
Holders of common stock have 60% of the general voting power. Holders of Class B Stock have the remaining 40% of the general voting power.

•
On March 17, 2021, 3,920,346,423 shares of common stock and 70,852,076 shares of Class B Stock were outstanding and, thus, are eligible to be voted.
•
Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon.

•
At this year's meeting, each outstanding share of Class B Stock will be entitled to 36.888 votes on each matter to be voted upon. The number of votes for each share of Class B Stock is calculated each year in accordance with the Company's Restated Certificate of Incorporation.

HOW DO I VOTE MY SHARES?

•
Shares may be voted before the meeting by following the instructions on the proxy card or voting instruction card.

•
Shares may be voted at the meeting by completing a ballot online during the meeting.

•
Company employees or retirees participating in either of the Company's Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee on how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any part of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and administrators of the plans, your voting instructions must be received by 11:59 p.m. EDT on May 10, 2021.

HOW CAN I CHANGE MY VOTE?

You can revoke your proxy at any time before it is exercised by:

•
Submitting written notice of revocation to the Secretary of the Company, which can be sent via facsimile to 313-322-1200;
•
Submitting another proxy by telephone, online, or by mail that is later dated and, if by mail, that is properly signed; or

•
Voting online during the meeting if you are a shareholder of record or a "street name" holder.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

If you do not specify on your proxy card (or when giving your proxy by telephone or online) how you want to vote your shares, we will vote them:

FOR all of the director nominees (Proposal 1);

FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2021 (Proposal 2);

FOR approval of the compensation of the Named Executives (Proposal 3); and

AGAINST the shareholder proposal (Proposal 4).

102	QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS	2021 Proxy Statement

CONFIDENTIAL VOTING POLICY

•
The votes of all shareholders are held in confidence from directors, officers, and employees of the Company except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a shareholder makes a written comment on the proxy card, voting instruction card, or otherwise communicates his or her vote to management.

•
We also continue to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

VOTING RECOMMENDATIONS AND REQUIRED APPROVAL

Proposals 1, 2, and 3 will be presented at the meeting by management, and proposal 4 is expected to be presented by a shareholder.

Proposal		Board Recommendation

1.	Election of Directors (pp. 28-37)	The Board recommends a vote FOR each of the nominees.

2.	Ratification of Accounting Firm (pp. 38-39)	The Board recommends a vote FOR ratification of the independent registered public accounting firm.

3.	Say-on-Pay Approval (pp. 40-97)	The Board recommends a vote FOR approval, on an advisory basis, of the compensation of the Named Executives.

4.	Shareholder Proposal (pp. 98-100)	The Board recommends a vote AGAINST the Shareholder Proposal.

•
A majority of the votes that could be cast by shareholders who are either present online or represented by proxy at the meeting is required to elect the nominees for director and to approve each proposal.

•
The votes are computed for each share as described on p. 102.

•
The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions.

•
Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified.

•
Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and haven't received instructions as to how to vote on those proposals (so-called "broker non-votes") are not considered "shares present" and will not affect the outcome of the vote.

HOW CAN I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

•
Shareholders will be able to log into the virtual annual meeting platform beginning at 8:00 a.m. EDT on May 13, 2021.

•
To participate in the virtual annual meeting visit www.virtualshareholdermeeting.com/FORD2021.
•
Enter your 16-digit control number as indicated.

•
Shareholders may submit questions either before the meeting or during the meeting. For more information regarding how to submit questions see p. 105.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS	2021 Proxy Statement	103

ARE THERE ANY OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

•
We do not know of any other matters to be presented or acted upon at the meeting.

•
Under our By-Laws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders.
•
If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

•
This Proxy Statement and our 2020 Annual Report are available on our website at www.corporate.ford.com and at www.shareholder.ford.com.

•
Instead of receiving paper copies of next year's Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message that will provide a link to those documents online. By opting to access your proxy materials online, you will:

  •
  Gain faster access to your proxy materials;

  •
  Save us the cost of producing and mailing documents to you; and

  •
  Help preserve environmental resources.
•
Ford shareholders who have enrolled in the electronic access service previously will receive their materials online this year.

•
Shareholders of record may enroll in the electronic proxy and Annual Report access service for future annual meetings of shareholders by registering online at www.computershare.com/investor.

•
"Street name" shareholders who wish to enroll for electronic access may register for online delivery of materials by going to www.icsdelivery.com/live.

104	QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS	2021 Proxy Statement

Instructions for the Virtual Annual Meeting

This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/FORD2021 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:00 a.m. Eastern Daylight Saving Time ("EDT") on May 13, 2021. The meeting will begin promptly at 8:30 a.m. EDT on May 13, 2021.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question prior to the Annual Meeting, you may do so beginning at 9:00 a.m. EDT on April 1, 2021, until 11:59 p.m. EDT on April 12, 2021, by logging into www.proxyvote.com and entering your 16-digit control number. Once past the login screen, click on "Question for Management," type in your question, and click "Submit." The www.proxyvote.com website will then re-open for questions beginning at 8:30 a.m. EDT on May 10, 2021 until 11:59 p.m. EDT on May 12, 2021. Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/FORD2021, type your question into the "Ask a Question" field, and click "Submit."

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Any question topics pertinent to meeting matters that are not addressed during the meeting due to time constraints will be addressed and posted online at www.shareholder.ford.com. If we receive questions about the same or similar topics, we may provide a representative question and a single response to avoid repetition. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 844-976-0738 (Toll Free) or 303-562-9301 (International Toll). Technical support will be available starting at 8:00 a.m. EDT on May 13, 2021 and will remain available until thirty minutes after the meeting has finished.

/s/ Jonathan E. Osgood

Jonathan E. Osgood
 Secretary

April 1, 2021

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING	2021 Proxy Statement	105

Appendix I. Cautionary Note on
Forward-Looking Statements

Cautionary Note on Forward-Looking Statements

Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•
Ford and Ford Credit's financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19;

•
Ford is highly dependent on its suppliers to deliver components in accordance with Ford's production schedule, and a shortage of key components, such as semiconductors, can disrupt Ford's production of vehicles;

•
Ford's long-term competitiveness depends on the successful execution of its Plan;

•
Ford's vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs;

•
Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies;

•
Operational systems, security systems, and vehicles could be affected by cyber incidents and other disruptions;

•
Ford's production, as well as Ford's suppliers' production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, or other factors;

•
Ford's ability to maintain a competitive cost structure could be affected by labor or other constraints;

•
Ford's ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness;

•
Ford's new and existing products and mobility services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and mobility industries;

•
Ford's results are dependent on sales of larger, more profitable vehicles, particularly in the United States;

•
With a global footprint, Ford's results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs;

•
Industry sales volume in any of Ford's key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event;

•
Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors;

•
Fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit's investments can have a significant effect on results;

•
Ford and Ford Credit's access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

•
Ford's receipt of government incentives could be subject to reduction, termination, or clawback;

•
Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

•
Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed;

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS	2020 Proxy Statement	I-1

•
Pension and other postretirement liabilities could adversely affect Ford's liquidity and financial condition;

•
Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;

•
Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations;

•
Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers' heightened expectations to safeguard their personal information; and

•
Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

I-2	CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS	2020 Proxy Statement

Notice of 2021
Virtual Annual Meeting of Shareholders
and Proxy Statement

www.corporate.ford.com

During 2020, 1,970 trees were planted as a result of shareholders enrolling in the electronic delivery program for a total of 11,269 trees planted since inception. Experts say 11,269 mature trees will sequester 3,756 tons of carbon over 40 years.

Printed in U.S.A 10% post-consumer waste paper. Please recycle.

Your Vote Counts! FORD MOTOR COMPANY 2021 Virtual Annual Meeting of Shareholders Vote by May 12, 2021 11:59 PM EDT. For shares held in a Plan, vote by May 10, 2021 11:59 PM EDT. FORD MOTOR COMPANY ATTN: SHAREHOLDER RELATIONS ONE AMERICAN ROAD, SUITE 1026 DEARBORN, MI 48126 D36835-P48669-Z78947 You invested in FORD MOTOR COMPANY and it’s time to vote! You have the right to vote on proposals being presented at the Virtual Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 13, 2021. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 29, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 13, 2021 8:30 a.m. EDT Virtually at: www.virtualshareholdermeeting.com/FORD2021 *Please check the meeting materials for any special requirements for meeting attendance. V1 For complete information and to vote, visit www.ProxyVote.com Control #

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items D36836-P48669-Z78947 Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. 1. Election of Directors Nominees: 1a. Kimberly A. Casiano For 1b. Anthony F. Earley, Jr. For 1c. Alexandra Ford English For 1d. James D. Farley, Jr. For 1e. Henry Ford III For 1f. William Clay Ford, Jr. For 1g. William W. Helman IV For 1h. Jon M. Huntsman, Jr. For 1i. William E. Kennard For 1j. Beth E. Mooney For 1k. John L. Thornton For 1l. John B. Veihmeyer For 1m. Lynn M. Vojvodich For 1n. John S. Weinberg For 2. Ratification of Independent Registered Public Accounting Firm. For 3. Say-on-Pay - An Advisory Vote to Approve the Compensation of the Named Executives. For 4. Relating to Consideration of a Recapitalization Plan to Provide That All of the Company’s Outstanding Stock Have One Vote Per Share. Against

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. FORD MOTOR COMPANY ATTN: SHAREHOLDER RELATIONS ONE AMERICAN ROAD, SUITE 1026 DEARBORN, MI 48126 During The Meeting - Go to www.virtualshareholdermeeting.com/FORD2021 You may participate in the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which shareholders may attend the Meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D36819-P48669-Z78947 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FORD MOTOR COMPANY The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2 and 3. For ! ! ! ! ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1. Election of Directors 1a. Kimberly A. Casiano 1b. Anthony F. Earley, Jr. For ! Against ! Abstain ! 1c. Alexandra Ford English 2. Ratification of Independent Registered Public Accounting Firm. 1d. James D. Farley, Jr. 3. Say-on-Pay - An Advisory Vote to Approve the Compensation of the Named Executives. ! ! ! 1e. Henry Ford III 1f. William Clay Ford, Jr. The Board of Directors recommends a vote AGAINST Proposal 4. 1g. William W. Helman IV 1h. Jon M. Huntsman, Jr. ! ! ! 4. Relating to Consideration of a Recapitalization Plan to Provide That All of the Company's Outstanding Stock Have One Vote Per Share. 1i. William E. Kennard 1j. Beth E. Mooney 1k. John L. Thornton 1l. John B. Veihmeyer 1m. Lynn M. Vojvodich 1n. John S. Weinberg NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D36820-P48669-Z78947 Proxy — Ford Motor Company Proxy Solicited by Board of Directors for Virtual Annual Shareholder Meeting – May 13, 2021 The undersigned hereby appoints John T. Lawler and John F. Mellen, or either of them, proxies ("Proxies") each with the power of substitution, to represent and vote the shares of common stock which the undersigned is entitled to vote on all matters, unless the contrary intent is indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present at the Ford Motor Company Virtual Annual Meeting of Shareholders to be held online at 8:30 a.m. Eastern Daylight Saving Time on May 13, 2021 or at any postponement or adjournment thereof. The Proxies shall vote the shares represented by this Proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the Proxies shall vote the shares (a) "FOR" the election as directors of all the nominees named in the Proxy Statement and listed on the reverse side hereof or any person selected by the Board of Directors in substitution of any of the nominees (Proposal 1), (b) "FOR" Proposals 2 and 3, each of which is set forth in the Proxy Statement, and (c) "AGAINST" Proposal 4, which is set forth in the Proxy Statement. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If you are a Company employee or retiree participating in either of the Company’s Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, then you may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions, unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and/or administrators of the plans, your voting instructions must be received by 11:59 p.m. Eastern Daylight Saving Time on May 10, 2021. (Continued and to be voted on reverse side.)